SCHEDULE 14A
                                 (RULE 14a-101)

                   INFORMATION REQUIRED IN REQUEST FOR PROXIES
                            SCHEDULE 14A INFORMATION

         REQUEST FOR PROXIES PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:


|X|   Preliminary Request for proxies
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Request for proxies
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Section 240.14a-12

                          STOCK MARKET SOLUTIONS, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

(Name of Person(s) Filing Request for written consent via proxy if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      (5)   Total fee paid:

--------------------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11( a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

--------------------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3)   Filing Party:

--------------------------------------------------------------------------------

      (4)   Date Filed:

                          STOCK MARKET SOLUTIONS, INC.
                             3675 N E Skyline Drive
                           Jensen Beach, FL 34957-3917
                                  772-334-7129


                                January ___, 2006


Dear Stockholder:

Stock Market Solutions, Inc., or SMS, is requesting that you give your written consent via proxy under Nevada law to approve a reverse stock split of 1 share of common stock for every 10 shares of common stock owned.


SMS's proposed merger with Texas Prototypes, Inc., or TXP, which provides for the exchange of all of the outstanding shares of TXP for 89,298,042 of the issued and outstanding shares of SMS, gives rise to the Proposal, as without the proposed reverse split of SMS's common stock, SMS will not have enough authorized and unissued common stock to meet this obligation under the merger agreement with TXP.


We do not intend to and are not required to have a special meeting to consider the Proposal under Nevada law.

Under Nevada law, the Proposal must be approved by shareholders owing a majority of our issued and outstanding common stock. SMS currently has 49,976,729 shares of common stock issued and outstanding. Therefore, SMS needs to secure written consent via proxies of shareholders owning in excess of 24,988,365 shares of SMS's common stock for the Proposal to be adopted. There is nothing in SMS's articles of incorporation or bylaws that prevents securing votes for the Proposal by written consent via proxy only.

All voting matters are described in further detail in the accompanying request for written consent via proxy.

After careful consideration, SMS's Board of Directors has determined that the foregoing Proposal is in the best interest of SMS and has unanimously recommended that SMS's stockholders vote "FOR" the Proposal described in the accompanying request for written consent via proxy.

Please read the accompanying request for written consent via proxy carefully. You can ensure that your shares are represented and voted by promptly completing, signing, dating and returning the enclosed written consent via proxy. You may revoke your written consent via proxy in the manner described in the request this written consent via proxy at any time before written consent via proxies have been received from shareholders owning in excess of 24,988,365 shares of SMS's common stock.


                                        Sincerely,

                                        /s/ Richard Smitten
                                        ---------------------------------------
                                            Richard Smitten,
                                            President

                  SUMMARY TERM SHEET OF THE MERGER TRANSACTION

SMS proposes to merge with TXP in a transaction that provides for the exchange of all of the outstanding shares of TXP for 89,298,042 shares of common stock SMS.

      o Parties to the transaction: Stock Market Solutions, Inc., a Nevada corporation, and Texas Prototypes, Inc., a Texas corporation. See "Parties Involved in the Proposed Merger," page 23.

      o Reasons for the merger: Potential preservation of or increase in value for current SMS shareholders in that SMS has never had revenues and has an unproven product which may not prove successful, resulting in a potential loss of existing shareholders' investment; while TXP has a proven business model that has generated revenues. See "Reasons for the Merger," page 18.

      o Relationship between the merger and the reverse split proposal: The Proposal to reverse split our stock of 1 share of common stock for every 10 shares of common stock owned is necessary in order to meet our share issuance requirement under our merger agreement with TXP. Without adoption of the proposed reverse split of SMS's common stock, SMS will not have enough authorized and unissued common stock to meet its share issuance obligation under the merger agreement with TXP. See "Proposal - Reverse Stock Split," page 13.

      o Interests of SMS management in the merger: At or following the closing of the merger, under the terms of the merger agreement, Mr. Richard Smitten, president of SMS, may be allowed to purchase SMS's existing Livermore-based business in exchange for the elimination of a $150,000 obligation owed him by SMS. See "Interest of Certain Persons in or Opposition to Matters to be acted upon," page 62.

      o Number of votes already committed in favor of the reverse split proposal: Richard Smitten, SMS's President and owner of 11,000,000 shares of SMS's common stock, or approximately of SMS's current issued and outstanding common stock, has given his consent. No other shareholder has given written consent or written consent via proxy required under Nevada law. See "Questions and Answers," page 5.

      o Accounting treatment of the transaction: The transaction is anticipated to be accounted for as a recapitalization of Texas Prototypes, Inc. See "Stock Market Solutions' Plan of Operations," page 37.

      o Federal income tax treatment of the transaction: The merger is exempt from any federal income taxes and that there are no federal tax consequences to SMS. See "Terms of the Transaction," page 18.

                              QUESTIONS AND ANSWERS

Q: WHAT ARE THE MATTERS TO BE CONSIDERED IN THIS REQUEST FOR WRITTEN CONSENT VIA PROXY?

A: We are asking you to vote by written consent via proxy on a Proposal to approve a reverse stock split of 1 share of common stock for every 10 shares of common stock owned.


Q: WHAT WILL HAPPEN IF WE DO NOTSECURE SUFFICIENT WRITTEN CONSENTS TO APPROVE THE REVERSE SPLIT?

A: The proposed merger with TXP cannot be closed.

Q: WHAT WILL BE THE EFFECT ON PERCENTAGE OWNERSHIP OF SMS SHARES BY EXISTING SMS STOCKHOLDERS ASSUMING APPROVAL OF THE REVERSE SPLIT AND CLOSING OF THE TXP MERGER?

A: After approval of the reverse split, if obtained, and the merger with TXP, if closed, existing stockholders of SMS who now own in the aggregate 100% of SMS's issued and outstanding shares will own less than 6% of SMS's post-merger issued and outstanding shares.

Q: IS STOCKHOLDER APPROVAL REQUIRED FOR THE REVERSE SPLIT?

A: Yes. Under Nevada Revised Statutes Section 78.320 (2) and (3), we are required to obtain the affirmative vote of the majority of SMS's outstanding shares of common stock to approve the reverse split.


Q: HAS ANYONE GIVEN WRITTEN CONSENT OR A WRITTEN CONSENT VIA PROXY?

A: Richard Smitten, SMS's President and owner of 11,000,000 shares of SMS's common stock, or approximately 22% of SMS's current issued and outstanding common stock, has given his consent. No other shareholder has given written consent or written consent via proxy required under Nevada law.

Q: WHAT SHOULD I DO NOW?

A: After carefully reading and considering the information contained in this document, you should cast your vote by completing, signing and dating your written consent via proxy and returning it to SMS by mail or fax.

Q: WILL THERE BE A SPECIAL MEETING TO CONSIDER THE PROPOSAL?

A: No. Under Nevada law, no meeting is required.

Q: WHEN SHOULD I SEND MY WRITTEN CONSENT VIA PROXY? CAN I CHANGE MY VOTE?

A: You should send in your written consent via proxy as soon as possible so that your shares will be voted. You may change or revoke your consent at any time before a majority of shares have consented to the Proposal by sending a written notice to SMS's Secretary. See "Information About Solicitation and Voting -- Voting and Revocation of Written consent via proxy." We will send written notice to shareholders when the Proposal has been adopted and shareholders may no longer change or revoke their consent. Under Nevada law, we may solicit written consents for an unlimited amount of time, until such time as a majority of shares have consented to the Proposal. We do not intend to conduct additional solicitations in order to receive the required consent.

Q: WHAT HAPPENS IF I DO NOT VOTE?

A: If you fail to submit a written consent via proxy, your shares will not be counted and will have the same effect as a vote against the Proposal to amend the articles of incorporation.

Q: IF MY SHARES ARE HELD BY A BROKER, CUSTODIAN BANK OR OTHER NOMINEE, HOW CAN I VOTE?

A: If your shares are held by a broker, custodian bank or other nominee, you must contact them to vote on your behalf. They cannot vote your shares without receiving instructions from you. If you instruct them on how to vote your shares, you must follow directions received from them if you wish to change your vote.

Q: AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSAL?

A: No. Under Nevada law, you are not entitled to dissenters' or appraisal rights in connection with the Proposal.

Q: WHAT IS THE PROCEDURE THAT WILL BE FOLLOWED WITH RESPECT TO MY GIVING WRITTEN CONSENT VIA PROXY? A: As set forth in the attached written consent via proxy card, you will appoint Richard Smitten, as Proxy, with the power to appoint his substitute, and authorize him, or such substitute, to execute a written consent via proxy to approve the 1 share for 10 shares reverse split under Nevada Revised Statutes Section 78.320 (2) and (3). - Stockholders' meetings: Consent for actions taken without meeting. Q: WHAT SHOULD I DO IF I HAVE ANY QUESTIONS?

A: If you have any questions or otherwise need assistance, please contact Richard Smitten, Secretary, by mail at STOCK MARKET SOLUTIONS, INC., 3675 N E Skyline Drive, Jensen Beach, FL 34957-3917; Telephone: 772-334-7129.


This request for written consent via proxy is first being mailed to SMS's stockholders on or about January ___, 2006.

                          STOCK MARKET SOLUTIONS, INC.

                      REQUEST FOR WRITTEN CONSENT VIA PROXY


To the Stockholders of Stock Market Solutions, Inc.:

Stock Market Solutions, Inc., or SMS, is requesting that you give your written consent via proxy under Nevada law to approve a reverse stock split of 1 share of common stock for every 10 shares of common stock owned.


This reverse split is being proposed in connection with a proposed merger transaction between SMS and Texas Prototypes, Inc., or TXP, in a transaction in which shareholder of TXP will exchange of all of the outstanding shares of TXP for 89,298,042 shares of common stock SMS.



SMS's Board of Directors has unanimously approved and authorized, and recommends your approval of the reverse split and believes that this transaction is advisable, fair to and in the best interests of SMS's stockholders. The board recommends that you vote "FOR" the Proposal described above.

PLEASE SIGN AND RETURN THE ENCLOSED WRITTEN CONSENT VIA PROXY AS PROMPTLY AS POSSIBLE.

                                        By Order of the Board of Directors,

                                        /s/ Richard Smitten
                                        ---------------------------------------

                                        Richard Smitten,
                                        Secretary

Jensen Beach, FL

January ___, 2006

                                TABLE OF CONTENTS
                                -----------------


SUMMARY TERM SHEET OF THE MERGER TRANSACTION                                  5
QUESTIONS AND ANSWERS                                                         5
INFORMATION ABOUT STOCK MARKET SOLUTIONS, INC.                                10
INFORMATION ABOUT SOLICITATION AND VOTING                                     10
THE PROPOSAL AND VOTING REQUIREMENTS                                          11
DISSENTERS' AND APPRAISAL RIGHTS                                              11
VOTING AND REVOCATION OF WRITTEN CONSENT VIA PROXIES                          11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                12
PROPOSAL  - REVERSE STOCK SPLIT                                               13
REASONS FOR THE MERGER                                                        18
TERMS OF THE TRANSACTION                                                      18
PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS                                   22
PARTIES INVOLVED IN THE PROPOSED MERGER                                       23
REGULATORY APPROVALS                                                          35
REPORTS, OPINIONS, APPRAISALS                                                 36
INTERESTS OF SMS MANAGEMENT IN THE MERGER                                     36
STOCK MARKET SOLUTIONS' PLAN OF OPERATIONS                                    37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
PLAN OF OPERATION OF TXP                                                      40
DESCRIPTION OF SMS SECURITIES                                                 59
STANDBY EQUITY DISTRIBUTION AGREEMENT                                         59
ADDITIONAL INFORMATION                                                        62
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON      62
PROPOSAL BY SECURITY HOLDERS                                                  62
EXPENSE OF REQUEST FOR WRITTEN CONSENT VIA PROXY                              62
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS                  63
COMPANY CONTACT INFORMATION                                                   63
APPENDIX:  FINANCIAL STATEMENTS                                               65

                          STOCK MARKET SOLUTIONS, INC.
                      REQUEST FOR WRITTEN CONSENT VIA PROXY

                 INFORMATION ABOUT STOCK MARKET SOLUTIONS, INC.

SMS is a Nevada corporation formed in June 1994 under the name Cyber Synergy, Inc. to develop stock market related software applications. In November 1999, we changed SMS's name to Jesse Livermore.com, Inc. In December 2001 we changed SMS's name to Stock Market Solutions, Inc. SMS's principal executive offices are located at 3675 N E Skyline Drive, Jensen Beach, FL 34957-3917, telephone:
772-334-7129.

We have been attempting to develop a teaching and a computer-trading program designed to provide educational/instructional assistance and aid to those stock market traders who wish to learn how to trade in the stock market using a system previously developed by an early 20th century stock market trader, Jesse Livermore. We anticipated using the Internet to execute this on-line computer based stock trading system to show stock market traders how to use a trading program which they can learn, practice and then, if they so desire, use for their own account.


                    INFORMATION ABOUT SOLICITATION AND VOTING

Written Consent Via Proxy Solicitation


This document is being delivered to you in connection with the solicitation by the Board of Directors of written consent via proxy for the Proposal. We will pay all expenses in connection with solicitation of the written consents via proxy. SMS's officer and director, who will receive no additional compensation for his services, may solicit written consents via proxy by telephone or personal call. We have asked brokers and nominees who hold stock in SMS's stockholders' names to give this document to their customers. This document is first being mailed on or about January ___, 2006.


Record Date

SMS's stockholders of record at 5:00 p.m. New York time on July 1, 2005, the record date, are entitled give consent. Each holder of record of SMS's common stock at the close of business on the record date is entitled to one vote for each share then held on each matter voted on by stockholders. At the close of business on the record date, there were 49,976,729 shares of SMS's common stock issued and outstanding held by approximately 70 holders of record.

If you hold your shares of common stock through a broker, custodian bank or other nominee, generally the nominee may only vote SMS's common stock in accordance with your instructions. However, if it has not timely received your instructions, the nominee may vote on matters for which it has discretionary voting authority. Brokers generally will not have discretionary voting authority to vote on any of the transactions. If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a "broker non-vote" on that matter.

                      THE PROPOSAL AND VOTING REQUIREMENTS

The corporate action involves one Proposal to approve a one share for ten share reverse stock split.

The Proposal requires stockholder approval by shareholders owning at least a majority of SMS's issued and outstanding common stock, or more than 24,988,365 shares.


                        DISSENTERS' AND APPRAISAL RIGHTS

Under Nevada law you are not entitled to appraisal rights in connection with the Proposal.


              VOTING AND REVOCATION OF WRITTEN CONSENT VIA PROXIES

You will be asked to vote on the Proposal set forth above by giving written consent via proxy as provided under Nevada law. You may also abstain from voting with respect to the Proposal. For purposes of the vote required under Nevada law, a failure to vote and a broker non-vote will each have the same legal effect as a vote against adoption of the Proposal.

You may revoke your written consent via proxy for consent at any time before we receive the requisite majority of proxies for written consents via proxy by one of the following means:

      o     sending SMS's Secretary a notice revoking it; or

      o submitting a duly executed written consent via proxy with a later date.

Your written consent via proxy is irrevocable after we receive the requisite majority of written

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables set forth the ownership, as of the date of this Request for written consent via proxy, of SMS's common stock by each person known by us to be the beneficial owner of more than 5% of SMS's outstanding common stock, SMS's directors, and SMS's executive officers and directors as a group. To the best of SMS's knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of SMS's voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of SMS's common stock listed below have sole voting and investment power with respect to the shares shown. Due to the hurricane in New Orleans, the temporary business address of all persons listed below is 3675 N E Skyline Drive, Jensen Beach, FL 34957-3917.


  Name address of beneficial owner            Amount of beneficial   Percentage
                                                    ownership

  -----------------------------------------    -------------------   ----------
  Richard Smitten
  3765 N E Skyline Drive                               11,000,000        22
  Jensen Beach, FL  34957-3917
  -----------------------------------------    -------------------   ----------
  All directors and executive officers as a
  group (one person)                                   11,000,000        22
  -----------------------------------------    -------------------   ----------


This table is based upon information derived from SMS's stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 49,976,729 shares of common stock outstanding as of July 1, 2005.

                         PROPOSAL - REVERSE STOCK SPLIT

Stock Market Solutions' Board of Directors recommends a one share for ten share reverse stock split.

Purpose
-------

The Proposal to reverse split our stock of 1 share of common stock for every 10 shares of common stock owned is necessary in order to meet our share issuance requirement under our merger agreement with TXP. Without adoption of the proposed reverse split of SMS's common stock, SMS will not have enough authorized and unissued common stock to meet its share issuance obligation under the merger agreement with TXP, as follows:


Total current issued and outstanding shares of SMS:          49,976,729 shares of common stock.
Total current authorized and unissued shares of SMS:         50,023,271 shares of common stock.
Total current authorized and unissued shares of SMS          0 shares of common stock as no convertible securities
reserved for issuance upon exercise of convertible           are outstanding.
securities:
Total outstanding shares of SMS if the Proposal is adopted:  4,997,673 shares of common stock.
Total number of authorized and unissued shares of SMS        89,298,042 shares of common stock SMS.
required to be issued to TXP under the merger agreement:
Total outstanding shares of SMS if the Proposal is adopted   94,295,715 shares of common stock.
and the merger with TXP is closed:
Total current issued and outstanding shares of SMS:          49,976,729 shares of common stock.


After the merger, existing stockholders of SMS who now own in the aggregate 100% of SMS's issued and outstanding shares will own less than 6% of SMS's post merger issued and outstanding shares. After the merger, TXP shareholders will own in excess of 94% of the issued and outstanding shares of SMS.


SMS intends to issue substantial shares in connection with the merger with TXP. Following the merger and in connection with TXP's agreements with Cornell Capital that the combined company will assume, the combined company may issue substantial additional shares. For example, at a market price of $.03 per share which was the market price for SMS shares of common stock as of December 30, 2005 and assuming a 1-for-10 reverse split, under the $1.95 million of convertible debentures between TXP and Cornell Capital, the conversion price becomes $.24 per share and TXP would have to register 8,125,000 shares. In addition, should the combined company be allowed to register its shares for sale to Cornell Capital under the $15 million Standby Equity Distribution Agreement with Cornell Capital, assuming the same $.03 per share trading price and a 1-for-10 reverse split, the combined company would have to register 50 million shares of its common stock ($15 million x $.30 per share). SMS's existing equity line with Cornell Capital will be terminated at the closing of the merger. A description of the material terms of the agreements between TXP and Cornell is included below. See "Liquidity and Capital Resources" under "Management's Discussion and Analysis of Financial Condition and Plan of Operation of TXP", pages 40.

Anti-Takeover Effects Of Provisions of Our Articles Of Incorporation
--------------------------------------------------------------------


After the merger, of the 100,000,000 shares of SMS common stock authorized for issuance, over 89,000,000 shares will be issued to the 17 current shareholders of TXP, for a total of over 94,000,000 shares to be issued and outstanding. As such, the combined company will have less than 6,000,000 shares of common stock available for issuance. Any third party attempting a takeover of the combined company may face substantial difficulty because it will be required to obtain shares form the combined company's majority shareholder, Michael Shores, who is the current majority shareholder of TXP.

After the merger, the combined company expects to increase its authorized shares of common stock. It will have less than 6,000,000 shares of common stock available for issuance following the merger which TXP believes will not be sufficient to register the number of shares of common stock to cover conversion by Cornell Capital under the outstanding convertible debentures issued by TXP to Cornell Capital, the number of shares that must be registered by TXP under the $15,000,000 Standy Equity Distribution Agreement between Cornell Capital and TXP if and when the convertible debentures have been repaid and potential acquisitions by TXP, although TXP has no proposed acquisitions at this time.

TXP has indicated that following the merger, it does not have any plans or proposal for the combined entity to adopt provisions or enter into agreements that may have material anti-takeover consequences.


Contact Information

The contact information for SMS is Richard Smitten, President. SMS's temporary address is 3675 N E Skyline Drive, Jensen Beach, FL 34957-3917. Its telephone number is (772) 334-7129.

TXP's contact information is Michael Shores, President. TXP's address is 1299 Commerce Drive, Richardson, Texas 75081. Its telephone number is (214) 575-9300.

Certain Risks Associated with the Reverse Split

There can be no assurance that the total market capitalization of SMS's common shares (the aggregate value of all common shares at the then market price) immediately after the proposed reverse split will be equal to or greater than the total market capitalization immediately before the proposed reverse split or that the per share market price of the SMS's company's common shares following the reverse split will remain equal to or higher than the product of per share market price and the consolidation ratio immediately before the reverse split.

Although we anticipate that the market price of SMS's common shares would increase from the reverse split, the increased price may not be sustainable. In addition, the post-reverse split market price may not equal or exceed the direct arithmetical result of the consolidation (that is, from five to ten times the pre-consolidation price, depending on the ratio selected by SMS's Board of Directors). There are numerous factors and contingencies which would affect such price, including the status of the market for the common shares at the time, SMS's company's reported results of operations in future periods, and general economic, stock market and industry conditions.

Accordingly, SMS's total market capitalization after the proposed reverse split may be lower than the total market capitalization before the proposed reverse split and, in the future, the market price of SMS's common shares may not exceed or remain higher than the market price prior to the proposed reverse split.

If the reverse split is implemented, the resulting per share market price may not attract investors, and consequently, the trading liquidity of SMS's common shares may not improve.

While SMS's Board of Directors believes that a higher share price may help generate investor interest in SMS's company's common shares, the reverse split may not result in an increased market price or a per share market price that will attract investors. As a result, the trading liquidity of SMS's common shares may not necessarily improve.

A decline in the market price of SMS's common shares after the reverse split may result in a greater percentage decline than would occur in the absence of a reverse split, and the liquidity of the common shares could be adversely affected following such a reverse split.

If the reverse split is implemented and the market price of SMS's common shares declines, the percentage decline may be greater than would occur in the absence of the reverse split. The market price of SMS's common shares will, however, also be based on SMS's performance and other factors, which are unrelated to the number of common shares outstanding. Furthermore, the liquidity of SMS's common shares could be adversely affected by the reduced number of common shares that would be outstanding after the reverse split.

You will suffer dilution in share ownership percentage as a result of the merger.

Prior to the merger, SMS's shareholders own 100% or the issued and outstanding stock of SMS. Following the TXP merger, SMS's shareholders will own only approximately 5% of the total issued and outstanding shares of the combined company.

Principal Effects of the Reverse Split

If approved, the reverse split will occur simultaneously for all of SMS's common shares and the consolidation ratio will be the same for all of SMS's common shares. The reverse split will affect all stockholders uniformly and will not affect any stockholder's percentage ownership interest in SMS' except to the extent that the reverse split would otherwise result in any stockholder owning a fractional share. As described below under "Effect on Fractional Stockholders," registered stockholders will receive fractional shares each full common share outstanding after the reverse split will be entitled to one vote and each fractional share to a proportionate fractional vote and will be fully paid and non-assessable.

We currently have 49,976,729 shares of common stock issued and outstanding. The principal effects of the reverse split will be that the number of common shares of SMS issued and outstanding will be reduced to 4,997,673.

The reverse split may result in some stockholders owning "odd lots" of less than 100 common shares of TXP on a post-consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "board lots" of even multiples of 100 shares.

Effect on Fractional Stockholders

Registered stockholders will receive fractional shares. Each fractional share will be entitled to a proportionate fractional vote and will be fully paid and non-assessable.

Effect on Non-registered Stockholders

Non-registered stockholders holding their common shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse split than those that will be put in place by SMS's for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of fractional share interests. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Effect on Share Certificates

If the proposed reverse split is approved by stockholders and implemented by SMS's Board of Directors, we will make further announcements regarding how registered stockholders may exchange their existing shares certificates for new share certificates, representing the number of post-consolidation common shares to which the stockholders are entitled.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Income Tax Consequences of the Reverse Stock Split

We will not seek an opinion of counsel or a ruling from the Internal Revenue Service or Canada Revenue Agency ("CRA") regarding the income tax consequences of the reverse stock split. For stockholders subject to the United States taxation, we believe that because the reverse stock split is not part of a plan to increase any proportionate interest in the assets or earnings and profits of SMS's company, the reverse stock split will have, among others, the following material federal income tax effects:

      o A stockholder will not recognize gain or loss as a result of the reverse stock split. In the aggregate, the stockholder's basis in post-consolidation common shares (including any fractional share deemed received) will equal his or her basis in the pre-consolidation split common shares/

      o A stockholder's holding period for tax purposes for shares of the post-consolidation common shares will be the same as the holding period for tax purposes of the pre-consolidation common shares exchanged therefore.

      o The reverse stock split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general no recognition treatment, and SMS's company will not recognize any gain or loss as a result of the reverse stock split.

For stockholders subject to Canadian taxation, under the current administrative policy of the CRA, no disposition or acquisition will be considered to have occurred for Canadian federal income tax purposes as a result of the consolidation of the SMS's common shares. Consequently, other than upon receipt by a stockholder of cash for a fraction of a share arising from the consolidation, the reverse split will not result in the realization of any income, gain or loss by a stockholder. In general, for a stockholder that holds SMS's common shares as capital property, the aggregate adjusted cost base of the common shares held by such stockholder immediately after the reverse split will be the same as the aggregate adjusted cost base of the common shares held by such stockholder immediately before the consolidation subject to the reduction resulting from the receipt of cash for fractional shares described below. Other stockholder should confirm with their own tax advisors the resulting cost to them of common shares held immediately after the consolidation.

A stockholder, subject to Canadian taxation who receives cash in lieu of a fraction of a share will be required to include any resulting gain or loss in the computation of the stockholder's income in the normal fashion for the stockholder under the Tax Act. However, consistent with the administrative practice of the CRA in analogous circumstances, if a stockholder holds SMS's common shares as capital property and receives cash in an amount not exceeding Cdn$200 in lieu of a fraction of a share on the reverse split, the stockholder may ignore the computation of any gain or loss on the partial disposition of the stockholder's fractional interest and reduce the adjusted cost base of the common shares received on the reverse split by the amount of such cash.

The above summary does not discuss any state, provincial, local, foreign or other tax consequences. The summary is for general information only and does not discuss consequences, which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Procedure for Implementing the Reverse Split

If the special resolution is approved by stockholders and SMS's Board of Directors decides to implement the reverse split, we will promptly notify the NASD of the approval of the reverse split and set an effective date 10 days from delivery of the notice to the NASD. We will also file a Form 8-K with the SEC to report the reverse split.

Vote Required and Recommendation of Board of Directors

The text of the resolution, which will be submitted to stockholders at the meeting, is set forth below. For the reasons indicated above, the Board of Directors and management of SMS believe that the proposed share reverse split is in the best interests of SMS and its stockholders and, accordingly, recommend that stockholders vote FOR the special resolution. The resolution must be approved by a majority of all the issued and outstanding common shares of SMS.

Failure to approve the reverse split

If the reverse split is not approved, the TXP merger will not occur.


                             REASONS FOR THE MERGER

SMS's Board of Directors believes that a merger with TXP results in the potential preservation of or increase in value for current SMS shareholders in that SMS has never had revenues and has an unproven product which may not prove successful, resulting in a potential loss of existing shareholders' investment; while TXP has a proven business model that has generated revenues.

At December 30, 2005, the closing price of SMS common stock on the over the counter bulletin board was $.03 on trading volume of 538,706 shares for the week of December 30, 2005.

                            TERMS OF THE TRANSACTION

On June 13, 2005, SMS and its wholly-owned subsidiary entered into an Agreement and Plan of Merger with TXP, whereby SMS is obligated following the Reverse Split to issue shares equal to 94.7% of the outstanding shares three days after completion of the closing conditions under the Merger Agreement, the principal requirement being the completion of the Reverse Stock Split for 100% of the outstanding shares of TXP. Upon closing of the merger, the separate corporate existence of TP Acquisition Corp. shall cease and TXP shall continue as the surviving corporation. In consideration for the merger, TXP shareholders shall receive an aggregate of 89,298,042 shares of SMS common stock. As a result of the merger, the TXP shareholders shall acquire voting and dispositive control of SMS's common stock.

Immediately prior to the share exchange, there will be 221,054,400 shares of TXP's common stock issued and outstanding based upon TXP's shareholders of record as of July 1, 2005. As a result of the merger, there will be approximately 94,295,715 shares of common stock (post 1 for 10 reverse split) issued and outstanding in the combined company. As a condition to the closing of the merger, SMS is required to reduce its outstanding shares of common stock through a 1 for 10 share reverse split. SMS's outstanding shares of common stock will be reduced from 49,976,729 shares to 4,997,673 shares. The number of authorized shares of common stock will not be changed and will remain as 100 million shares of capital stock, all of which shares are common stock.

Each share of SMS's common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of SMS's common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Holders of SMS's common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to SMS's common stock. In the event of liquidation, dissolution or winding up SMS, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission. On June 17, 2005, the Board of Directors of SMS cancelled all outstanding options and warrants.

There will be no differences in the rights of security holders of SMS or TXP following the merger with TXP.

Richard Smitten, SMS's sole officer and director, will resign upon consummation of the merger. Michael C. Shores, now President and sole director of TXP, will become President and Chairman of the Board of Directors of SMS. Robert Bruce, CFO of TXP, will become a director of SMS and its CFO.

As a result of TXP acquiring a controlling interest in SMS at the effective time of the merger, the merger agreement provides for the directors and officers of TXP to be the directors and officers of the surviving corporation pursuant to which Michael C. Shores and Robert Bruce, the current President and CFO, respectively, of TXP, will be appointed by Richard Smitten, now SMS's sole director, as directors and officers of SMS. Since no stockholder approval will be voted upon at a special meeting of SMS stockholders, the following is a summary of the business experience and background of Messrs. Shores and Bruce in accordance with Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Michael Shores, age 39, is the President and Chief Executive Officer of TXP and its sole director and has been serving in those capacities since TXP was established in March 2002. Prior to launching TXP, Mr. Shores worked at Flextronics International, Ltd., a provider of electronics manufacturing services to original equipment manufacturers, from 1997 through 2002 in a variety of capacities, most recently as Business Development Manager helping launch Flextronics Photonics division. Mr. Shores also worked as an Account Manager for the Flextronics Design Center in their New Product Introduction Center area. Mr. Shores is a member of the Optics & Photonics Steering Committee and the International Society for Optical Engineering, Advisory Board Member of the Korean Photonics Technology Institute, the Richardson Technology Business Council and the Metroplex Business Council.

Robert Bruce, age 39, is the CFO of TXP, a position that he has held since April of 2005. Prior to joining TXP, Mr. Bruce was Director of Finance and Controller for the viaLink Company for five years (OTCBB: PPID (after merger)). Prior to that he was Controller for Fujitsu ICL from August 1998 through December 1999 and Internal Audit Supervisor at Quaker State Corporation from May 1997 through August 1998. Mr. Bruce has a diversified financial management experience in the technology industry with both Fortune 1000 and Public Accounting Firms. He is a Certified Public Accountant and Certified Information Systems Auditor. He began his career in public accounting at the public accounting firms of Fisk and Robinson P.C. and Payne, Falkner, Smith and Jones. He was an audit Manager with Payne, Falkner, Smith and Jones from 1993 through 1997 prior to joining Quaker State Corporation. He has a B.A in Mathematics and Economics and a Masters of Science in Accounting from the University of Texas at Dallas.

The approval of SMS's shareholders for the merger with TXP was not required by Nevada law. The Board of Directors of SMS approved the merger. The Board of Directors of TXP has approved the merger, subject to shareholder approval.

The management of SMS believes that the merger is exempt from any federal income taxes and that there are no federal tax consequences to SMS.

Overview of the Merger Agreement.

The merger agreement provides that the outstanding shares of capital stock of TXP held by TXP shareholders will be exchanged for shares of SMS common stock.

The closing will take place three days after the satisfaction or waiver of the conditions to closing set forth.

The merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Texas.

Following the merger, the articles of incorporation and bylaws of TXP, as in effect at the effective time of the merger, will be the articles of incorporation and bylaws, respectively, of the surviving corporation (TXP).

Pursuant to the merger agreement, each party shall give each other party, and its accountants, counsel and other representatives, reasonable access to (i) all of its respective properties, books, contracts, commitments and records, and
(ii) all other information concerning its business, properties and personnel as such party may reasonably request.

Indemnification. TXP has agreed to indemnify, defend and hold SMS and TP Acquisition Corp. and its officers and directors, employees and agents, harmless from and against any and all claims, actions, causes of action, suits or other proceedings, losses, liabilities and damages, and expenses in connection therewith, including, without limitations, reasonable fees and disbursements of counsel incurred by any of them as a result of, or arising out of, or relating to, any failure of any representation or warranty set forth in Section 3 of the merger agreement to be true and correct when made or any failure by TXP to comply with its covenants or agreements set forth in the merger agreement. SMS and TP Acquisition Corp. have agreed to indemnify, defend and hold TXP and its respective officers and directors, employees and agents, harmless from and against any and all claims, actions, causes of action, suits or other proceedings, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable fees and disbursements of counsel incurred by any of them as a result of, or arising out of, or relating to any failure of any representation or warranty set forth in Section 4 of the merger agreement to be true and correct when made or any failure by each of SMS and TP Acquisition Corp. to comply in any material respect with any of their covenants or agreements set forth in this agreement.

In addition, subject to the terms and conditions of the merger agreement, each of the parties has agreed (i) to keep confidential all information furnished in connection with the merger, and (ii) to use reasonable best efforts to effectuate the merger.

Conditions to the Merger. The obligations of each party to effect the merger are subject to the satisfaction or waiver on or prior to the closing of a number of conditions, including but not limited to the following:

(i) SMS shall complete a 1 for 10 reverse split of its issued and outstanding shares of common stock;

(ii) Other than an obligation of SMS to Mr. Smitten in an amount no greater than $150,000, SMS shall have no more than $10,000 in liabilities at closing and no more than $240,000 owed to Cornell Capital under the convertible debenture issued by SMS to Cornell Capital. SMS liabilities at December 31, 2005 are $231,200, including unpaid compensation due to Mr. Smitten and an amount payable of approximately $2200 to Fidelity Transfer Agency, Inc. and $3000 to Vintage Filings for EDGAR services, plus the fair value of the option liability estimated at $245,000. In order to meet this condition of closing, Mr. Smitten has orally agreed that at closing, he will waive any obligation of SMS to him in excess of $150,000. SMS has no intention to discharge any of its outstanding liabilities through the issuance of common stock;

(iii) SMS and TPAcquisition Corp. shall have received all requisite approvals by government agencies and authorities and all consents and approvals of third parties as are required for the consummation of the merger;

(iv) Each of the parties' representations and warranties shall be true and correct as of the closing;

(v) the merger shall be approved by the TXP shareholders; and

(vi) the purchase of the SMS shares of common stock by the TXP stockholders shall be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Termination. The merger agreement may be terminated and the merger abandoned at any time prior to the effective time, notwithstanding any requisite approval and adoption of the merger agreement and the transactions contemplated thereby, as follows:

(i) by the parties, following mutual written consent duly authorized by the boards of directors of each of the parties;

(ii) by either party if the closing shall not have occurred by August 1, 2005 by reason of the failure of any condition precedent under Section 6.1 or 6.2 of the merger agreement;

(iii) by TXP, following discovery of: (i) information that, in the reasonable discretion of TXP, may be material and adverse to either SMS or TP Acquisition Corp. or their respective businesses, or constitutes a material adverse change on a going forward basis; or (ii) a breach of any representation or warranty made by SMS or TP Acquisition Corp. contained in Article 4 of the merger agreement; or

(iv) by SMS (on its own behalf and on behalf of TP Acquisition Corp.), following discovery of: (i) information that, in the reasonable discretion of SMS, may be material and adverse to TXP or the TXP business, or constitutes a material adverse change on a going forward basis; or (ii) a breach of any representation or warranty made by TXP contained in Article 3 of the merger agreement.

In the event of the termination of the merger agreement, the merger agreement shall be null and void and there shall be no liability under the merger agreement on the part of any party or of their respective officers and directors; provided that the obligations surviving termination include the liability of any party for breach of the agreement, the obligations related to pre-approval of press releases and announcements and each party's obligation to bear its own fees and expenses in connection with the preparation and negotiation of the merger agreement and transactions contemplated under it.

The following discussion should be read in conjunction the financial statements and notes to financial statements. In addition, the foregoing is intended to be only a summary of the principal terms of the merger agreement and is qualified in its entirety by the merger agreement that is attached to this proxy statement as Appendix _ and incorporated into this proxy statement by reference.

                   PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

In early April 2005, SMS received a telephone call from David Ratzker, Vice President, Corporate Finance of Cornell Capital Partners, LP asking Mr. Smitten if he would like to discuss the possibility of a merger of SMS with TXP. As a result of that telephone call, Mr. Ratzker, Richard Smitten, D. Gordon Badger, consultant to SMS, Michael Shores, President of TXP, Robert Bruce, CFO for TXP and Ernest M. Stern, counsel for TXP, met at Cornell Capital's offices in New Jersey on April 7, 2005. The parties discussed the principal terms of a proposed merger. Mr. Ratzker introduced the parties to each other and discussed the arrangements that Cornell Capital had with SMS, including the outstanding amounts SMS owed to Cornell Capital under its Standby Equity Distribution Agreement with Cornell Capital. Mr. Ratzker did not participate in suggesting the terms of the transaction or beyond the first in-person meeting at the offices of Cornell Capital on April 7, 2005. The parties discussed the liabilities of SMS that it would have to assume, including the $240,000 owed by SMS under the Standby Equity Distribution Agreement with Cornell Capital, current liabilities and deferred salary and expenses owed to SMS' President, Richard Smitten. TXP stated that based upon its assumption of the amount of SMS debt it was assuming it should have approximately 95% of the total shares of common stock outstanding post merger. SMS and TXP representatives also discussed the composition of the Board of Directors post merger and SMS acceded to TXP's request that no SMS representative would remain on the Board of the combined company. Robert Bruce, CFO of TXP, discussed with Messrs. Badger and Smitten the increasing debt shown on the SMS financial statements for the amounts owed by SMS to Mr. Smitten. Mr. Smitten stated his willingness to have the Livermore software and bookrights of SMS distributed to him in exchange for his release of the debt owed to him by SMS. SMS and TXP representatives also discussed with SMS and Mr. Ratzker that there be no more than $240,000 owed by SMS under the Standby Equity Distribution Agreement, and the liabilities not exceed $10,000 at the time of closing of the merger.

Both TXP and SMS had a preexisting relationship with Cornell Capital through a series of agreements, a number of which will be assumed by the combined company after the merger, a summary of which is set forth in the following table:

Summary Listing of Financing Transactions and Agreements

------------------------------------------------------------------------------------------------------------------------------------
                                                                            Holder/
Company                         Instrument / Agreement                      Counterparty      Status After Merger
------------------------------------------------------------------------------------------------------------------------------------
Texas Prototypes, Inc.          $1.4M Convertible Debt                      Cornell Capital   Becomes obligation of Combined Company
------------------------------------------------------------------------------------------------------------------------------------
Texas Prototypes, Inc.          $550K Convertible Debt                      Cornell Capital   Becomes obligation of Combined Company
------------------------------------------------------------------------------------------------------------------------------------
Texas Prototypes, Inc.          $400K Compensation Debenture                Cornell Capital   Becomes obligation of Combined Company
------------------------------------------------------------------------------------------------------------------------------------
Texas Prototypes, Inc.          $15M Stock Equity Distribution Agreement    Cornell Capital   Agreement survives merger
------------------------------------------------------------------------------------------------------------------------------------
Stock Market Solutions, Inc.    $240K Compensation Debenture                Cornell Capital   Becomes obligation of Combined Company
------------------------------------------------------------------------------------------------------------------------------------
Stock Market Solutions, Inc.    $5M Stock Equity Distribution Agreement     Cornell Capital   Agreement terminates with merger
------------------------------------------------------------------------------------------------------------------------------------

At no time, including but not limited to prior to the time SMS received the call from Mr. Ratzker described above, has SMS sought a possible merger or combination with any entities other than Texas Prototypes.

On the following day, discussions continued between the principals of SMS and TXP regarding the terms of the proposed merger. SMS had discussed with its counsel the proposed terms of the merger discussed the previous day with TXP to determine how best to accomplish the goal of providing TXP's shareholders with 95% ownership of SMS following the merger. On April 11, 2005 our Board of Directors reviewed a draft letter of intent regarding the proposed merger of SMS and TXP that included the option of TXP to have the $150,000 liability of SMS to Mr. Smitten be extinguished in return for the Livermore software and bookrights of SMS. The representatives of SMS discussed the need for this proxy statement before the merger which TXP agreed was necessary. The parties also discussed the anticipated time to complete the merger. The Board then determined that it would be in the best interests of the SMS stockholders to merge with TXP in conjunction with a reverse split of SMS' common stock. The SMS Board's determination was based upon its conclusions that (1) SMS had continued to incur losses for several years; (2) SMS found it difficult to afford the substantial compliance costs of being a public company; (3) no other buyer of its assets or merger partner had been identified and (4) the potential of the business of TXP contributes to the prospect of increasing the share price of SMS's common stock after the merger.

On May 10, 2005 TXP's Board of Directors reviewed the letter of intent regarding the merger of SMS and TXP and determined that it would be in the best interests of TXP's shareholders to pursue a merger with SMS. The Board considered (1) the importance of having access to the $15,000,000 available under the Standby Equity Distribution Agreement between Cornell Capital and TXP; (2) the failed efforts with the anticipated spinout of its shares of common stock through Mobilepro Corp. that was not pursued in light of concerns raised by the SEC with other companies financed by Cornell Capital and TXP's unsuccessful attempts to find a suitable public shell company with which to merge; and (3) the terms of the proposed merger. Following the Board meeting, counsel for TXP was requested to draft an agreement and plan of merger rather than to execute a letter of intent.

The TXP Board of Directors met again on June 13, 2005 to review the merger agreement. The Board of Directors approved the merger subject to approval by its shareholders.

On June 13 and 14, 2005 Richard Smitten and Gordon Badger visited the offices of TXP to review the company's operations and to execute the merger agreement.

On June 13, 2005 the SMS Board of Directors by written action approved the merger agreement. Our Board of Directors determined that the merger and the 1 for 10 reverse split were fair and in the best interests of SMS's shareholders and determined to recommend that SMS's stockholders approve the reverse split. Accordingly, our Board of Directors recommends that our stockholders vote FOR the Reverse Split.


                     PARTIES INVOLVED IN THE PROPOSED MERGER

The Business of SMS

We are a Nevada corporation formed in June 1994 under the name Cyber Synergy, Inc. to develop stock market related software applications. In November 1999, we changed SMS's name to Jesse Livermore.com, Inc. In December 2001 we changed SMS's name to Stock Market Solutions, Inc.

The Business of TXP

TXP is a Texas corporation incorporated on March 15, 2002. It was founded by an industry experienced technology team that has been working together since 1997. TXP is a provider of pre-manufacturing services for the electronics industry, supporting original equipment manufacturers (OEMs), original design manufacturers (ODMs), contract manufacturers (CMs) and new technology innovators. The company's core business focus is the technology sector of the communications equipment industry. Its customers base, however is growing and now spans a broad range of industry segments which include automotive, communications, computing (including desktop and notebook computers, peripherals, and storage) consumer, handheld devices, IT infrastructure, instrumentation, medical, military, and networking/datacom.

TXP believes that it has become an integral bridge between the engineering and manufacturing divisions of its customers. TXP offers its customers supply-chain solutions and services that require the outsourcing of new product development, including prototyping and quick-turn electronic assembly, new product introduction, pilot production, material and supply chain management as well as the transfer of customers' product programs into production. By working closely with its customers and being highly responsive to their requirements throughout the design processes, TXP's management believes that it can be an integral part of their operations, accelerate their time-to-market and time-to-volume production, and reduce their product costs.

Due to the intensely competitive nature of the electronics industry, ever increasing complexity and sophistication of electronics products, pressure on OEMs and CMs to reduce product costs, increasingly shorter product lifecycles, increased time-to-market needs, and the demand for the type of supply chain services, an increasing number of OEMs in the electronics industry utilize advanced electronics manufacturing services (EMS) providers, such as TXP, to assist with their business, product development and manufacturing strategies. This allows OEMs to take advantage of the global design, manufacturing and supply chain management expertise of EMS providers, in addition to EMS economies of scale, enabling OEMs to concentrate on intellectual property, product research and development, marketing and sales. Management believes that by developing strategic relationships with the OEMs and CM providers, it can enhance their competitive position by:

      o     Reducing design, engineering and product development costs;
      o     Accelerating time-to-market and time-to-volume production;
      o     Reducing capital investment requirements and fixed costs;
      o     Improving inventory management and purchasing power;
      o     Reducing the cost of new product introduction to production; and
      o Providing worldwide access and transfer of manufacturing and logistics.

TXP competes primarily in the time-critical segment of the EMS industry. TXP focuses on prototyping and the quick turn market sector of the EMS industry, which at this point is highly fragmented. It competes against small independent private companies and integrated subsidiaries of large, broadly based volume producers, as well as the internal capacity of OEMs. Management believes that competition in the market segment it serves is less driven by price because customers are willing to pay a premium for a responsive, broad-reaching capability to produce customized complex products in a very short time, it competes primarily on the basis of quick turnaround, product quality and customer service.

Management believes, along with many of the CMs, that the market for EMS will continue to grow, driven largely by the need of OEMs for increased flexibility to respond to the rapid changes in markets and technologies and to reduce manufacturing costs. TXP's management believes OEMs need advanced outsourced design, engineering and manufacturing capabilities to meet the increased complexity and shorter life cycles of today's electronic products.

Over the past two years, TXP has focused on enhancing its business by developing its services. Management believes that it is well positioned to help its customers with their entire product development and introduction processes, from prototyping through complete program transfer to volume production.

TXP's complete capabilities include:

      o     Electronic technology manufacturing road mapping
      o     New product development
      o     PCB layout
      o     Simulation
      o     Test development
      o     Quick-Turn prototyping assembly
            o     Surface mount technology (SMT)
            o     Backplanes
            o     Optoelectronics
            o     Photonics
            o     Advanced packaging
      o     Process development
      o     Complex spot-builds
      o     Pilot production
      o     New product introduction
      o     Mechanical engineering and thermal analysis
      o     System assembly & integration
      o     Production transfer
      o     Global program transfer
      o     Material and supply chain development

The foundation of TXP's business strategy is to provide customers with the ability to focus on their core competencies of intellectual property, product development, marketing and branding, while utilizing global outsourcing supply chain partners to reduce product costs.

TXP's pre-manufacturing services strategy addresses the outsourcing supply chain model in the prototyping and quick turn market segments. The pre-manufacturing services that it provides in this market segment include engineering, product development, PCB layout, prototyping, design for ease of manufacturing, material supply chain development, and functional test development.

TXP is planning to expand its design and prototyping manufacturing resources, as well as providing additional technology prototyping services in advanced component packaging and photonics assembly services.

Prototyping

TXP's prototyping services are performed at its design facility in Richardson, Texas.

      Prototyping - SMT. The components, subassemblies and finished products produced by TXP incorporate advanced interconnect, miniaturization and packaging technologies, such as surface mount technology, multi-chip modules, ball grid array and micro ball grid array as well as chip scale packaging. TXP offers customers looking for prototype expertise in manufacturing a broad array of products, ranging from high-volume PC motherboards to advanced communication and networking cards. It has combined advanced assembly processes, innovative techniques, along with highly skilled personnel resources, to extend in the development of advanced assembly technology.

      Prototyping -Photonics/Optoelectronics. TXP offers prototyping services of optical subsystems. It is an emerging optical assembly integrator with engineering and assembly services for design for manufacturing and testing. Its capabilities include fiber splicing, connections and fiber routing for optoelectronic modules.

TXP's staff of engineers work with its customers' engineers to develop a technology fit for the customer's specific needs, actively assisting customers with initial product design to facilitate manufacturing of the product.

Management believes its pilot production assembly expertise allows TXP's customers to achieve long term significant improvement in cycle time, asset utilization, reliability, flexibility and responsiveness.

Materials Management

TXP has expertise in materials management. Its staff of engineers can qualify components and audit vendors. Materials and customer kits are inventoried and kept in controlled access and secured storage areas. It works with both customers and vendors to ensure that the best price is negotiated on materials and that they arrive on schedule. It also supports dual vendor sourcing on critical components to relieve manufacturing constraints.

TXP's expanded material supply chain services include, but are not limited to, the following:

      o     Intuitive MRP system
      o     Electronic document control system
      o     Dedicated engineering procurement team
      o     On-site kitting materials support
      o     Seamless, secure connectivity options
      o     Global supply chain sourcing

Employees

As of October 1, 2005 TXP had a total of 35 full-time employees. None of its employees are covered by the by collective bargaining agreements. It believes that its relations with its employees are good.


Risk Factors Associated with TXP

TXP IS SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM ITS BUSINESS, FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, ITS BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE
                               MATERIALLY HARMED.

TXP Is An Early-Stage Company With A Short Operating History, Which Makes It Difficult To Evaluate Its Current Business And Future Prospects.

TXP has only a limited operating history upon which to base an evaluation of its current business and future prospects. It was founded in March 2002 and began selling its services that same month. TXP's limited operating history makes an evaluation of TXP's business and prospects very difficult. These risks and difficulties include, but are not limited to, the following:

      o     TXP's new business and technology models;
      o a limited number of service offerings and risks associated with developing new service offerings;
      o the difficulties TXP faces in managing rapid growth in personnel and operations;
      o the negative impact on TXP's brand, reputation or trustworthiness caused by any significant unavailability of its service;
      o the failure to perform TXP's service at its customers expectations including quick turnaround and product quality;
      o the timing and success of new service introductions and new technologies by TXP's competitors; and
      o     TXP's ability to build brand awareness in a highly fragmented market

TXP may not be able to successfully address any of these risks or others. Failure to adequately do so could seriously harm its business and cause its operating results to suffer.

Because A Small Number Of Customers Account For A Substantial Portion Of TXP's Net Sales, Its Net Sales Could Decline Significantly If It Loses A Major Customer Or If A Major Customer Orders Fewer Of TXP's Services Or Cancels Or Delays Orders.


Historically, TXP has derived a significant portion of its net sales from a limited number of customers. Its top five customers, which may vary from year to year, represented 95% and 75% of TXP's net sales in fiscal 2003 and 2004, respectively, and 83% of its net sales in the first nine months of fiscal 2005. It expects to continue to depend upon a small number of customers for a significant portion of its net sales for the foreseeable future. The loss of, or decline in, orders from one or more major customers could reduce its net sales.


Because TXP Does Not Have Long-Term Contracts With Its Customers, It Is Subject To Uncertainties And Variability In Demand By TXP's Customers, Which Could Decrease Net Sales And Negatively Affect Its Operating Results.

As is common in TXP's industry, it generally does not have long-term contracts with its customers, and, consequently, TXP's net sales are subject to short-term variability in demand by its customers. Customers have no obligation to order from TXP and may cancel, reduce or delay orders for a variety of reasons. The level and timing of orders placed by its customers vary due to:

      o     fluctuation in demand for its customers' products;
      o changes in customers' manufacturing strategies, such as a decision by a customer to either diversify or consolidate the number of prototyping contract manufacturers used;
      o     customers' inventory management; and
      o     changes in new product introductions.

TXP has experienced terminations, reductions and delays in its customers' orders. Further terminations, reductions or delays in its customers' orders could lower its production asset utilization, which would lower its gross margins, decrease its net sales and negatively affect its business.


Because TXP Has Only One Facility, It Could Be Harmed By Adverse Weather Or Operating Conditions.


TXP's only facility is located in Richardson, Texas. Its inability to continue production at this facility as a result of weather conditions, or a prolonged power shortage, fire or other natural disaster, could prevent it from supplying products to its customers, and could harm its business, results of operations and financial condition.


Products TXP Assembles May Contain Defects, Which Could Result In Reduced Demand For Its Services And Liability Claims Against It.


TXP assembles highly complex products to its customers' specifications. These products may contain assembly errors or failures despite its quality control and quality assurance efforts. Defects in the products it assembles, whether caused by a design, assembly or materials failure or error, may result in delayed shipments, customer dissatisfaction, or a reduction in or cancellation of purchase orders. If these defects occur either in large quantities or too frequently, TXP's business reputation may be impaired. Since its products are used in products that are integral to its customers' businesses, errors, defects or other performance problems could result in financial or other damages to TXP's customers beyond the cost of the printed circuit board, for which it may be liable. Although sales arrangements generally contain provisions designed to limit its exposure to liability and related claims, existing or future laws or unfavorable judicial decisions could negate these limitation of liability provisions. Liability litigation against TXP, even if it were unsuccessful, would be time consuming and costly to defend.

TXP Is Exposed To The Credit Risk Of Some Of Its Customers And As A Result Of A Concentration Of Its Customer Base.

Most of TXP's sales are on an "open credit" basis, with standard industry payment terms. It monitors individual customer payment capability in granting open credit arrangements, seeks to limit open credit to amounts management believes the customers can pay, and maintains reserves it believes are adequate to cover exposure for doubtful accounts. During periods of economic downturn in the global economy and the electronics industry, TXP's exposure to credit risks from its customers increases. Although it has programs in place to monitor and mitigate the associated risk, those programs may not be effective in reducing TXP's credit risks.


Five companies represented approximately 98% of TXP's net trade accounts receivable at September 30, 2005, with individual percentages for those companies ranging from 1% to 88%. Its OEM customers direct their sales to a relatively limited number of EMS providers. TXP's management expects to continue to be subject to the credit risk of a limited number of customers. This concentration of customers exposes TXP to increased credit risks. If one or more of TXP's significant customers were to become insolvent or were otherwise unable to pay it, its results of operations would be harmed.


TXP Depends On Industries That Continually Produce Technologically Advanced Products With Short Life Cycles.

Factors affecting these industries in general could seriously harm TXP's customers and, as a result, TXP. These factors include:

      o slower changes in technology, which result in longer product life cycles;
      o lack of competitive pressure on its customers to develop new products;
      o the inability of its customers to successfully develop new product innovations, and the failure of these innovations to gain widespread market acceptance for commercialization; and
      o maturation of the technology markets served by its customers or market periods characterized by a lack of disruptions in the enabling technology.

If TXP Cannot Deliver The Customized Complex Products In The Time Demanded By Its Customers, It Will Be Unable To Attract New Customers.

TXP's future success depends upon its ability to respond quickly to the needs of its customers and to analyze and advise regarding the best design of complex products in a quick and cost efficient manner.

In The Past, TXP's Customers Have Canceled Their Orders, Changed Pre-Production Quantities Or Locations Or Delayed Pre-Production And New Product Design Cycles, And May Do So Again In The Future.


As a provider of electronic pre-manufacturing services, TXP must provide increasingly rapid product turnaround for its customers. It generally does not obtain firm, long-term purchase commitments from its customers, and TXP often experiences reduced lead-times in customer orders. Customers cancel their orders, change pre-production quantities, and delay pre-production for a number of reasons. Uncertain economic and geopolitical conditions have resulted, and may continue to result, in some of TXP's customers delaying prototyping of products that it is to assemble in a period, causing a delay in repayment of its expenditures for inventory in preparation for customer orders and lower asset utilization, resulting in lower gross margins.


In addition, management makes significant decisions, including determining the levels of business that it seeks and accepts, production schedules, component procurement commitments, personnel needs and other resource requirements, based on its estimates of customer requirements. The short-term nature of TXP's customers' commitments and rapid changes in demand for their products reduces TXP's ability to estimate accurately future customer requirements. This makes it difficult to schedule prototyping production and maximize utilization of its operating capacity. It may be forced to increase staffing, increase capacity and incur other expenses to meet the anticipated demand of TXP's customers, which may cause reductions in its gross margins if customer orders are cancelled. Anticipated orders may not materialize and delivery schedules may be deferred as a result of changes in demand for its customers' products. On occasion, customers may require increases in production development services, which strain TXP's resources and reduce its margins. Although it has increased its capacity, and may plan further increases, TXP may not have significant capacity at any given time to meet its customers' demands. In addition, because many of TXP's cost and operating expenses are relatively fixed, a reduction in customer demand harms its gross profit and operating income.

TXP's Operating Results May Vary Significantly From Period To Period.

TXP experiences significant fluctuations in its results of operations. Some of the principal factors that contribute to these fluctuations are:

      o     changes in demand for TXP's services;
      o TXP's effectiveness in managing manufacturing processes and costs in order to decrease manufacturing expenses;
      o changes in TXP's low volume, high mix, high complexity manufacturing requirements;
      o changes in the cost and availability of labor and components, which often occur in the electronics manufacturing industry and which affect TXP's margins and its ability to meet delivery schedules;
      o the degree to which TXP is able to utilize its available manufacturing capacity;
      o TXP's ability to manage the timing of its component purchases so that components are available when needed for production, while avoiding the risks of purchasing inventory in excess of immediate prototyping needs;
      o local conditions and events that may effect TXP's production volumes, such as labor conditions, political instability and local holidays; and
      o     changes in demand in TXP's customers' end markets.

Intellectual Property Infringement Claims Against TXP's Customers Could Harm Its Business.

Customers for TXP's services typically require that it indemnify them against the risk of intellectual property infringement. If any claims are brought against TXP or its customers for such infringement, whether or not these have merit, it could be required to expend significant resources in defense of such claims. In the event of such an infringement claim, it may be required to spend a significant amount of money to develop non-infringing alternatives or obtain licenses. It may not be successful in developing such alternatives or obtaining such a license on reasonable terms or at all.

TXP Depends On The Continuing Trend Of Outsourcing By OEMs.

Future growth in TXP's revenue depends on new outsourcing opportunities in which it assumes additional manufacturing and design responsibilities from OEMs. To the extent that these opportunities are not available, either because OEMs decide to perform these functions internally or because they use other providers of these services, its future growth would be limited.

TXP's Industry Is Extremely Competitive.

The prototyping and quick turn sector of the electronics manufacturing services industry is extremely competitive and highly fragmented. TXP principally competes in the time-critical segment of the industry against small independent private companies and integrated subsidiaries of large, broadly based volume producers, as well as the internal capacity of OEMs. Management believes that competition in the market segment it serves is less driven by price because customers are willing to pay a premium for a responsive, broad-reaching capability to design customized complex products in a very short time, it competes primarily on the basis of quick turnaround, product quality and customer service.

TXP's Customers May Be Adversely Affected By Rapid Technological Change, Which May Decrease Its Revenues.

TXP's customers compete in markets that are characterized by rapidly changing technology, evolving industry standards and continuous improvement in products and services. These conditions frequently result in a disruption in a product's development life cycle. Customers may be adversely affected by maturation of the technology markets they serve. This lack of innovation and competitive pressure in technology development could impact the research and development plans of some technology companies. TXP's success will depend largely on the success achieved by its customers in continually developing and marketing new products. If the technologies or product development activity supported by TXP's customers matures, its business could be adversely affected. TXP's Limited Operating History May Impede Acceptance Of Its Service By Medium-Sized And Large Customers And Reduce Its Revenues.

Although TXP competes in a highly fragmented market its ability to increase revenue and achieve profitability depends, in large part, on widespread acceptance of its service by medium-sized and large businesses. TXP's efforts to sell to these customers may not be successful. In particular, because TXP is a relatively new company with a limited operating history, these target customers may have concerns regarding its viability and may prefer to purchase services from one of its larger, more established competitors. Even if TXP is able to sell its service to these types of customers, they may insist on additional assurances from it that it will be able to provide adequate levels of service, which could harm its business.

As More Of TXP's Sales Efforts Are Targeted At Larger Customers, Its Sales Cycle May Become More Time-Consuming And Expensive, Potentially Diverting Resources And Reducing Its Revenues.

As TXP targets more of its sales efforts at larger customers, it will face greater costs, longer sales cycles and less predictability in completing some of its sales. In this market segment, the customer's decision to use TXP's service may be an enterprise-wide decision and, if so, these types of sales would require TXP to provide greater levels of education to prospective customers regarding the use and benefits of its service. In addition, larger customers may demand more customization, services and features. As a result of these factors, these sales opportunities may require it to devote greater sales support and professional services resources to individual sales, driving up costs and time required to complete sales and diverting sales and professional services resources to a smaller number of larger transactions.

If TXP Fails To Develop Its Brand Cost-Effectively, Its Revenues May Decline.

TXP's management believes that developing and maintaining awareness of TXP's brand in a cost-effective manner is critical to achieving widespread acceptance of its existing and future services and is an important element in attracting new customers. Furthermore, management believes that the importance of brand recognition will increase as competition in TXP's market develops. Successful promotion of its brand will depend largely on the effectiveness of TXP's marketing efforts and on its ability to provide reliable and useful services at competitive prices. In the past, its efforts to build TXP's brand have involved significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses it incurred in building its brand. If TXP fails to successfully promote and maintain its brand, or incurs substantial expenses in an unsuccessful attempt to promote and maintain its brand, TXP may fail to attract enough new customers or retain its existing customers to the extent necessary to realize a sufficient return on its brand-building efforts, and TXP's business could suffer.

TXP Is Subject To Environmental Compliance Risks.

TXP is subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances in the ordinary course of its manufacturing process. Further, environmental matters may arise in the future at sites where no problem is currently known or at sites that it may acquire in the future. Currently unexpected costs that it may incur with respect to environmental matters may result in loss contingencies, the quantification of which cannot be determined at this time.

Risk Factors for the Combined Company After the Merger

TXP's Stockholders May Experience Significant Dilution If Future Equity Offerings Are Used To Fund Operations Or Acquire Businesses.

If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Standby Equity Distribution Agreement with Cornell Capital, TXP stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the TXP shares of common stock. Further, the conversion of outstanding debt obligations into equity securities, such as the debentures held by Cornell Capital, could have a dilutive effect on TXP shareholders.

TXP may issue a substantial number of shares of its common stock without investor approval. Any such issuance of our securities in the future could reduce an investor's ownership percentage and voting rights in TXP and further dilute the value of a shareholder's investment.

New Shareholders Will Experience Significant Dilution From TXP's Sale Of Shares Under The Standby Equity Distribution Agreement or Conversion of Cornell Capital's Convertible Debentures And There Could Be A Change In Control of TXP.

TXP entered into a Standby Equity Distribution Agreement with Cornell Capital on August 25, 2004. Under the Standby Equity Distribution Agreement, TXP may, at its discretion, periodically sell to Cornell Capital shares of its common stock for a total purchase price of up to $15,000,000. For each share of its common stock sold to Cornell Capital under the Standby Equity Distribution Agreement, Cornell Capital will pay the market price of its common stock (defined as the lowest closing bid price for the five days following the notice by TXP to Cornell Capital to advance funds) as quoted on the Pink Sheets or on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded. In addition, under the Standby Equity Distribution Agreement,
(1) TXP cannot sell more than $1,000,000 of its common stock to Cornell Capital in any five trading-day period, (2) Cornell Capital will also receive a 5% commission on each sale of shares of common stock made to Cornell Capital under the agreement and (3) TXP is obligated to register for public resale the shares of its common stock sold to Cornell Capital under the agreement, and Cornell Capital is not obligated to purchase any shares of its common stock under the agreement until such shares are so registered.

The Standby Equity Distribution Agreement will terminate on the earlier to occur of (1) the date on which Cornell Capital has made purchases of its common stock under the Standby Equity Distribution Agreement equal to an aggregate of $15,000,000 and (2) the second anniversary of the date on which a registration statement registering shares of common stock for resale by Cornell Capital under the Standby Equity Distribution Agreement is first declared effective.


Cornell Capital received, as additional consideration for entering into the Standby Equity Distribution Agreement, a $75,000 structuring fee.


In conjunction with the Standby Equity Distribution Agreement, TXP issued a $400,000 compensation debenture to Cornell Capital. The first payment on this note becomes due on the first trading day of the third month after a registration statement filed to register the shares issuable upon conversion of the $1,400,000 in convertible debentures issued to Cornell Capital and Mobilepro Corp. ("Mobilepro") is declared effective by the SEC, with each successive payment being due and payable on the first trading day of each succeeding month thereafter until all principal has been paid. Each payment is $40,000 and may be paid in TXP's common stock at the holder's option. If paid in TXP common stock, the number of shares shall be determined on the basis of the volume weighted average price of TXP's common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. TXP's decision to merge with SMS was driven, in part, by its commitment to Cornell Capital to register under the Securities Act of 1933, as amended, Cornell Capital's shares of TXP's common stock for sale. TXP intends to continue its obligations under the Standby Equity Distribution Agreement after the merger with SMS is consummated.

In August 2004, TXP entered into a Securities Purchase Agreement with Cornell Capital and Mobilepro Corp. for a secured convertible debenture of $1,400,000 ($700,000 to each) bearing interest at five percent (5%) per year. On June 30, 2005, Cornell purchased $700,000 in convertible debentures from Mobilepro Corp. and holds the entire $1,400,000 in convertible debentures. As of September 30, 2005, approximately $76,000 of interest was accrued. These convertible debentures have a term of three years and are convertible at the holder's option. There are two ways the $1,400,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at 110% of the initial bid price of TXP's Common Stock as submitted on the Form 211 by a market maker and approved by the National Association of Securities Dealers, Inc. Second, the debentures are convertible at an amount equal to 80% of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. If the convertible debentures have not been converted on the third anniversary of the issuance date, they will be automatically converted into common stock of TXP.

The SEC will not allow registration of TXP's shares under the Standby Equity Distribution Agreement until the convertible debentures issued by TXP to Cornell Capital are repaid, as discussed in a separate risk factor below. Nevertheless, Cornell Capital may convert its convertible debentures totaling $1,950,000 into shares of TXP's common stock. The subsequent sale of such shares by Cornell Capital could cause significant downward pressure on the price of its common stock. This is especially the case if the shares being placed into the market exceed the market's demand for its common stock. As the stock price of TXP's common stock declines, Cornell Capital will be entitled to receive an increasing number of shares under the convertible debentures. The sale of such increasing number of shares by Cornell Capital could cause further downward pressure on the stock price to the detriment and dilution of existing investors, as well as investors in this offering. For example, if the price of TXP's common stock were $0.10 per share, the sale of $1,950,000 of convertible debentures by Cornell would require TXP to register 19,500,000 shares of its common stock. Similarly, a sale of $15,00,000 to Cornell Capital at a price of $.10 per share would require TXP to register 150,000,000 shares of its common stock. If the price of TXP's common stock is $0.01 per share, TXP would have to register 1.5 billion shares of its common stock.

Further, there is no maximum number of shares TXP might be required to issue with market-price based conversion or exercise prices, such as securities issued in connection with the Standby Equity Distribution Agreement and the related convertible debentures, except for the limitation on Cornell Capital's ownership interest in TXP at any one time. The convertible debentures prohibit Cornell Capital from exercising the conversion feature of the convertible debentures if the conversion would result in Cornell Capital beneficially owning more than 4.99% of our stock. That prohibition may be waived by written notice to TXP, with such notice being effective 61 days after the date of such notice. The Standby Equity Distribution Agreement prohibits Cornell Capital from requesting an advance that would cause Cornell Capital to own more than 9.9% of TXP's shares. However, over time, Cornell Capital may acquire and sell a number of shares that far exceeds this limit, through the continual purchase and sale of TXP's shares. As a result, there could be a change of control of TXP through successive sales by Cornell Capital of a substantial block of its shares of common stock to a stockholder or stockholders acting as a group who could accumulate a sufficient number of shares to elect his or their own directors, as an example.


If Cornell Capital Were To Sell In The Market Part Or All Of Its Shares Of TXP Common Stock That It Might Acquire Should It Exercise Its Conversion Privileges Under The Convertible Debentures, Such Sales May Cause TXP's Stock Price To Decline.

TXP has not yet registered Cornell Capital's shares of TXP's sommon stock that Cornell Captial would own if it chose to convert the debt to shares of TXP's sommon stock, but TXP intends to do so following consummation of the merger with SMS. After a registration statement is declared effective by the SEC to register TXP's shares of common stock under the convertible debentures or the Standby Equity Distribution Agreement, TXP may be required to register the shares issuable to Cornell Capital pursuant to the convertible debentures or the Standby Equity Distribution Agreement and conversion of the convertible debentures. If and when that registration statement were to be declared effective by the SEC, Cornell Capital would be permitted to sell in the public market common stock issuable to it pursuant to the Standby Equity Distribution Agreement and the conversion of the convertible debentures. Such sales may cause its stock price to decline.


TXP May Not Have Access To The Standby Equity Distribution Agreement Until Such Time As The Convertible Debentures To Cornell Capital Have Been Repaid Which Could Have Harmful Financial Consequences For TXP.

TXP has entered into convertible debentures with Cornell Capital. These convertible debentures have rights to convert the principal and interest into shares of TXP common stock based upon floating market prices of TXP common stock. The Securities and Exchange Commission will not allow registration of its shares as required by Cornell Capital under the standby equity distribution agreement until such time as the convertible debentures have been repaid or are revised to have a fixed conversion price rather than a floating conversion price based upon the market price of the TXP common stock. Accordingly, TXP cannot rely upon access to the $15,000,000 standby equity distribution agreement until either of those events occur. Should TXP not be able to restructure the convertible notes, obtain additional convertible debentures from Cornell Capital in place of the standby equity distribution agreement or generate sufficient cash through sales to meet its expenses, its ability to execute its business plan will be jeopardized and it may have to scale back its operations to a significant degree.

If Cornell Capital Were To Sell A Material Amount of Common Stock The Significant Downward Pressure On The Price Of TXP's Stock Caused By Those Sales Could Encourage Short Sales By Third Parties, Which Could Contribute To The Further Decline Of Its Stock Price.


In many circumstances the provision of a Standby Equity Distribution Agreement or convertible debentures for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially true if the shares being placed into the market exceed the ability of the market to absorb the increased stock or if TXP has not performed in such a manner to show that the equity funds raised will be used to grow TXP. This could result in further downward pressure on the price of TXP's common stock.

Under the terms of our Standby Equity Distribution Agreement, TXP may request numerous draw downs. In addition, $1,950,000 of the $2,350,000 of outstanding debentures are convertible at a discount to the market price of its common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of its stock price. Persons engaging in short sales, sell shares that they do not own, and at a later time purchase shares to cover the previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then prevailing market price. If the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long-position in the stock. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which in turn may cause long holders of the stock to sell their shares, thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the price will decline. It is not possible to predict if the circumstances whereby short sales could materialize or to what extent the share price could drop.


                              REGULATORY APPROVALS


The Board of Directors of SMS and the Board of Directors and the majority shareholders of TXP approved the merger. No other approvals were required. The merger will become effective under Texas law upon the acceptance by the Texas Secretary of State of the certificate of merger to be filed by TXP upon the exchange of shares discussed above between SMS and TXP following completion of certain conditions precedent discussed under Terms of the Merger, below; including approval by SMS's shareholders of the 1-for-10 Reverse Split.

                          REPORTS, OPINIONS, APPRAISALS

We did not engage financial advisors in connection with the merger, and no report, opinion or appraisal was obtained with respect to the merger, or any financial advisor or third party as to the fairness of the merger to SMS's shareholders from a financial point of view or as to any other matter.

                    INTERESTS OF SMS MANAGEMENT IN THE MERGER

Mr. Richard Smitten may have interests in the transaction that are different from or in addition to the interests of SMS's stockholders in general.

Mr. Smitten may be allowed to purchase the Livermore business in return for elimination of the $150,000 obligation, consisting of accrued and unpaid compensation owed to him by SMS in connection with certain funds he advanced to SMS in the past.

                   STOCK MARKET SOLUTIONS' PLAN OF OPERATIONS

Forward-Looking Statements

The following discussion and analysis is provided to increase the understanding of, and should be read in conjunction with, the Financial Statements of the Company and Notes thereto included elsewhere in this Report. Historical results and percentage relationships among any amounts in these financial statements are not necessarily indicative of trends in operating results for any future period. The statements, which are not historical facts contained in this Report, including this Plan of Operations, and Notes to the Financial Statements, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information, and are subject to various risks and uncertainties. Future events and the Company's actual results may differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, dependence on existing and future key strategic and strategic end-user customers, limited ability to establish new strategic relationships, ability to sustain and manage growth, variability of operating results, the Company's expansion and development of new service lines, marketing and other business development initiatives, the commencement of new engagements, competition in the industry, general economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the service requirements of its clients, the potential liability with respect to actions taken by its existing and past employees, risks associated with international sales, and other risks described herein and in the Company's other SEC filings.

The safe harbors of forward-looking statements provided by Section 21E of the Exchange Act are unavailable to issuers of penny stock. As we issued securities at a price below $5.00 per share, our shares are considered penny stock and such safe harbors set forth under the Reform Act are unavailable to us.

Overview
--------

Stock market traders can trade the stock market using our proprietary software system, supplied on the Internet. The Livermore trading system is designed to help stock market traders utilize a computer based trading program using the principals of the Jessie Livermore trading system. Our only future source of revenue is through subscriptions to our software products.

The primary methodology of the trading system is based on stock trader Jesse Livermore's methods and techniques that he developed in over forty-five years of trading the market as outlined in two books:

      o "How To Trade In Stocks" written by Jesse Livermore with additional material by Richard Smitten

      o "Jesse Livermore: World's Greatest Stock Market Trader" written by Richard Smitten.

Since our inception we have devoted our activities to the following:

      o     Developing our business plan
      o     Obtaining and developing necessary intellectual property
      o     Raising capital
      o     Establishing our website
      o     Developing markets for the services we offer on our website


SMS's net loss increased mainly due to expenses incurred in developing its stock trading software and to the start of designing of a website for its business. For the fiscal year ended December 31, 2004 and for the six month period ended September 30, 2005, by in large the Company was inactive.

Liquidity and capital resources
-------------------------------

SMS is inactive, has no revenues, has a deficit accumulated during the development stage at September 30, 2005 of $1,248,936, net loss during the nine months ended September 30, 2005 of $544,630, and net cash used in operations of $100,241 during the nine months ending September 30, 2005. In addition, as of September 30, 2005, SMS had only $14,785 of cash available. Our cash resources of $14,785 are insufficient to satisfy our cash requirements over the next 12 months.

Until financing has been received, all our costs, including bank service fees and those costs associated with on-going SEC reporting requirements, will be funded by management, to the extent that funds are available to do so.

On June 14, 2004, SMS entered into a standby equity distribution agreement ["SEDA"] with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, SMS may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners will pay 97% of the lowest volume weighted average price of the SMS's common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. No amount of the SEDA is available after closing of the merger.

SMS may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, SMS may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first. SMS may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30 day period is $400,000. A closing will be held six trading days after such written notice at which time SMS will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. In addition to other possible costs of each advance, SMS will pay a commitment fee to the investor of 5% of each advance which will be treated as an offering cost and charged to additional paid-in capital for accounting purposes.

Under the terms of the SEDA, Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. As of September 30, 2005, we issued 14,546,911 common shares for draws against the line which was used to pay off the $150,000 note payable and accrued interest.

On June 14, 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., SMS gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000 as a commitment fee. The convertible debenture is due and payable, with 5% interest payable at maturity or upon conversion, three years from the date of issuance, unless sooner converted into shares of SMS's common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder's option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the SMS's common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. At maturity, SMS has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the SMS's common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date. The debenture provides that Cornell Capital Partners, L.P. may only convert the debenture if the number of shares held by the lender or its affiliates after the conversion would not exceed 4.99% of the outstanding shares of our common stock following such conversion. In addition, we have the right to redeem at any time at 120% of the outstanding principal balance plus accrued unpaid interest.

The Company determined that the call option is not a derivative in accordance with SFAS 133. The Company determined that the embedded conversion feature is a derivative under SFAS 133 and related interpretations due to the variable share quantity it is convertible into and due to the liquidated damages clause under the registration rights agreements. Accordingly, the conversion option has been segregated and recorded in 2004 as a non-current derivative liability at its then fair value of $235,000. The fair value increased by $10,000 as of March 31, 2005 with no change through September 30, 2005 as determined using a Black-Scholes option pricing model with the following assumptions: expected term of 1.5 years, volatility of 397%, expected dividends of zero and interest rate of 3.6%. The derivative liability is treated as non-current since the conversion option expires in over one year. The related debt discount of $235,000 is being amortized over the debt term of 3 years with amortization in 2004 of $42,528 and amortization of $58,652 in 2005.

The Company has determined that this fee, $240,000, should be treated as an offering cost asset to be offset against the proceeds of the SEDA. As of September 30, 2005, $150,000 has been charged against additional paid-in capital against the $150,000 SEDA draws.

On February 15, 2005, we entered into a Promissory Note with Cornell for $150,000. The face amount of this Promissory Note and interest at a rate of twelve percent (12%) per annum shall be payable either out of the net proceeds received by we under the Standby Equity Distribution Agreement dated June 14, 2004 or within 107 calendar days of January 26, 2005. We received net proceeds after payment of fees and commission of $123,750.

In connection with the above transaction with Cornell, from February 9, 2005 to May 20, 2005, SMS sold 14,546,911 registered shares for $152,509 to the public (Cornell) in a no minimum public offering under a registration statement declared effective by the SEC in 2004. The $152,200 paid off the $150,000 note payable plus accrued interest of $2,200.

We entered into an Agreement and Plan of Merger on June 13, 2005 with TP Acquisition Corp., a Texas corporation and a newly formed wholly-owned subsidiary of the Company and Texas Prototypes, Inc., a Texas corporation. TP Acquisition Corp. shall merge into Texas Prototypes, Inc. which will remain as a subsidiary of the Company. We shall issue approximately 90 million common shares to the shareholders of TXP after a proposed 1 for 10 reverse split of SMS's common stock. The transaction is anticipated to be accounted for as a recapitalization of Texas Prototypes, Inc.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
                            PLAN OF OPERATION OF TXP


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           OR PLAN OF OPERATION OF TXP

Overview

TXP was incorporated on March 15, 2002 under the laws of the State of Texas. TXP specializes in quick-turn complex circuit card assemblies and optoelectronic prototyping, new product introduction and pilot production of electronic assemblies for technology innovators, Original Equipment Manufacturers (OEMs) and Contract Manufacturers (CM) in the United States. TXP operates its business in a 30,000 square-foot high-tech facility, located in Richardson, Texas.

Critical Accounting Policies

TXP's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. TXP evaluates its estimates and assumptions on an ongoing basis. TXP actual results may differ from these estimates under different assumptions or conditions.

TXP's significant accounting policies are described in Note 1 of the notes to our consolidated financial statements located in Appendix A to this Schedule 14A. The following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies TXP believes are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations.

Revenue Recognition

Revenues are derived from the following sources:

- Prototyping and assembly services
- Prototyping -Photonics/Optoelectronics services
- Material supply chain management services
- Turn-key solution- consists of material supply chain management services and one of the other services listed above.

The following is a description of each revenue source and our revenue recognition policy for each source:

Prototyping and assembly services typically consist of assembling and designing surface mount technology products to the customer provided design specifications. These services are priced based on the complexity, time-to turn and unit volume of the customer project. The majority of our prototyping and assembly services projects are completed in less than three weeks. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Prototyping -Photonics/Optoelectronics services typically consists of assembling and designing optical and optical related products to the customer provided design specifications. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Material supply chain management services consists of locating and procuring materials according to customer design specifications, qualifying components and auditing vendors, inventorying materials, and providing dual vendor sourcing if necessary. Material supply chain management services are priced at the cost of the material plus 5% to 25%. The pricing is solely dependent on the complexity and volume of the services performed. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met at the time materials have been received and inventoried.

Turn-key solution is a combination of material supply chain management and one of the other service revenue sources described above. Revenue is recognized separately for each service according to the revenue recognition criteria for each source described above. In a turn-key solution, each service is discrete and priced separately.

Allowance for Doubtful Accounts

TXP's allowance for doubtful accounts relates to trade accounts receivable. The allowance for doubtful accounts is an estimate prepared by management based on identification of the collectibility of specific accounts and the overall condition of the receivable portfolios. The company specifically analyzes individual customer balances in trade receivables, historical bad debts, customer credits, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. If the financial condition of the company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. Likewise, should the company determine that it would be able to realize more of its receivables in the future than previously estimated, an adjustment to the allowance would increase income in the period such determination was made. The allowance for doubtful accounts is reviewed on a quarterly basis and adjustments are recorded as deemed necessary.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over estimated useful lives, which are generally three to seven years.

RESULTS OF OPERATIONS

Comparison of the Nine Months Ended September 30, 2005 ("2005") to the Nine Months Ended September 30, 2004 ("2004")

Revenues

TXP currently derives almost all of our revenue from our prototyping and material supply chain management services. Prototyping services are priced based on the complexity, time-to turn and volume of the customer project. TXP's material supply chain management services are priced at the cost of the material plus 5% to 25%. Revenues increased 236% from $2,548,000 in 2004 to $8,575,000 in
2005 or by $6,027,000. Material supply chain management services increased 22% from $1,462,000 in 2004 to $1,780,000 in 2005. Prototyping and assembly services increased 43% from $1,086,000 in 2004 to $1,558,000 in 2005. Photonics
Prototyping increased from $0 in 2004 to $5,237,000. Photonics prototyping accounted for 87% of the overall increase in revenues. These revenues were from a single customer and represent a new revenue source for TXP as we expanded our offering in 2005 to include photonics prototyping. The increase in revenues is attributed to an increasing customer base, continued demand from existing customers, and more customers electing a turnkey solution which includes both prototyping and assembly and material supply chain services for their projects. TXP expanded its customer base from 32 in 2004 to 38 in 2005. TXP's top five customers accounted for 83% and 78% of revenue in 2005 and 2004, respectively.

Cost of Sales and Gross Profit

Cost of sales consists of direct material, labor costs, depreciation expense on machinery and equipment, equipment lease, and set-up and tooling charges associated with performing our services. Cost of sales increased from $1,391,000 in 2004 to $6,342,000 in 2005. Direct material costs related to supply chain management services increased from $1,017,000 in 2004 to $1,507,000 in 2005 or $490,000 as revenues from supply chain management services increased 22% in 2005 compared to 2004. Direct labor costs increased from $137,000 in 2004 to $397,000 in 2005 as TXP increased headcount and reallocated certain employees to handle increasing operations. Set-up and tooling charges increased from $14,000 in 2004 to $51,000 in 2005 as the number and complexity of customer projects expanded as compared to 2004. Depreciation on equipment increased by $36,000 compared to 2004 in line with capital expenditures. Direct costs related to our photonics prototyping project increased from $0 in 2004 to $4,133,000 in 2005 and includes direct labor and material costs attributable to the project.

Gross profit is dependent on the scope and the nature of the customer project. Customer projects requiring a turnkey solution which includes both prototyping and material supply chain management services typically results in a lower margin than prototyping services only. Margins on prototyping services can range from 60% to 85% while margins on material supply chain management services can range from 5% to 25%.

Gross profit increased from $1,157,000 in 2004 to $2,234,000 in 2005. During the same period the gross margin declined from 45% in 2004 to 26% in 2005 due to the change in revenue mix and increased sales of material supply chain management services in 2005.

Selling, General and Administrative Expenses

SG&A expense consists of personnel costs including taxes and benefits, rent and utilities, contract labor, insurance, professional fees, marketing, telecommunication, internet costs, and other administrative expenses. SG&A expenses increased by $758,000 from $1,051,000 in 2004 to $1,810,000 in 2005.
Personnel costs increased $558,000 and reflects the addition of employees to support several new service offerings including pre-manufacturing services for photonics, optoelectronics and printed circuit board lay-out. Contract labor and repairs and maintenance increased $6,000 and $21,000, respectively as sales and operations expanded from 2004. Marketing increased $70,000 due to efforts to increase our product and service awareness. Rent and utilities increased $111,000 as result of a new lease agreement as facilities square-footage doubled to support additional operations. TXP also incurred one-time moving fees of $11,000 in connection with the new lease. Personal property taxes increased $12,000 in line with growing personal property values. Certain operating leases expired in 2005 resulting in $25,000 decrease in lease expense compared to 2004.

Depreciation Expense

Depreciation expense, net amounts included as a component of cost of sales, increased from $15,000 in 2004 to $41,000 in 2005. The increase was in-line with capital expenditures and depreciable asset base.

Net Interest Expense

Net interest expense increased from $27,000 in 2004 to $354,000 in 2005. $215,000 of increase relates to interest to finance the purchase of materials related to our photonics prototyping project. Approximately $92,000 of the increase relates to interest on $1,400,000 in convertible debentures issued to Cornell Capital Partners, LP ("Cornell Capital") that originated in August of 2004 and amortization of the related $200,000 discount. Approximately $15,000 of the increase relates to interest on $550,000 in convertible debentures issued to Cornell Capital that originated in June of 2005 and amortization of the related $65,000 discount. Interest Income increased from $1,000 in 2004 to $4,000 in 2005 and reflects interest income on cash held in interest bearing accounts during 2005.

Comparison of the Three Months Ended September 30, 2005 ("Q2005") to the Three Months Ended September 30, 2004 ("Q2004")

Revenues

TXP currently derives almost all of our revenue from our prototyping and material supply chain management services. Prototyping services are priced based on the complexity, time-to turn and volume of the customer project. TXP's material supply chain management services are priced at the cost of the material plus 5% to 25%. Revenues increased 480% from $1,032,000 in Q2004 to $5,989,000 in Q2005. Material supply chain management services decreased 39% from $460,000 in Q2004 to $281,000 in Q2005. Prototyping and assembly services decreased 18% from $572,000 in Q2004 to $471,000 in Q2005. Photonics Prototyping increased from $0 in Q2004 to $5,237,000 in Q2005. Photonics prototyping accounted for 87% of the overall increase in revenues. These revenues were from a single customer and represent a new revenue source for TXP as we expanded our offering in 2005 to include photonics prototyping. TXP expanded its customer base from 16 in Q2004 to 26 in Q2005. TXP's top five customers accounted for 95% and 88% of revenue in Q2005 and Q2004, respectively.

Cost of Sales and Gross Profit

Cost of sales consists of direct material, labor costs, depreciation expense on machinery and equipment, equipment lease, and set-up and tooling charges associated with performing our services. Cost of sales increased from $553,000 in Q2004 to $4,607,000 in Q2005. Direct material costs related to supply chain management services decreased from $427,000 in 2004 to $253,000 in 2005 or $174,000 as revenues from supply chain management services decreased 39% in Q2005 compared to Q2004. Direct labor costs increased from $46,000 in 2004 to $132,000 in 2005 as TXP increased headcount and reallocated certain employees to handle increasing operations. Depreciation on machinery and equipment increased by $13,000 compared to 2004 in line with increased machinery and equipment capital expenditures and depreciable asset base. Direct costs related to our photonics prototyping project increased from $0 in Q2004 to $4,133,000 in Q2005 and include direct labor and material costs attributable to the project.


Gross profit is dependent on the scope and the nature of the customer project. Customer projects requiring a turnkey solution which includes both prototyping and material supply chain management services typically results in a lower margin than prototyping services only. Margins on prototyping services can range from 60% to 85% while margins on material supply chain management services can range from 5% to 25%.

Gross profit increased from $479,000 in Q 2004 to $1,382,000 in Q2005. During the same period the gross margin declined from 46% in Q2004 to 23% in Q2005 due to the change in revenue mix, especially on the Photonics projects where we realized gross margins of approximately 18%.

Selling, General and Administrative Expenses

SG&A expense consists of personnel costs including taxes and benefits, rent and utilities, contract labor, insurance, professional fees, marketing, telecommunication, internet costs, and other administrative expenses. SG&A expenses increased from $503,000 in Q2004 to $642,000 in Q2005 or $140,000.
Personnel costs increased $187,000 and reflect the addition of employees to support several new service offerings including pre-manufacturing services for photonics, optoelectronics and printed circuit board lay-out. Rent and utilities increased $57,000 as result of a new lease agreement as facilities square-footage doubled to support additional operations. Professional fees decreased from $63,000 in Q2004 to $17,000 in Q2005 or $46,000. In Q2004,
professional fees included the issuance to Mobilepro Corp. 2,822,580 shares of TXP's common stock valued at $60K pursuant to the terms of a Business Development Agreement. Certain operating leases expired in 2005 resulting in $16,000 decrease in lease expense compared to 2004. Marketing and promotions and travel decreased by $26,000 and $16,000, respectively, as the company and management focused on the execution of operations especially the $5,240,000 pre-manufacturing services project (the "Project") subcontracted to TXP from Foxconn, a large tier 1 contract manufacturer.

Depreciation Expense

Depreciation expense, net amounts included as a component of cost of sales, increased from $3,000 in Q2004 to $15,000 in Q2005. The increase is in line with capital expenditures incurred and depreciable asset base.

Net Interest Expense

Net interest expense increased from $11,000 in Q2004 to $271,000 in Q2005. 215,000 of increase relates to interest to finance the purchase of materials related to our photonics prototyping project.$23,000 of the increase relates to interest on $1,400,000 in convertible debentures issued to Cornell Capital that originated in August of 2004 and amortization of the related $200,000 discount. Additionally, $12,000 of the increase relates to interest on $550,000 in convertible debentures issued to Cornell Capital that originated in June of 2005 and amortization of the related $65,000 discount. Interest income increased from $0 in Q2004 to $1,000 in Q2005 and reflects interest income on cash held in interest bearing accounts during Q2005.

Liquidity and Capital Resources

TXP's principal potential sources of liquidity are cash on hand, cash generated from current revenues and cash provided from financing activities. As of September 30, 2005, TXP had cash and cash equivalents of $98,000.

During the nine months ended September 30, 2005 TXP used $925,000 in operating activities compared to using $100,000 during the nine months ended September 30, 2004. Cash used in operating activities during 2005 reflects $29,000 in net income, $161,000 in depreciation, $57,000 in debt discount amortization and $45,000 in stock compensation expense. Accounts receivable and account payable increased $2,031,000 and $697,000, respectively decreasing working capital by approximately $1,334,000. The increases in both accounts receivable and accounts payable were directly related to a $5,240,000 pre-manufacturing services project (the "Project") subcontracted to TXP from Foxconn, a large tier 1 contract manufacturer. Foxconn and TXP are not affiliated and this is the first Project that TXP has performed for Foxconn. The Project began in Q2 2005 and was completed prior to the end of Q3 2005. TXP obtained cash of $117,000 for working capital changes as inventory and other assets decreased by $34,000 and $99,000, respectively and accrued expenses increased $63,000 partially offset by an increase to deferred offering costs of $79,000.

Cash used in operating activities during 2004 reflects $64,000 in net income, $102,000 of depreciation and amortization, and $60,000 in consulting services paid for with common stock. Accounts receivable, inventory, and deferred offering costs increased by $430,000, $74,000 and $47,000, respectively decreasing working capital. The company obtained cash for working capital changes of $226,000 consisting of increases in accounts payable, accrued expenses, deferred taxes and a decrease in other receivables.

During the nine months ended September 30, 2005 TXP used $421,000 in investing activities reflecting capital expenditures for plant, property and equipment.

During the nine months ended September 30, 2004 TXP used $177,000 in investing activities reflecting capital expenditures for plant, property and equipment.

During the nine months ended September 30, 2005, financing activities provided net cash of $794,000, as the result of issuances of $550,000 in convertible debentures to Cornell Capital partially offset by fees paid of $65,000 to secure the transaction as well as short term note payable from a private investor for $250,000 and a draw down our line of credit for $80,000. TXP also had proceeds and repayments from notes payables and capital lease obligations of $96,000 and $117,000, respectively. During the nine months ended September 30, 2004, financing activities provided $1,258,000 the result of issuing a $1,400,000 convertible debenture to Cornell Capital net discounts of $200,000. TXP received cash proceeds of $95,000 and $45,000 from its line of credit and from a note payable to a financial institution, and made notes payable payments of $82,000.

On July 30, 2004, TXP issued to Mobilepro Corp. 2,822,580 shares of TXP's common stock pursuant to the terms of a Business Development Agreement. TXP did not receive any cash as a result of this agreement.

On August 25, 2004, TXP entered into a Standby Equity Distribution Agreement. Under this agreement, TXP may issue and sell its shares of common stock to Cornell Capital for a total purchase price of up to $15.0 million. Subject to certain conditions, TXP will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of its common stock under the Standby Equity Distribution Agreement is registered with the SEC and the authorization for quotation on the National Association of Securities Dealers OTC Bulletin Board is obtained and TXP is within the commitment period as defined under the terms of the agreement. The commitment period shall mean the period commencing on the earlier to occur of the effective date, or such earlier date as TXP and Cornell may mutually agree in writing, and expiring on the earliest to occur of the date on which Cornell shall have made payment of advances pursuant to this agreement in the aggregate amount of $15.0 million, or the date occurring 24 months after the effective date of the Standby Equity Distribution Agreement.

TXP has entered into convertible debentures with Cornell Capital discussed below. These convertible debentures allow Cornell Capital to convert the principal and interest into shares of TXP common stock based upon floating market prices of TXP common stock. The Securities and Exchange Commission will not allow registration of its shares as required by Cornell Capital under the Standby Equity Distribution Agreement until such time as the convertible debentures have been repaid or are revised to have a fixed conversion price rather than a floating conversion price based upon the market price of the TXP common stock. Accordingly, TXP cannot rely upon access to the $15,000,000 standby equity distribution agreement until either of those events occur and there is no assurance that these events will occur. See "Risk Factors."

The purchase price for the shares will be equal to 100% of the market price, which is defined as the lowest closing bid price of TXP's common stock during the five trading days following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, TXP has not drawn down on the Standby Equity Distribution Agreement.

Should the merger be successful, the $15,000,000 Standby Equity Distribution Agreement will survive the merger and be available to TXP, as the combined company.

In conjunction with the Standby Equity Distribution Agreement, TXP issued a $400,000 compensation debenture to Cornell Capital. The first payment on this note becomes due and payable on the first trading day of the third month after a registration statement filed to register the shares issuable upon conversion of the $1,400,000 in convertible debentures issued to Cornell Capital and Mobilepro Corp. ("Mobilepro") is declared effective by the SEC, with each successive payment being due and payable on the first trading day of each succeeding month thereafter until all principal has been paid. Each payment shall be $40,000 and may be paid in common stock (convertible at the volume weighted average price of the common stock as quoted on the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange for the five (5) trading days immediately preceding the date the payment is due and successful registration of the shares under the Securities Act of 1933) at TXP's option. The $400,000 debenture was recorded as a liability and as a deferred offering cost on TXP's balance sheet. The deferred offering cost will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.

In August 2004, TXP entered into a Securities Purchase Agreement with Cornell Capital and Mobilepro for a secured convertible debenture of $1,400,000 ($700,000 to each) bearing interest at five percent (5%). In 2005, Cornell purchased $700,000 in convertible debentures from Mobilepro and holds all of $1,400,000 in convertible debentures as of September 30, 2005. As of September 30, 2005, approximately $76,000 of interest has been accrued. These convertible debentures have a term of three years expiring August 27, 2007 and are convertible at the holder's option. There are two ways the $1,400,000 convertible debentures can be converted by Cornell Captital to common stock of TXP. First, the debentures are convertible at 110% of the initial bid price of TXP's Common Stock as submitted on the Form 211 by a market maker and approved by the National Association of Securities Dealers, Inc. Second, the debentures are convertible at an amount equal to 80% of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Further, once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option it must then issue the holder of the debenture 25,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of the initial bid price of TXP's common stock as submitted on the Form 211 by a market maker and approved by the National Association of Securities Dealers, Inc.

The $1,400,000 convertible debentures were discounted by $200,000 which were fees paid to the lender, such discount to be amortized over the life of the notes or three years. At September 30, 2005 TXP had amortized $72,000 of the note discount.

Should the merger be successful, TXP, as the combined company, will assume the obligations of TXP for the $1,400,000 in convertible debentures held by Cornell Capital.

TXP expects to amend the convertible debenture with Cornell Capital in accordance with a Letter of Intent that it executed with Cornell Capital in June 2005. The Letter of Intent provides for a bridge debenture in the amount of $2,500,000, adding the $1,950,000 already disbursed by Cornell Capital to TXP under the convertible debentures with an additional $550,000 available to be disbursed when TXP is trading on the OTCBB. The interest rate is 12% per year with maturity twelve months from the date of issuance. TXP is required to make monthly payments on the earlier of the first date of the month following an effective registration statement for registration of TXP's shares of common stock issued under the Standby Equity Distribution Agreement to Cornell Capital or three months from the date of the convertible bridge debenture. The amount of each monthly payment is equal to the principal balance of the bridge debenture divided by the number of months remaining to maturity plus accrued interest less any amounts converted by Cornell Capital into shares of TXP's common stock. TXP is required to make monthly payments of accrued interest. Cornell Capital will have the right to convert the bridge debenture at its sole option and at any time into shares of TXP's common stock at a fixed conversion price equal to 100% of a post-money market capitalization of $14,787,500 divided by the total outstanding capital stock of TXP on a fully diluted basis as of the date TXP's common stock is first quoted on the OTCBB (the "Fixed Price"). TXP has granted registration rights to Cornell Capital for TXP shares it acquires through its exercise of its conversion privilege. TXP has a right to prepay any and all amounts owed under the bridge debenture upon three days written notice to Cornell Capital and payment of a premium of 20% of any amounts prepaid if TXP's shares of common stock are trading above the conversion price and no prepayment premium if TXP's shares of common stock are trading below the conversion price at the time of prepayment. In connection with the issuance of the bridge debenture, TXP shall issue a warrant to Cornell Capital in the amount of 30% of the principal amount of the bridge debenture at an exercise price equal to 115% of the Fixed Price. The warrants have a term of five years. In the event of a default by TXP, Cornell Capital has the right, in addition to any other remedies, to convert all the outstanding principal of the debentures into shares of TXP's common stock at a fixed conversion price equal to 20% of the Fixed Price.

TXP must pay a commitment fee of 10% of the commitment amount paid upon each disbursement under the convertible bridge debenture.

Should the merger be successful and the convertible debentures be amended prior to the merger, TXP will assume the obligations of TXP for the $1,950,000 in convertible debentures held by Cornell Capital.

On June 15, 2005 TXP entered into a Securities Purchase Agreement with Cornell Capital for a secured convertible debenture of $550,000 bearing interest at 5%. As of September 30, 2005, approximately $8,000 of interest has been accrued. These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of 120% of the amount redeemed plus accrued interest. If TXP uses this option it must then issue the holder of the debenture 25,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at 110% of the initial bid price of Texas Prototype's common stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc.

There are two ways the $550,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at 110% of the initial bid price of TXP's Common Stock as submitted on the Form 211 by a market maker and approved by the National Association of Securities Dealers, Inc. Second, the debentures are convertible at an amount equal to 80% of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion term expires June 15, 2008. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Further, once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period. The $550,000 convertible debentures were discounted by $65,000 which were fees paid to the lender, such discount to be amortized over the life of the notes of three years. At September 30, 2005 TXP had amortized $7,000 of the note discount.

Should the merger be successful, TXP, as the combined company, will assume the obligations of TXP for the $550,000 in convertible debentures held by Cornell Capital.

On March 1, 2005 TXP renewed its revolving line of credit for $250,000. The line of credit has a one year term with a variable interest rate of prime plus 2%. The line of credit is secured by all assets of the company. Interest payments are due monthly beginning April 1, 2005 and the principal is due when the one year term expires or March 1, 2006. The balance outstanding on the note at September 30, 2005 was $250,000. The line of credit has no financial covenants but it does have provisions that the maximum TXP may have outstanding is $250,000 or 70% of the borrowing base whichever is less. The borrowing base is defined as the value of accounts receivable less than 90 days past their invoice date. TXP was in compliance with these provisions as of September 30, 2005.

Except for the financing agreements with Cornell Capital discussed in our comparison of results the three months ended September 30, 2005 and 2004, above, existing financing arrangements, and revenue generated through its operations, TXP has no other significant sources of working capital or cash commitments. In addition, the Securities and Exchange Commission will not allow registration of its shares as required by Cornell Capital under the Standby Equity Distribution Agreement until such time as the convertible debentures have been repaid or are revised to have a fixed conversion price rather than a floating conversion price based upon the market price of the TXP common stock. Accordingly, TXP cannot rely upon access to the $15,000,000 standby equity distribution agreement until either of those events occur and there is no assurance that these events will occur. See "Risk Factors." Further no assurance can be given that TXP will raise sufficient funds from such financing arrangements, or that TXP will ever produce sufficient revenues to expand its operations to a desirable level, or that a market will develop for its common stock upon which a significant amount of TXP's financing is dependent.

Management believes that the financing arrangements in place are sufficient to satisfy TXP's cash requirements for the next twelve months. If TXP is unable to recognize sufficient proceeds from these arrangements, management believes that TXP can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

Comparison of Fiscal Year Ended December 31, 2004 to 2003

Revenues

TXP currently derives almost all of its revenue from its prototyping and material supply chain management services. Prototyping services are priced based on the complexity, time-to turn and volume of the customer project. Its material supply chain management services are priced at the cost of the material plus 5% to 25%. In 2004 revenues increased $1,588,000 or 89% to $3,381,000 compared to 2003. Material supply chain management services increased 292% from $346,000 in 2003 to $1,355,000 in 2004. Prototyping and assembly services increased 40% from $1,447,000 in 2003 to $2,026,000 in 2004. The increase in revenues is attributed to an increasing customer base, continued demand from its existing customers and more customers electing a turnkey solution which includes both prototyping and assembly and material supply chain services for their projects. TXP grew its customer base from twenty-five customers in 2003 to forty customers in 2004. TXP's five largest customers accounted for 73% and 95% of total revenue in 2004 and 2003, respectively.

Cost of Sales and Gross Profit

Cost of sales consists of direct material, labor costs, depreciation expense on machinery and equipment, equipment lease, and set-up and tooling charges associated with performing our services. Cost of sales increased from $528,000 in 2003 to $1,974,000 in 2004. Direct material costs related to supply chain management services increased from $80,000 in 2003 to $1,447,000 in 2004 or $1,367,000 as revenues from supply chain management services increased 292% in 2004 compared to 2003. Direct labor costs increased from $171,000 in 2003 to $195,000 in 2004 as TXP increased headcount and reallocated certain employees to handle increasing operations. Depreciation on equipment increased by $27,000 compared to 2003 in line with capital expenditures.

Gross profit is dependent on the scope and the nature of the customer project. Customer projects requiring a turnkey solution which includes both prototyping and material supply chain management services typically results in a lower margin than prototyping services only. Margins on prototyping services can range from 60% to 85% while margins on material supply chain management services can range from 5% to 25%. Gross profit increased from $1,265,000 in 2003 to $1,409,000 in 2004 due to increased revenues of $1,588,000 or 89% compared to 2003. During the same period the gross margin decreased from 71% in 2003 to 42% due to the change in revenue mix and increased sales of material supply chain management services in 2004.

Selling, General and Administrative Expenses (SG&A)

SG&A expense consists of personnel costs including taxes and benefits, rent and utilities, contract labor, insurance, professional fees, marketing, telecommunication, internet costs, and other administrative expenses. SG&A expenses increased from $1,035,000 in 2003 to $1,499,000 in 2004 or $464,000.
Personnel costs increased from $739,000 in 2003 to $968,000 in 2004 or $229,000, as TXP expanded its operations and increased headcount. At December 31, 2004 TXP had twenty-eight employees compared to eighteen employees at December 31, 2003. Contract labor increased from $17,000 to $47,000 or $30,000 to support expanding operations. Consulting services included a one-time non-cash expense of $60,000 related to stock issued for services in 2004. Marketing and promotions increased $16,000 due to efforts to increase its product and service awareness. Facilities rent and utilities increased $65,000 as result of a new lease agreement for a larger facility. Office expenses and telecommunications, increased $24,000 and $8,000, respectively, compared to 2003 due to increased headcount in 2004. Travel expense increased $26,000 compared to 2003 due to increased sales and marketing activity.

Depreciation Expense

Depreciation expense, net of amounts included as a component of cost of sales, increased from $19,000 in 2003 to $31,000 in 2004. The increase is in-line with capital expenditures and the depreciable asset base.

Net Interest Expense

Interest expense increased from $0 in 2003 to $70,000 in 2004. Approximately $45,000 of the increase relates to interest and amortization on TXP's convertible debenture of $1,400,000. The remaining $25,000 consists of $20,000 in interest expense on equipment and automobile note payables and $5,000 in expense on TXP's line of credit facility.

Liquidity and Capital Resources

During 2004 TXP used $353,000 in operating activities compared to using $2,000 during 2003. Cash used in operating activities during 2004 reflects $207,000 in net loss, $151,000 of depreciation, amortization, $60,000 of common stock issued for services, $7,000 in bad debt provisions, and $22,000 in note discount amortization. Accounts receivable and inventory increases of $402,000 and $85,000, respectively, accounted for significant uses of cash as revenues increased to $3,381,000 or 89% compared to 2003. Accounts payable and accrued expenses increases of $220,000 and $87,000, respectively, provided cash and mainly reflects funding of direct materials. Deferred offering costs and other assets increases of $225,000 were a significant use of cash and reflect deferred offering costs of $75,000, increases in deposits of $100,000 including rent deposits of $21,000, tradeshow deposits of $34,000, and furniture deposits of $33,000 and prepayment of $50,000 in consulting services. TXP obtained cash for working capital changes of $18,000 from other receivables, deferred taxes.

Cash provided by operating activities during 2003 reflects $179,000 in net income and $83,000 of depreciation and amortization. Increases of $88,000 in accounts receivable were a result of the significant use of cash as revenues increased to $1,793,000 or approximately 100% compared to 2002. Other than accounts receivable, TXP used cash for working capital changes of $175,000 in accounts payable, accrued expenses and accrued equipment lease.

TXP used $276,000 in 2004 and $554,000 in 2003, in investing activities reflecting capital expenditures for machinery and equipment.

During 2004, financing activities provided net cash of $1,246,000, the result of issuances of $1,400,000 in convertible debentures to Cornell Capital partially offset by fees paid of $200,000 to secure the transaction. During 2003, financing activities provided net cash of $444,000 the result of proceeds received from notes payables and our line of credit.

Except for the financing agreements with Cornell Capital discussed in our comparison of results the three months ended September 30, 2005 and 2004, above, existing financing arrangements, and revenue generated through its operations, TXP has no other significant sources of working capital or cash commitments. In addition, the Securities and Exchange Commission will not allow registration of its shares as required by Cornell Capital under the Standby Equity Distribution Agreement until such time as the convertible debentures have been repaid or are revised to have a fixed conversion price rather than a floating conversion price based upon the market price of the TXP common stock. Accordingly, TXP cannot rely upon access to the $15,000,000 standby equity distribution agreement until either of those events occur and there is no assurance that these events will occur. See "Risk Factors." Further, no assurance can be given that TXP will raise sufficient funds from such financing arrangements, or that TXP will ever produce sufficient revenues to expand its operations to a desirable level, or that a market will develop for its common stock upon which a significant amount of TXP' financing is dependent.

Management believes that the financing arrangements in place are sufficient to satisfy TXP's cash requirements for the next twelve months. If TXP is unable to recognize sufficient proceeds from these arrangements, Management believes that TXP can limit its operations, defer payments to management and maintain its business at nominal levels until it can identify alternative sources of capital.

                          DESCRIPTION OF SMS SECURITIES

Common Stock
------------

SMS's stock became qualified for quotation on the over the counter bulletin board under the symbol "SMKT" in 2002. On April 1, 2003 we began trading on the bulletin board.

High and low sales prices for each quarter within the last two fiscal years:*

                            Market Price Information

      High and Low Sales Prices for each quarter within the last two fiscal years.*


        ---------------------- ------------------------ ------------------------
             QUARTER END                HIGH                      LOW
        ---------------------- ------------------------ ------------------------
                                 (Price per Share $)      (Price per Share $)
        ---------------------- ------------------------ ------------------------
        Mar 03                           .50                      .12
        ---------------------- ------------------------ ------------------------
        June 03                          .12                      .3
        ---------------------- ------------------------ ------------------------
        Sept 03                          .10                      .3
        ---------------------- ------------------------ ------------------------
        Dec 03                           .6                       .3
        ---------------------- ------------------------ ------------------------
        Mar 04                           .01                     .006
        ---------------------- ------------------------ ------------------------
        June 04                          .01                     .008
        ---------------------- ------------------------ ------------------------
        Sept 04                          .01                     .007
        ---------------------- ------------------------ ------------------------
        Dec 04                           .01                     .007
        ---------------------- ------------------------ ------------------------
        Mar 05                          .053                     .015
        ---------------------- ------------------------ ------------------------
        June 05                         .022                     .015
        ---------------------- ------------------------ ------------------------
        Sept 05                         .065                     .018
        ---------------------- ------------------------ ------------------------


      *The quotations reflect inter-dealer prices, without mark-up, mark-down or commission and may not represent actual transactions.

Dividends
---------

We have not declared any cash dividends on SMS's common stock since SMS's inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in SMS's business. Any decisions as to future payments of dividends will depend on SMS's earnings and financial position and such other facts as the board of directors deems relevant.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary
-------

In June 2004, SMS entered into a Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, SMS may, at SMS's discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay 92% of the lowest volume weighted average price of the SMS's common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS's common stock is traded for the five days immediately following the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We also gave Cornell Capital a compensation debenture in the amount of $240,000 upon execution of the equity distribution agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the Standby Equity Distribution Agreement. For its services, Newbridge Securities Corporation will receive 181,818 shares of SMS's common stock.

All estimates of shares to be issued under the standby equity distribution agreement are based upon pre-reverse split numbers.

As of June 30, 2005, we issued 14,546,911 common shares for draws against the Standby Equity Distribution line which was used to pay off a $150,000 note payable and accrued interest due Cornell. The total amount of funds received under the Standby Equity Distribution line has been $150,000 and the amount left available under the equity line is zero, as the line expires upon closing of the merger.


Standby Equity Distribution Agreement Explained
-----------------------------------------------

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell to raise capital to fund SMS's working capital needs. The periodic sale of shares is known as an advance. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount.

We may request advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first. We may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30-day period is $400,000. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of SMS's common stock. Because Cornell Capital can repeatedly acquire and sell shares, this limitation does not limit the potential dilative effect or the total number of shares that Cornell Capital may receive under the Standby Equity Distribution Agreement.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of SMS's common stock that will be issued using certain assumptions. For example, we would need to issue 93,720,712 shares of common stock in order to raise the maximum amount of $5,000,000 under the equity distribution agreement at a purchase price of $.05335 (i.e. , 92% of a recent stock price of $.04).

SMS's obligation to issue shares upon receipt of an advance pursuant to the Standby Equity Distribution Agreement is essentially limitless, although under the terms of the agreement Cornell Capital may not own more than 9.9% of SMS's outstanding common stock at any time. The common stock to be issued under the Standby Equity Distribution Agreement will be issued at an 8% discount to the market price as defined in the agreement.

We registered on Form SB-2 a total of 50,000,000 shares of common stock for the sale under the Standby Equity Distribution Agreement. The issuance of shares under the Standby Equity Distribution Agreement may result in a change of control. That is, up to 50,000,000 shares of common stock could be issued under the Standby Equity Distribution Agreement. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital sold the shares purchased under the Standby Equity Distribution Agreement to the same purchaser.

Sample Conversion Calculation of the Convertible Debenture
----------------------------------------------------------

In June 2004, in connection with the Standby Equity Distribution Agreement with Cornell Capital, we gave Cornell Capital an unsecured convertible debenture in the amount of $240,000. The convertible debenture is due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of SMS's common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder's option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the SMS's common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS's common stock is traded for the five days immediately following the notice date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the SMS's common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which SMS's common stock is traded for the five days immediately preceding the conversion date.

The full principal amount of the convertible debenture is due upon default under the terms of convertible debenture. We are obligated to register the resale of the conversion shares assumable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from June 14, 2004.

SMS's obligation to issue shares upon conversion of SMS's convertible debenture is essentially limitless, although the debenture provides that Cornell may only convert the debenture for a number of shares that would cause it to beneficially own no more than 4.99% of the outstanding shares of SMS's common stock following such conversion.

                             ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and request for written consent via proxy and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 100 F Street NE, Washington DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and request for written consent via proxy and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.


    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      (a) No officer or director of TXP has any substantial interest in the matters to be acted upon, other than his role as an officer or director of TXP.

      (b) No director of TXP has informed TXP that he intends to oppose the proposed actions to be taken by TXP set forth in this request for written consent via proxy.

At or following the closing of the merger, under the terms of the merger agreement, Mr. Richard Smitten, president of SMS, may be allowed to purchase SMS's existing Livermore-based business in exchange for the elimination of a $150,000 obligation owed him by SMS. Mr. Smitten has not received and is not receiving any other consideration as a result of the merger. Mr. Smitten has orally agreed to waive any obligations owed him in excess of $150,000 upon closing of the merger and purchase of the existing business.


                          PROPOSAL BY SECURITY HOLDERS

No security holder has requested TXP to include any Proposal in this request for written consent via proxy.


                EXPENSE OF REQUEST FOR WRITTEN CONSENT VIA PROXY

The expenses of mailing this Request for written consent via proxy will be borne by TXP, including expenses in connection with the preparation and mailing of this Request for written consent via proxy and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Request for written consent via proxy to the beneficial owners of SMS's common stock held of record by such persons and that SMS will reimburse them for their reasonable expenses incurred in connection therewith.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one request for written consent via proxy is being delivered to multiple security holders sharing an address unless SMS has received contrary instructions from one or more of the security holders. SMS shall deliver promptly upon written or oral request a separate copy of the request for written consent via proxy to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify SMS that the security holder wishes to receive a separate copy of the request for written consent via proxy by sending a written request to SMS below, or by calling SMS at the number below and requesting a copy of the request for written consent via proxy. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future request for written consent via proxy and annual reports.

                           COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company's principal executive office:

STOCK MARKET SOLUTIONS, INC.
3675 N E Skyline Drive, Jensen Beach, FL 34957-3917
Telephone:  772-334-7129
Attention:  Richard Smitten, President


                                        SIGNATURE


                                        Dated January ___, 2006


                                        /s/ Richard Smitten
                                        ----------------------------------------
                                        Richard Smitten, Chairman,
                                        President and CEO

        THIS REQUEST FOR WRITTEN CONSENT VIA PROXY IS SOLICITED ON BEHALF
             OF THE BOARD OF DIRECTORS STOCK MARKET SOLUTIONS, INC.

               WRITTEN CONSENT VIA PROXY IN CONNECTION WITH ACTION
                       WITHOUT A MEETING OF STOCKHOLDERS

The undersigned hereby appoints Richard Smitten, as Proxy, with the power to appoint his substitute, and hereby authorizes him, or such substitute, to execute a written consent to reverse split SMS's stock, 1 share for 10 shares, under Nevada Revised Statutes Section 78.320 (2) and (3). - Stockholders' meetings: Consent for actions taken without meeting.

      1.    To reverse split SMS's stock, 1 share for 10 shares

            |_|  FOR           |_|  AGAINST              |_|  ABSTAIN

The Proxy is not authorized to vote upon any other business.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Receipt of related Request for Written consent via proxy dated August ___, 2005 is hereby acknowledged.

Please sign your full name. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                        Dated:

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

                                        ---------------------------------------
                                        Signature


                                        ---------------------------------------
                                        Signature if held jointly

                         APPENDIX: FINANCIAL STATEMENTS

                          Stock Market Solutions, Inc.
                          (A Development Stage Company)

                                    Contents

                                                                         Page(s)

Report of Independent Registered Public Accounting Firm                   F-1

Balance Sheet                                                             F-2

Statements of Operations                                                  F-3

Statements of Changes in Stockholders' Deficiency                         F-4

Statements of Cash Flows                                                  F-5

Notes to Financial Statements                                         F-6 - F-16

             Report of Independent Registered Public Accounting Firm

To the Board of Directors of:
    Stock Market Solutions, Inc.

We have audited the accompanying balance sheet of Stock Market Solutions, Inc. (a development stage company) as of December 31, 2004 and the related statements of operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003 and for the period from January 22, 1999 (inception of development stage) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Stock Market Solutions, Inc. (a development stage company) as of December 31, 2004, and the results of its operations, changes in stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003 and for the period from January 22, 1999 (inception of development stage) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11, the Company has a net loss of $500,692 and net cash used in operations of $49,283 for the year ended December 31, 2004 and a working capital deficiency of $34,213, deficit accumulated during the development stage of $704,339 and a stockholders' deficiency of $71,888 at December 31, 2004 and is a development stage company with no revenues. Those matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 20, 2005 (except for Note 13 as to which
                  the date is December 20, 2005)

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2004

                                     ASSETS

                                                                 As Restated
                                                                  (Note 13)
                                                                  ---------
Current Assets
    Cash                                                          $     267
    Security deposit                                                    600
                                                                  ---------
Total Current Assets                                                    867
                                                                  ---------

Equipment, net                                                        4,854

Deferred Offering Costs                                             240,000
                                                                  ---------

Total Assets                                                      $ 245,721
                                                                  =========

                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
    Accounts payable                                              $  21,413
    Accrued Interest                                                  2,167
    Note payable - stockholder                                       11,500
                                                                  ---------
Total Current Liabilities                                            35,080
                                                                  ---------

Convertible Debenture, net of discount of $192,471                   47,529
Debenture conversion option liability                               235,000

                                                                  ---------
Total Liabilities                                                   317,609
                                                                  ---------

Stockholders' Deficiency
    Common stock, $0.001 par value, 50,000,000 shares
       authorized, 30,150,000 issued and outstanding                 30,150
    Common stock issuable ( 181,818 shares )                            182
    Additional paid-in capital                                      675,650
    Deficit accumulated during development stage                   (704,339)
                                                                  ---------
                                                                      1,643
    Less: Deferred consulting fee                                   (73,531)
                                                                  ---------
Total Stockholders' Deficiency                                      (71,888)
                                                                  ---------

Total Liabilities and Stockholders' Deficiency                    $ 245,721
                                                                  =========

                 See accompanying notes to financial statements

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                             For the period from
                                                                              January 22, 1999
                                                   Year Ended December 31,     (Inception) to
                                                    2004            2003      December 31, 2004
                                                ------------    ------------  -----------------
                                                 As Restated                     As Restated
                                                  (Note 13)                      (Note 13)
                                                ------------                    ------------
Operating Expenses
    Depreciation                                $      1,210    $        109    $      1,319
    Legal                                             21,706             830          48,809
    Placement Agent Fee                               10,000            --            10,000
    Software impairment loss                            --              --             6,000
    Website impairment loss                             --              --               850
    Settlement Loss                                   60,963            --            60,963
    Amortization                                        --              --               350
    Accounting                                        17,638           4,318          30,115
    Rental Expense                                     7,950            --             7,950
    Consulting                                       298,818         107,333         406,151
    Software and website costs                          --            20,292          20,292
    General and administrative                        37,711          12,258          60,844
                                                ------------    ------------    ------------
Total Operating Expenses                             455,996         145,140         653,643
                                                ------------    ------------    ------------

Loss from Operations                                (455,996)       (145,140)       (653,643)
                                                ------------    ------------    ------------

Other Income (Expense)
    Interest expense                                 (44,696)           --           (44,696)
                                                ------------    ------------    ------------
Total Other Income (Expense)                         (44,696)           --           (44,696)
                                                ------------    ------------    ------------


Net Loss                                        $   (500,692)   $   (145,140)   $   (698,339)
                                                ============    ============    ============

Net Loss Per Share - Basic and Diluted          $      (0.02)   $      (0.01)   $      (0.04)
                                                ============    ============    ============

Weighted average number of shares outstanding
    during the year - basic and diluted           24,228,678      19,596,164      18,433,572
                                                ============    ============    ============


                 See accompanying notes to financial statements

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                STATEMENTS OF CHANGES TO STOCKHOLDERS' DEFICIENCY
                   From January 22, 1999 to December 31, 2004

                                                                                              Deficit
                                                                                            Accumulated
                                                          Common Stock         Additional      During
                                                     -----------------------   Paid - in     Development     Deferred
                                                      Shares        Amount      Capital         Stage        Consulting      Total
                                                     ----------   ----------   ----------    ----------    ----------    ----------
Common stock issued to founder for book and
    software rights                                   6,000,000   $    6,000   $     --      $   (6,000)   $     --      $     --
Common stock issued for cash                          9,630,000        9,630         --            --            --           9,630
Common stock issued to vendor for website
    development                                       1,200,000        1,200         --            --            --           1,200
Net loss, 1999                                             --           --           --             (13)         --             (13)
                                                     ----------   ----------   ----------    ----------    ----------    ----------
Balance, December 31, 1999                           16,830,000       16,830         --          (6,013)         --          10,817
Common stock issued for cash                            310,000          310         --            --            --             310
Net loss, 2000                                             --           --           --            (679)         --            (679)
                                                     ----------   ----------   ----------    ----------    ----------    ----------
Balance, December 31, 2000                           17,140,000       17,140         --          (6,692)         --          10,448
Common stock issued for cash                            860,000          860         --            --            --             860
Net loss, 2001                                             --           --           --         (34,780)         --         (34,780)
                                                     ----------   ----------   ----------    ----------    ----------    ----------
Balance, December 31, 2001                           18,000,000       18,000         --         (41,472)         --         (23,472)
Net loss, 2002                                             --           --           --         (17,035)         --         (17,035)
                                                     ----------   ----------   ----------    ----------    ----------    ----------
Balance, December 31, 2002                           18,000,000       18,000         --         (58,507)         --         (40,507)
Common stock issued for services                        300,000          300         --            --            --             300
Common stock issued for consulting services           2,300,000        2,300      181,700          --        (168,667)       15,333
Amortization of deferred consulting expense                --           --           --            --          92,000        92,000
Net loss, 2003                                             --           --           --        (145,140)         --        (145,140)
                                                     ----------   ----------   ----------    ----------    ----------    ----------
Balance, December 31, 2003                           20,600,000       20,600      181,700      (203,647)      (76,667)      (78,014)
Stock issued for consulting services                  3,431,818        3,432      201,568          --        (195,000)       10,000
Amortization of deferred consulting expense                --           --           --            --         198,136       198,136
Common stock options issued for services                   --           --        100,682          --            --         100,682
Common stock issued for services                        300,000          300       17,700          --            --          18,000
Common stock issued for book rights                   3,000,000        3,000       (3,000)         --            --            --
Common stock issued for sale of stockholder note      3,000,000        3,000      177,000          --                        180,000
Offering costs                                             --           --           --            --                          --
Net loss, 2004 (as restated - Note 13)                     --           --           --        (500,692)         --        (500,692)
                                                     ----------   ----------   ----------    ----------    ----------    ----------
Balance, December 31, 2004 (as restated - Note 13)   30,331,818   $   30,332   $  675,650    $ (704,339)   $  (73,531)   $  (71,888)
                                                     ==========   ==========   ==========    ==========    ==========    ==========

                 See accompanying notes to financial statements

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                                    For the period from
                                                                                                      January 22, 1999
                                                                          Year Ended December 31,       (Inception) to
                                                                            2004          2003        December 31, 2004
                                                                          ---------    ---------    -------------------
                                                                         As Restated                     As Restated
                                                                          (Note 13)                       (Note 13)
                                                                          ---------                       ---------
Cash Flows from Operating Activities:
    Net loss                                                              $(500,692)   $(145,140)         $(698,339)
    Adjustment to reconcile net loss to net cash used in
       operating activities:
       Amortization                                                            --           --                  350
       Options for services                                                 100,682         --              100,682
       Settlement loss                                                       60,963         --               60,963
       Debt discount amortization                                            42,528         --               42,528
       Depreciation                                                           1,210          109              1,319
       Stock issued for services                                            226,136      107,633            333,769
       Software impairment loss                                                --           --                6,000
       Website impairment loss                                                 --           --                  850
    Changes in operating assets and liabilities:
       Increase (decrease) in:
          Security deposit                                                     --           (600)              (600)
          Accounts payable                                                   17,723       (9,525)            21,413
          Accrued Interest                                                    2,167         --                2,167
                                                                          ---------    ---------          ---------
Net Cash Used in Operating Activities                                       (49,283)     (47,523)          (128,898)
                                                                          ---------    ---------          ---------

Cash Flows from Investing Activities:
    Purchase of equipment                                                    (3,997)      (2,175)            (6,172)
    Loan disbursements to officer                                              --           --              (10,800)
    Payment for software development                                           --           --               (6,000)
                                                                          ---------    ---------          ---------
Net Cash Used in Investing Activities                                        (3,997)      (2,175)           (22,972)
                                                                          ---------    ---------          ---------

Cash Flows from Financing Activities:
    Proceeds from common stock issuance                                        --           --               10,800
    Proceeds from notes payable - related party                              55,500       51,590            145,190
    Repayment on notes payable - related party                               (2,503)      (1,350)            (3,853)
                                                                          ---------    ---------          ---------
Net Cash Provided by Financing Activities                                    52,997       50,240            152,137
                                                                          ---------    ---------          ---------

Net Increase (Decrease) in Cash and Cash Equivalents                           (283)         542                267

Cash and Cash Equivalents at Beginning of Period                                550            8               --
                                                                          ---------    ---------          ---------

Cash and Cash Equivalents at End of Period                                $     267    $     550          $     267
                                                                          =========    =========          =========

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
    Interest                                                              $    --      $    --            $    --
                                                                          =========    =========          =========
    Taxes                                                                 $    --      $    --            $    --
                                                                          =========    =========          =========

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Settlement of debt with common stock                                      $ 119,037    $    --            $ 119,037
Common stock issued for book rights                                       $   3,000    $    --            $   3,000
Common stock issued for services                                          $ 195,000    $    --            $ 195,000
Deferred offering costs                                                   $ 240,000    $    --            $ 240,000

                 See accompanying notes to financial statements

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 and 2003

NOTE 1   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A) DESCRIPTION OF BUSINESS

         Stock Market Solutions, Inc. (the "Company") was incorporated under the laws of the State of Nevada in June 1994. The Company was inactive until January 1999 when it entered the development stage. The Company offers computer programs designed to provide educational/instructional assistance and aid to stock market traders. The Company intends on leasing the program to customers via its website.

         Activities during the development stage include development of a business plan, development of the computer software programs and intellectual property, establishment of a website, determining the market, and raising capital.

         (B) USE OF ESTIMATES

         In preparing financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods presented. Actual results may differ from these estimates.

         Significant estimates in 2004 include an estimate of the deferred tax asset valuation allowance, depreciable lives on property and equipment and valuation of stock based compensation.

         (C) CASH EQUIVALENTS

         For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (D) EQUIPMENT

         Equipment is stated at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using a straight-line method over the estimated useful lives of the related asset of five years.

         (E) WEBSITE DEVELOPMENT COSTS

         In accordance with EITF Issue No. 00-2, the Company accounts for its website in accordance with Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years. (See Note 3)

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         (F) SOFTWARE DEVELOPMENT COSTS

         The Company accounts for the research and development costs and production costs of computer software to be sold, leased, or otherwise marketed in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS No. 86"). Under SFAS No. 86, all costs incurred to establish the technology feasibility of computer software to be sold, leased, or otherwise marketed are considered research and development expenses that are expensed as incurred. Costs of producing product masters, which include coding and testing performance subsequent to establishing technological feasibility but before the product is available for general release to customers are capitalized and amortized on a straight-line basis over the assets estimated useful life.

         (G) LONG-LIVED ASSETS

         The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

         (H) STOCK-BASED COMPENSATION

         The  Company   accounts  for  stock  options  issued  to  employees  in
         accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," and SFAS No. 148 "Accounting for Stock Based Compensation - Transition and Disclosure," which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

         The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

         (I) PROMOTER CONTRIBUTION AND CONTRIBUTED SERVICES

         The Company accounts for assets provided to the Company by promoters in exchange for capital stock at the promoter's original cost basis. The value of services provided to the Company by its sole officer was nominal through December 31, 2004. Accordingly, no expense has been recognized.

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         (J) REVENUE RECOGNITION

         The Company accounts for revenues pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 104. The Company intends on generating revenue from user subscriptions to the stock market trading and simulator programs. All customers will be offered a 35-day trial period in which they may receive a full refund and after such period, customers may cancel their subscriptions with 35 days notice. Payments from a customer during the customer's 35-day trial period will be recorded as a deferred liability and recognition will begin when the refund period expires. Revenue receipts after the 35-day trial period will be recorded as a deferred liability and recognized as revenue on a pro-rata basis as earned over the service period. As of December 31, 2004, no revenues have been generated.

         (K) INCOME TAXES

         The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         (L) NET LOSS PER COMMON SHARE

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2004, there were 1,850,000 common stock options outstanding, which may dilute future earnings per share.

         (M) FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

         The carrying amounts of the Company's short-term financial instruments, including accounts payable and notes payable - related party, approximate fair value due to the relatively short period to maturity for these instruments.

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         (N) NEW ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

         Statement No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" supersedes Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supersedes the provisions of APB 30, "Reporting the Results of Operations," pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement is effective for all fiscal years beginning after December 15, 2001. The adoption of SFAS 144 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), as amended by FIN46(R), which represents an interpretation of Accounting Research Bulletin No. 51 ("ARB 51"), "Consolidated Financial Statements". ARB 51 requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. That requirement usually has been applied to subsidiaries in which the Company has a majority voting interest. However, the voting interest approach is not effective in identifying controlling financial interests in entities (referred to as "variable interest entities") that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. FIN 46 provides guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. As amended by FIN 46(R), this interpretation is effective by the end of the first reporting period ending after December 15, 2003 for small business issuers that have special purpose entities and after December 15, 2004 for all other types of variable interest entities. The adoption of FIN 46 did not have a material impact on the Company's financial position, results of operations, or liquidity.

         In December 2004, the FASB issued SFAS 153, "Exchanges of Non-monetary Assets" - an amendment of APB Opinion No. 29. This Statement amended APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

         In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

         accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2005. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

NOTE 2   SOFTWARE AND IMPAIRMENT LOSS

During 2000, pursuant to a consulting agreement, the Company paid $6,000 to a third party who has an employment agreement with the Company for future employment, towards the development of its proprietary stock market trading software, which is to be leased to users over the Company's website. The costs were capitalized on the balance sheet pursuant to SFAS No. 86. The Company intended to amortize these costs on a straight-line basis over a period of three years once the software was placed in service. The consulting agreement stipulates an additional $6,000 due upon completion of the entire job. At December 31, 2001, the Company evaluated the recoverability of the capitalized software cost, and due to the uncertainty, recognized an impairment loss of $6,000.

NOTE 3   WEBSITE DEVELOPMENT COSTS AND IMPAIRMENT LOSS

During the year ended December 31, 1999, the Company capitalized $1,200 in common stock paid to a third party contractor to develop the Company's website. This agreement with the contractor grants the Company exclusive ownership and permission to the website. Amortization over a three-year period began when the website was placed in service in February 2002.

At  December  31,  2002,  the  Company  evaluated  the   recoverability  of  the
capitalized website development cost, and due to the uncertainty, recognized an impairment loss of $850.

NOTE 4   STANDBY EQUITY DISTRIBUTION AGREEMENT

On June 14, 2004, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, L.P. ("Cornell"). Pursuant to the SEDA, the Company may, at their discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the SEDA, Cornell will pay 97% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board ("OTCBB") or other principal market on which the Company's common stock is traded for the five days immediately following the notice date.

The Company may request advances under the SEDA once the underlying shares are registered with the United States Securities and Exchange Commission ("SEC"). Thereafter, the Company may continue to request advances until Cornell has advanced $5,000,000 or two years after the effective date of the registration statement, whichever occurs first. The Company may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30-day period is $400,000. A closing will be held six trading days after such written notice at which time the Company will deliver shares of common stock and Cornell will pay the advance amount. In

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

addition, to other possible costs of each advance, the Company will pay a commitment fee to the investor of 5% of each advance which will be treated as an offering cost and charged to additional paid-in capital for accounting purposes.

Under the terms of the SEDA, Cornell may not own more than 9.9% of the Company's outstanding common stock at any time. As of December 31, 2004, the Company has not taken any draws against the SEDA.

On June 14, 2004, in connection with the SEDA with Cornell, the Company gave Cornell an unsecured convertible debenture in the amount of $240,000 as a commitment fee. The convertible debenture is due and payable, with 5% interest payable at maturity or upon conversion, three years from the date of issuance, unless sooner converted into shares of the Company's common stock. The debenture is immediately convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder's option any time up to maturity at a conversion price equal to an amount equaling 97% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, L.P. on the OTCBB or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equaling 97% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, L.P. on the OTCBB or other principal market on which the Company's common stock is traded for the five days immediately preceding the conversion date. The debenture provides that Cornell may only convert the debenture if the a number of shares held by the lender or its affiliates after the conversion would not exceed 4.99% of the outstanding shares of the Company's common stock following such conversion. In addition, the Company has the right to redeem at any time at 120% of the outstanding principal balance plus accrued unpaid interest. The Company determined that the call option is not a derivative in accordance with SFAS 133. The Company determined that the embedded conversion feature is a derivative under SFAS 133 and related interpretations due to the variable share quantity it is convertible into and due to the liquidated damages clause under the registration rights agreements. Accordingly, the conversion option has been segregated and recorded as a derivative liability at its fair value of $235,000 as determined using a Black-Scholes option pricing model with the following assumptions: expected term of 3 years, volatility of 225%, expected dividends of zero and interest rate of 3.45%. The related debt discount of $235,000 is being amortized over the debt term of 3 years with amortization in 2004 of $42,528.

The Company has determined that this fee, $240,000, should be treated as a deferred offering cost asset to be offset against the proceeds of the SEDA. There were no proceeds as of December 31, 2004 therefore the $240,000 is reflected as a deferred offering cost asset.

The Company engaged Newbridge Securities Corporation, a registered broker-dealer, to advise them in connection with the SEDA. For its services, Newbridge Securities Corporation shall receive 181,818 shares of the Company's common stock valued at $10,000. As of December 31, 2004, the par value of these shares was recorded as issuable shares and the $10,000 was charged to operations.

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 5   NOTES PAYABLE - STOCKHOLDER

During the year-end December 31, 2004, the Company received proceeds totaling $55,500 from a stockholder increasing the note payable to $133,040 and the Company repaid $2,503 to this stockholder and converted $119,487 into 3,000,000 shares of common stock by two individuals who purchased the note payable from the stockholder. The balance of the transaction was recorded as a settlement loss in the amount of $60,963. (See Note 6)

Amounts due to the Company's sole corporate officer consist of various advances that are non-interest bearing, unsecured, promissory notes, which are due on demand. Total notes payable at December 31, 2004 were $11,500.

NOTE 6   STOCKHOLDERS' DEFICIENCY

The Company issued 6,000,000 common shares to its principal founder in exchange for book and software rights. As the founder had a zero cost basis in the rights, the par value of the common stock totaling $6,000 or $0.001 per share was charged to deficit accumulated during the development stage since there was no additional paid-in capital in the Company at that time.

In 1999, the Company paid 1,200,000 common shares to a website vendor. The shares were valued at the contemporaneous offering price of $0.001 per share or $1,200. (See Note 3)

During 1999, the Company sold 9,630,000 common shares for $0.001 per share or an aggregate $9,630.

During 2000, the Company sold 310,000 common shares for $0.001 per share or an aggregate $310.

During 2001, the Company sold 860,000 common shares for $0.001 per share or an aggregate $860.

On February 25, 2003, the Company issued 300,000 common shares for $0.001 per share or an aggregate $300 for legal services performed. (See Note 10)

On June 1, 2003, the Company issued 2,300,000 common shares for $0.001 per share pursuant to three separate one-year consulting agreements. For financial accounting purposes, the shares are considered fully vested and a measurement date was therefore obtained on June 1, 2003. The stock was valued on the measurement date at the quoted trading price of $0.08 per share resulting in a fair value of $184,000. Based on the one-year term of these consulting agreements, the Company recognized $107,333 of consulting expense for the year ended December 31, 2003 and deferred the remaining $76,667 at December 31, 2003 as a component of stockholders' deficiency. For the year ended December 31, 2004, the Company recognized $76,667 as consulting expense.

On May 24, 2004, the Company issued 300,000 shares of its common stock for legal services, which are considered fully vested and have an estimated fair value of $18,000, based on the $0.06 per share quoted trading price on the grant date, which was recognized as legal expenses immediately since the service period is undefined.

Effective May 15, 2004, the Board approved one-year consulting agreements and issued under a Form S-8 filed in June 2004, 3,250,000 common shares. For accounting purposes, the shares are considered fully vested and a measurement date was therefore obtained on May 15, 2004. The stock was valued on the

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

measurement date at the quoted trading price of $0.06 per share resulting in a value of $195,000. Based on the one-year term of these agreements, the Company recognized $124,169 of consulting expense for the year ended December 31, 2004 and deferred $73,531 at December 31, 2004 as a component of stockholders' deficiency. With the same Form S-8 filing in June 2004, 181,818 common shares are issuable to a registered broker-dealer. The stock was valued on the measurement date at the quoted trading price of $0.06 per share resulting in a value of $10,000 (See Note 4).

In June 2004, the Company issued 3,000,000 common shares to settle $119,037 of notes payable with third parties. The shares were valued at $180,000 based on the $0.06 per share quoted trading price on the settlement date resulting in a $60,963 settlement loss charged to operations. (See Note 5)

In the second quarter, the Company purchased the book rights from its President for 3,000,000 common shares. Since the President is the founder of the Company and a related party, the rights are recorded at their original cost basis of zero resulting in a credit to common stock par value of $3,000 and a charge to additional paid-in capital for the same amount. (See Note 7)

On May 14, 2004, the Company issued options to two outside consultants of 500,000 exercisable during the first 12 months starting on May 15, 2004 at $0.03, 500,000 exercisable during the second 12 months commencing May 15, 2005 at $0.04 and 850,000 exercisable during the third 12 months commencing May 15, 2006. The Company recorded consulting expense of $100,682 (computed using a Black-Scholes model with an interest rate of 1.81%, volatility of 225%, zero dividends and terms from 1 year to 3 years). The weighted average fair value of options granted in 2004 was $0.05.

On October 13, 2004, the Company registered 5,000,000 shares of common stock underlying the convertible debenture (see Note 4).

NOTE 7   RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, the Company received proceeds totaling $55,500 from an officer. During the year ended December 31, 2004, the Company repaid $2,503 to this officer (See Notes 5 and 6). In June 2004, the Company issued 3,000,000 common shares to settle $119,037 of notes payable to the officer (See Note 6). The balance as of December 31, 2004 is $11,500.

In the second quarter, the Company purchased the book rights from its President for 3,000,000 common shares. Since the President is the founder of the Company and a related party, the rights are recorded at their original cost basis of zero resulting in a credit to common stock par value of $3,000 and a charge to additional paid-in capital for the same amount. (See Note 6)

During 2003, the Company entered into a sub-lease rental agreement with its sole corporate officer. This agreement was renewed in April 2004 (See Note 9(B)).

NOTE 8   INCOME TAXES

There was no income tax expense for the years ended December 31, 2004 and 2003 due to the Company's net losses.

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

The Company's tax expense differs from the "expected" tax expense for the years ended December 31, 2004 and 2003, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

                                                  2004           2003
                                               ---------      ---------
Computed "expected" tax expense (benefit)      $(170,235)     $ (67,200)
Change in valuation allowance                    170,235         67,200
                                               ---------      ---------
                                               $      --      $      --
                                               =========      =========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2004 is as follows:

                                                  2004
                                               ---------
Deferred tax assets:
Net operating loss carryforward                $ 237,435
                                               ---------
Total gross deferred tax assets                  237,435
Less valuation allowance                        (237,435)
                                               ---------
Net deferred tax assets                        $      --
                                               =========

The Company has a net operating loss carryforward of approximately $698,339 available to offset future taxable income expiring between 2021 and 2024.

The valuation allowance at December 31, 2003 was $67,199. The net change in valuation allowance during the year ended December 31, 2004 was an increase of $170,235.

NOTE 9   COMMITMENTS

     (A) EMPLOYMENT AGREEMENTS

     Since  inception,  the Company  entered  into  employment  agreements  (the
     "Agreements") with four individuals for a term of one year, and each agreement stipulates annual cash compensation. Each Agreement becomes effective upon completion of the planned registration of selling security holders of the Company. Three of these agreements were terminated in March 2004 leaving one agreement with the President. As of December 31, 2004, the Company has not yet commenced a sale of its securities under a registration statement declared effective by the SEC in October 2004. Accordingly, no accrued compensation is required as of December 31, 2004. (See Note 12)

     (B) RENTAL AGREEMENT

     On August 15, 2003, the Company entered into a one-year rental agreement. Under the terms of the agreement, the Company would be obligated to pay $1,200 per month in rent. The Company also paid $600 for a refundable security deposit, which is reflected in the accompanying balance sheet. Subsequent to entering into this rental agreement, the Company entered into a sub-lease rental agreement with its sole corporate officer. Under the terms of the sub lease, the officer would be required to pay the Company $600 per month. A new lease was entered into on April 15, 2004 with the same landlord for a term of one year for $1,200 per month in rent, which is allocated $800 to the Company and $400 to the sole corporate officer. As of December 31, 2004, the Company has recognized $7,950 in net rent expense. (See Note 7)

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

NOTE 10  STOCK AWARD PLAN

The 2003 Stock Award Plan (the "Plan") of the Company is for selected employees, officers, directors, and key consultants and advisors to the Company. The Plan shall become effective as of February 25, 2003 (the "Effective Date") and shall terminate on December 31, 2003. The total number of shares of common stock available under the Plan shall not exceed in the aggregate 1,000,000. Such shares may be treasury shares or authorized but unissued shares. The Board may award and issue shares of common stock under the Plan to an eligible individual ("Stock Award"). The Board in its discretion and subject to the provisions of the Plan may, from time to time, grant to eligible individuals of the Company Stock Awards. Stock Awards may be made in lieu of cash compensation or as additional compensation. Stock Awards may also be made pursuant to performance-based goals established by the Board. The Company may, but shall not be obligated to, register any securities covered by a Stock Award pursuant to the Securities and Exchange Act of 1933. The Board may at any time alter, suspend or terminate the Plan. The Company may, for cause, cancel and the employee shall forfeit all outstanding Stock Awards, which are not fully vested. On February 25, 2003, the Company issued 300,000 shares of its common stock having a fair value of $300 for legal services (See Note 6).

NOTE 11  GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $500,692 and net cash used in operations of $49,283 for the year ended December 31, 2004 and a working capital deficiency of $34,213, deficit accumulated during the development stage of $704,339 and a stockholders' deficiency of $71,888 at December 31, 2004 and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The Company has essentially been inactive during 2004 while it was in the process of completing its registration statement on Form 10-SB and attempting to obtain quotation status on the Over the Counter Bulletin Board. Other than the liabilities reflected on the accompanying balance sheet at December 31, 2004, future expenses to maintain the Company's existence as a Securities and Exchange Act of 1934 reporting company include: accounting, auditing, Edgar, legal, and stock transfer agent fees. The Company plans to raise capital through private placements to pay the above corporate expenses as well as to implement its business plan. The company raised $150,000 in February 2005 (See Note 12). Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 12  SUBSEQUENT EVENTS

During January and February 2005, the Company's sole corporate officer advanced $2,000 to the Company. The advances are non-interest bearing, unsecured, promissory notes which are due on demand.

On February 15, 2005, the Company entered into a Promissory Note with Cornell for $150,000. The face amount of this Promissory Note and interest at a rate of twelve percent (12%) per annum shall be payable either out of the net proceeds received by the company under the Standby Equity Distribution Agreement dated

                          STOCK MARKET SOLUTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

June 14, 2004 or within 107 calendar days of February 15, 2005. The Company received net proceeds after payment of fees and commission of $123,750 (See Note
4). In connection with this promissory note, 19,500,000 common shares were issued into escrow as collateral for the loan.

In connection with the above transaction with Cornell, on February 9, 2005, the Corporation sold registered shares to the public in a no minimum public offering under a registration statement declared effective by the SEC in 2004. These sales are part of the 19,500,000 discussed above which Cornell may periodically sell and apply to repayment of the promissory note and related accrued interest.

Under the terms of the Employment Agreement between the Corporation and its President dated May 1, 2001, the "Effective Date" provisions were satisfied on February 9, 2005. In light of the achievement of overall objectives, the President's salary for the period from February 9, 2005 to December 31, 2005 is established at $14,000 per month, pro rated from February. In addition, in light of the fact that the President has performed numerous services for the Corporation for which he has not been compensated, he shall receive a bonus of $150,000, effective February 9, 2005.

NOTE 13  RESTATEMENT

In December 2005, management became aware that the embedded conversion feature of the convertible debenture should have been accounted for as a derivative liability. Management also should have accounted for the $240,000 SEDA commitment fee as a deferred offering cost asset to be offset against proceeds of the equity draws under the SEDA. The net effect of the two adjustments is to increase the derivative liability by $235,000, decrease the net convertible debenture liability by $186,389, decrease additional paid-in capital by $7,423, increase deferred offering costs by $10,000 and reclassify it to assets, decrease amortization expense by $10,000 and increase interest expense relating to amortization of the debt discount by $41,188. The net effect is an increase in net loss of $31,188 for the year ended December 31, 2004 with no change to net loss per share.

                   Stock Market Solutions, Inc. and Subsidiary
                          (A Development Stage Company)

                                    Contents

                                                                          Page
                                                                          ----

Consolidated Balance Sheet (Unaudited)                                     1

Consolidated Statements of Operations (Unaudited)                          2

Consolidated Statements of Cash Flows (Unaudited)                          3

Notes to Consolidated Financial Statements (Unaudited)                     4 - 5

                   Stock Market Solutions, Inc. and Subsidiary
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                                   (Unaudited)

                                     ASSETS
                                     ------
                                                              September 30, 2005
                                                              ------------------
                                                                 (As Restated
                                                                    Note 8)

Current Assets
    Cash                                                          $    14,785
    Security deposit                                                      600
                                                                  -----------
Total Current Assets                                                   15,385
                                                                  -----------

Equipment, net                                                          3,928

Deferred Equity Offering Costs                                         90,000
                                                                  -----------

Total Assets                                                      $   109,313
                                                                  ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------

Current Liabilities
    Accounts payable                                              $     3,729
    Accrued interest                                                   15,500
    Accrued compensation - officer                                    226,200
    Note payable - stockholder                                             --
                                                                  -----------
Total Current Liabilities                                             245,429
                                                                  -----------

Long Term Liabilities
Convertible debenture, less discount of $133,820                      106,180
Debt conversion option liability                                      245,000
                                                                  -----------
                                                                      351,180

Total Liabilities                                                     596,609
                                                                  -----------

Stockholders' Deficiency
    Common stock, $0.001 par value, 100,000,000 shares
      authorized, 49,976,729 issued and
      outstanding at September 30, 2005                                49,977
    Common stock issuable ( 181,818 shares )                               --
    Additional paid-in capital                                        711,696
    Deficit accumulated during development stage                   (1,248,969)
                                                                  -----------
                                                                     (487,296)
    Less: Deferred consulting fee                                          --
                                                                  -----------
Total Stockholders' Deficiency                                       (487,296)
                                                                  -----------

Total Liabilities and Stockholders' Deficiency                    $   109,313
                                                                  ===========

                 See accompanying notes to financial statements

                  Stock Market Solutions, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                                                                 For the period from
                                                           Three Months                      Nine Months          January 22, 1999
                                                              Ended                            Ended                  (Inception)
                                                           September 30,                    September 30,           to September 30,
                                                       2005            2004            2005            2004              2005
                                                   ------------    ------------    ------------    ------------      ------------
                                                    (As Restated                   (As Restated                      (As Restated
                                                        Note 8)                        Note 8)                           Note 8)
Operating Expenses
     Depreciation                                  $        309    $        309    $        926    $        901      $      2,245
     Legal                                                   --              --          20,000          18,535            68,809
     Placement agent fee                                     --              --              --              --            10,000
     Software impairment loss                                --              --              --              --             6,000
     Website impairment loss                                 --              --              --              --               850
     Settlement loss                                         --              --              --          60,963            60,963
     Amortization                                            --              --              --              --               350
     Accounting                                           6,700           6,452          16,519          13,402            46,634
     Rental expense                                       1,600              --           5,600              --            13,550
     Consulting                                              --          48,750         110,463         250,068           516,614
     Compensation - officer                              42,000              --         257,500              --           257,500
     Software and website costs                              --              --          12,500              --            32,792
     General and administrative                           8,129           7,591          36,938          36,426            97,782
                                                   ------------    ------------    ------------    ------------      ------------
Total Operating Expenses                                 58,738          63,102         460,446         380,295         1,114,089
                                                   ------------    ------------    ------------    ------------      ------------

Loss from Operations                                    (58,738)        (63,102)       (460,446)       (380,295)       (1,114,089)
                                                   ------------    ------------    ------------    ------------      ------------

Other Income/(Expenses)
     Interest expense                                   (22,583)             --         (74,184)         (7,423)         (118,880)
     Changes in fair value of debt
        conversion option liability                        --                --         (10,000)           --             (10,000)
                                                   ------------    ------------    ------------    ------------      ------------

Net Loss                                           $    (81,321)   $    (63,102)   $   (544,630)   $   (387,718)     $ (1,242,969)
                                                   ============    ============    ============    ============      ============

Net Loss Per Share - Basic and Diluted             $      --       $      (0.00)   $      (0.01)   $      (0.02)     $      (0.06)
                                                   ============    ============    ============    ============      ============

Weighted average number of shares outstanding
     during the year - basic and diluted             49,976,729      30,331,818      41,187,185      24,792,170        20,976,240
                                                   ============    ============    ============    ============      ============

                See accompanying notes to financial statements

                  Stock Market Solutions, Inc. and Subsidiary
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flow
                                   (Unaudited)

                                                                                Nine Months              For the period from
                                                                                   Ended                   January 22, 1999
                                                                                September 30,                (Inception)
                                                                                                          to September 30,
                                                                            2005              2004              2005
                                                                        -----------       -----------       -----------
                                                                         (As Restated                         (As Restated
                                                                             Note 8)                              Note 8)
Cash Flows from Operating Activities:
     Net loss                                                           $  (544,630)      $  (387,718)      $(1,242,969)
     Adjustment to reconcile net loss to met cash used in
         operating activities:
         Amortization                                                            --                --               350
         Options for services                                                    --           100,682           100,683
         Settlement loss                                                         --            60,963            60,963
         Debt discount amortization                                          66,152                --           108,678
         Debt issue cost amortization                                        18,750                --            18,750
         Interest expense                                                        --             7,423              --
         Depreciation                                                           926               901             2,245
         Stock issued for services                                          126,713           167,386           460,482
         Software impairment loss                                                --                --             6,000
         Website impairment loss                                                 --                --               850
     Changes in operating assets and liabilities:
         Increase (decrease) in:
             Security deposit                                                    --                --              (600)
             Accounts payable                                               (17,684)            6,902             3,729
             Accrued compensation- officer                                  226,200                --           226,200
             Accrued interest                                                13,333                --            15,500
             Debt conversion option liability                                10,000                --            10,000
                                                                        -----------       -----------       -----------
Net Cash Used in Operating Activities                                      (100,241)          (43,461)         (229,139)
                                                                        -----------       -----------       -----------

Cash Flows from Investing Activities:
     Purchase of equipment                                                       --            (3,997)           (6,172)
     Loan disbursements to officer                                               --                --           (10,800)
     Payment for software development                                            --                --            (6,000)
                                                                        -----------       -----------       -----------
Net Cash Used in Investing Activities                                            --            (3,997)          (22,972)
                                                                        -----------       -----------       -----------

Cash Flows from Financing Activities:
     Proceeds from common stock issuance                                    152,509                --           163,309
     Proceeds from notes payable                                            123,750            53,500           123,750
     Repayment on notes payable                                            (150,000)           (2,503)         (150,000)
     Proceeds from notes payable - related party                              2,000                --           147,190
     Repayment on notes payable - related party                             (13,500)               --           (17,353)
                                                                        -----------       -----------       -----------
Net Cash Provided by Financing Activities                                   114,759            50,997           266,896
                                                                        -----------       -----------       -----------

Net Increase in Cash and Cash Equivalents                                    14,518             3,539            14,785

Cash and Cash Equivalents at Beginning of Period                                267               550                --
                                                                        -----------       -----------       -----------

Cash and Cash Equivalents at End of Period                              $    14,785       $     4,089       $    14,785
                                                                        ===========       ===========       ===========

Supplemental Disclosure of Cash Flow Information
Cash Paid for:
     Interest                                                           $        --       $        --       $        --
                                                                        ===========       ===========       ===========
     Taxes                                                              $        --       $        --       $        --
                                                                        ===========       ===========       ===========

                See accompanying notes to financial statements

                   Stock Market Solutions, Inc. and Subsidiary
               Notes to Consolidated Financial Statements
                          (A Development Stage Company)
                               September 30, 2005
                                   (Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the audited financial statements and footnotes for the year ending December 31, 2004 included in the Company's Form 10-KSB/A.

Activities during the development stage include development and implementation of the business plan, development of computer software programs and intellectual property, establishment of a website, determining the market, and raising capital.

Note 2 Agreement and Plan of Merger

The Company entered into an Agreement and Plan of Merger on June 13, 2005 with TP Acquisition Corp., a Texas corporation and a newly formed wholly-owned subsidiary of the Company and Texas Prototypes, Inc., a Texas corporation. TP Acquisition Corp. shall merge into Texas Prototypes, Inc. which will remain as a subsidiary of the Company. The Company shall issue approximately 90 million common shares to the shareholders of Texas Prototypes, Inc. after a proposed 1 for 10 reverse split of the Company's common stock. The transaction is anticipated to be accounted for as a recapitalization of Texas Prototypes, Inc.

Note 3 Standby Equity Distribution Agreement

On June 14, 2004, we entered into a standby equity distribution agreement ["SEDA"] with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners will pay 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date.

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the registration statement, whichever occurs first. We may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30 day period is $400,000. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. In addition to other possible costs of each advance, we will pay a commitment fee to the investor of 5% of each advance which will be treated as an offering cost and charged to additional paid-in capital for accounting purposes.

Under the terms of the SEDA, Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. As of September 30, 2005, the Company issued 14,546,911 common shares for draws against the line which was used to pay off the $150,000 note payable and accrued interest.

On June 14, 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., we gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000 as a commitment fee. The convertible debenture is due and payable, with 5% interest payable at maturity or upon conversion, three years from the date of issuance, unless sooner converted into shares of our common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder's option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to 97% of the lowest volume weighted average price of the common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date. The debenture provides that Cornell Capital Partners, L.P. may only convert the debenture if the number of shares held by the lender or its affiliates after the conversion would not exceed 4.99% of the outstanding shares of our common stock following such conversion. In addition, we have the right to redeem at any time at 120% of the outstanding principal balance plus accrued unpaid interest.

The Company determined that the call option is not a derivative in accordance with SFAS 133. The Company determined that the embedded conversion feature is a derivative under SFAS 133 and related interpretations due to the variable share quantity it is convertible into and due to the liquidated damages clause under the registration rights agreements. Accordingly, the conversion option has been segregated and recorded in 2004 as a non-current derivative liability at its then fair value of $235,000. The fair value increased by $10,000 as of March 31, 2005 with no change through September 30, 2005 as determined using a Black-Scholes option pricing model with the following assumptions: expected term of 1.5 years, volatility of 397%, expected dividends of zero and interest rate of 3.6%. The derivative liability is treated as non-current since the conversion option expires in over one year. The related debt discount of $235,000 is being amortized over the debt term of 3 years with amortization in 2004 of $42,528 and amortization of $58,652 in 2005.

The Company has determined that this fee, $240,000, should be treated as an offering cost asset to be offset against the proceeds of the SEDA. As of September 30, 2005, $150,000 has been charged against additional paid-in capital against the $150,000 SEDA draws.

On February 15, 2005, the Company entered into a Promissory Note with Cornell for $150,000. The face amount of this Promissory Note and interest at a rate of twelve percent (12%) per annum shall be payable either out of the net proceeds received by the Company under the Standby Equity Distribution Agreement dated June 14, 2004 or within 107 calendar days of January 26, 2005. The Company received net proceeds after payment of fees and commission of $123,750.

In connection with the above transaction with Cornell, from February 9, 2005 to May 20, 2005, sold 14,546,911 registered shares for $152,509 to the public (Cornell) in a no minimum public offering under a registration statement declared effective by the SEC in 2004. The $152,200 paid off the $150,000 note payable plus accrued interest of $2,200. The remaining deferred equity offering costs at September 30, 2005 was $90,000 after offsetting against cumulative SEDA proceeds of $150,000.

Note 4 Notes Payable - Officer

During the nine months ended September 30, 2005, the Company received proceeds totaling $2,000 from an officer which increased the shareholder loan to $13,500. The Company repaid $24,800 to this officer leaving an overpayment to the officer of $11,300 which was offset against accrued compensation (See Note 5)

Note 5 Related Party Transactions

During the nine months ended September 30, 2005, the Company received proceeds totaling $2,000 from an officer. During the nine months ended September 30, 2005, the Company repaid $13,500 to this officer. (See Notes 4 and 6).

During 2005, the Company entered into a new sub-lease rental agreement with its sole corporate officer.

Under the terms of the Employment Agreement between the Corporation and its President dated May 1, 2001, the "Effective Date" provisions were satisfied on February 9, 2005. In light of the achievement of overall objectives, the President's salary for the period from February 9, 2005 to December 31, 2005 is established at $14,000 per month, pro rated from February. In addition, in light of the fact that the President has performed numerous services for the Corporation for which he has not been compensated, he shall receive a bonus of $150,000, effective February 9, 2005. For the nine months ended September 30, 2005, the Company recorded officer's compensation of $257,500.

Note 6 Stockholders' Deficiency

Effective May 15, 2004 the Board approved one-year consulting agreements and issued under a Form S-8 filed in May 2004, 3,250,000 common shares. For accounting purposes the shares are considered fully vested and a measurement date was therefore obtained on May 15, 2004. The stock was valued on the measurement date at the quoted trading price of $0.06 per share resulting in a value of $195,000. Based on the one-year term of these agreements, the Company recognized $72,781 of consulting expense for the nine months ended September 2005 and deferred $-0- at September 30, 2005 as a component of stockholders' deficiency.

On October 13, 2004, the Company registered 5,000,000 shares of common stock underlying the convertible debenture. (See Note 3)

On February 2005, the Company issued 343,643 common shares to Cornell Capital in connection with the Standby Equity Distribution Agreement. The shares were valued at $10,309 based on the $0.03 per share quoted trading price on the date of issuance resulting in a pay down of the promissory note of $150,000 by $10,000 and a fee of $309. (See Note 3)

During the quarter ended June 30, 2005, the Company issued 14,203,268 common shares to Cornell Capital in connection with the Standby Equity Distribution Agreement. The shares were valued at $142,200 based on the agreed upon purchase prices resulting in a pay down of the remaining promissory note balance of $140,000 plus $2,200 accrued interest. (See Note 3)

On June 17, 2005, the Company issued 2,890,000 common shares to consultants for past services rendered. These shares were valued at $33,182 and expensed immediately based on the share price of $0.01 per share quoted trading price on the date of issuance.

On June 17, 2005, the Company issued 2,000,000 common shares to the President. These shares were valued at $20,000 based on the share price of $0.01 per share quoted trading price on the date of issuance. The $20,000 was applied to accrued compensation.

On June 17, 2005, the Company issued 300,000 common shares to the option holders in exchange for the cancellation of 1,350,000 options. The original options value had been expensed in a prior period. Since the value of the options on the exchange date exceeded the value of the 300,000 shares issued on the exchange date, there was no additional expense recorded.

On June 20, 2005, the Company cancelled 92,000 common shares.

Note 7 Going Concern

As reflected in the accompanying unaudited consolidated financial statements, the Company is inactive, has no revenues, has a working capital deficiency of $230,044, and a deficit accumulated during the development stage of $1,248,969 at September 30, 2005; net loss during the nine months ended September 30, 2005 of $544,630, and net cash used in operations of $100,241 for the nine months ended September 30, 2005. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as going concern.

Management intends to acquire Texas Prototypes. (See Note 2) Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TEXAS PROTOTYPES, INC.
Houston, Texas

We have audited the accompanying balance sheet of Texas Prototypes, Inc. as of December 31, 2004 and 2003 and the related statements of income, stockholders' equity (deficit), and cash flows for each of the years then ended. These financial statements are the responsibility of Texas Prototypes', Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Prototypes, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14, the accompanying consolidated financial statements have been restated.

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

June 17, 2005
(November 2, 2005 as to Note 14)

                             TEXAS PROTOTYPES, INC.
                           CONSOLIDATED BALANCE SHEET
                           December 31, 2004 and 2003

                                     ASSETS                                         2004              2003
                                                                                ------------      ------------
Current Assets
  Cash                                                                          $    649,018      $     26,273
  Accounts receivable, net of allowance of $7,400                                    500,981           106,833
  Income tax receivable                                                                   --            18,500
  Inventory                                                                           85,102                --
  Other current assets                                                                    --             5,155
                                                                                ------------      ------------
     Total current assets                                                          1,235,101           156,761

Property and equipment, net                                                          702,003           577,417
Deferred offering costs                                                              475,296                --
Other assets                                                                         149,814                --
                                                                                ------------      ------------
    TOTAL ASSETS                                                                $  2,562,214      $    734,178
                                                                                ============      ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Current maturities of notes payable                                           $    143,142      $    122,749
  Line of credit                                                                     170,000            50,000
  Accounts payable                                                                   232,349            12,651
  Accrued expenses                                                                   105,787            18,593
  Accrued leases - related party                                                          --            20,500
                                                                                ------------      ------------
    Total current liabilities                                                        651,278           224,493

Notes payable, net of current maturities                                             177,346           271,663

Convertible debentures, net unamortized discount $177,777                          1,622,223                --

Deferred tax liability                                                                48,000            33,000
                                                                                ------------      ------------

    TOTAL LIABILITIES                                                              2,498,847           529,156
                                                                                ------------      ------------

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $.001 par value, 500,000,000 shares authorized,
     55,263,180 and 52,500,000 shares issued and outstanding in
     2004 and 2003, respectively                                                      55,263            52,500
  Additional paid in capital                                                           5,737           (51,500)
  Retained earnings (deficit)                                                         (2,892)          204,022
  Accumulated other comprehensive income                                               5,259                --
                                                                                ------------      ------------
    Total Stockholders' Equity (Deficit)                                              63,367           205,022
                                                                                ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                            $  2,562,214      $    734,178
                                                                                ============      ============

   The accompanying notes are an integral part of the consolidated financial statements.

                             TEXAS PROTOTYPES, INC.
                              STATEMENTS OF INCOME
                     Years Ended December 31, 2004 and 2003

                                                  2004                2003
                                             --------------      --------------

Revenues
   Prototyping and assembly                  $    2,025,712      $    1,446,902
   Material management services                   1,354,998             345,866
                                             --------------      --------------
      Total Revenues                              3,380,710           1,792,768

Cost of sales                                     1,974,031             528,126
                                             --------------      --------------

Gross profit                                      1,406,679           1,264,642

Costs and expenses
   Selling, general & administrative              1,498,794           1,035,208
   Depreciation                                      30,531              18,872
                                             --------------      --------------
     Total costs and expenses                     1,529,325           1,054,080
                                             --------------      --------------

Operating income (loss)                            (122,646)            210,562

  Interest expense, net                             (69,268)               (253)
                                             --------------      --------------

Income (loss) before income taxes                  (191,914)            210,309

Deferred tax expense                                (15,000)            (31,639)
                                             --------------      --------------

Net income (loss)                                  (206,914)            178,670
                                             ==============      ==============

Foreign currency translation adjustment               5,259                  --

Comprehensive income (loss)                  $     (201,655)     $      178,670
                                             ==============      ==============

Net income (loss) per share                              --                  --
                                             ==============      ==============

Weighted average shares outstanding:
  Basic and diluted                              56,466,358          52,500,000
                                             ==============      ==============

   The accompanying notes are an integral part of the consolidated financial statements.

                             TEXAS PROTOTYPES, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 2004 and 2003


                                                                                                  Accumulated
                                                                  Additional       Retained          other
                                        Common Stock               paid in         earnings       comprehensive
                                   Shares          Amount          capital         (deficit)         income           Total
                                ------------    ------------    ------------     ------------     ------------    ------------
Balance,
  December 31, 2002               52,500,000    $     52,500    $    (51,500)    $     25,352     $         --    $     26,352

Net income                                --              --              --          178,670               --         178,670
                                ------------    ------------    ------------     ------------     ------------    ------------

Balance,
  December 31, 2003               52,500,000          52,500         (51,500)         204,022               --         205,022

Shares issued for services         2,763,180           2,763          57,237               --               --          60,000

Foreign currency
  translation adjustment                  --              --              --               --            5,259           5,259

Net loss                                  --              --              --         (206,914)              --        (206,914)
                                ------------    ------------    ------------     ------------     ------------    ------------

Balance,
  December 31, 2004               55,263,180    $     55,263    $      5,737     $     (2,892)    $      5,259    $     63,367
                                ============    ============    ============     ============     ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

                             TEXAS PROTOTYPES, INC.
                             STATEMENT OF CASH FLOWS
                     Years Ended December 31, 2004 and 2003


                                                                  2004              2003
                                                              ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                           $   (206,914)     $    178,670
  Adjustments to reconcile net loss to cash used in
    operating activities:
       Depreciation                                                151,036            82,964
       Bad debt provision                                            7,400                --
       Amortization of discount on convertible notes                22,223                --
       Common stock issued for consulting services                  60,000                --
  Changes in assets and liabilities:
          Accounts receivable                                     (401,548)          (88,381)
          Inventory                                                (85,102)               --
          Income tax receivable                                     18,500           (18,500)
          Other current assets                                       5,155               500
          Deferred offering Costs                                  (75,296)               --
          Other assets                                            (149,814)               --
          Accounts payable                                         219,698           (25,369)
          Accrued expenses                                          87,194           (69,218)
          Accrued equipment lease                                  (20,500)          (89,500)
          Deferred taxes                                            15,000            27,000
                                                              ------------      ------------

CASH FLOWS USED IN OPERATING ACTIVITIES                           (352,968)           (1,834)
                                                              ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                            (275,622)         (554,140)
                                                              ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Convertible Debenture                            1,200,000                --
  Line of credit, net                                              120,000            50,000
  Proceeds from notes payable                                       45,000           401,699
  Repayment of notes payable                                      (118,924)           (7,287)
                                                              ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES                             1,246,076           444,412
                                                              ------------      ------------

Effect of Currency Translation on Cash Balances                      5,259                --
                                                              ------------      ------------

NET INCREASE (DECREASE) IN CASH                                    622,745          (111,562)

Cash, beginning of period                                           26,273           137,835

Cash, end of period                                           $    649,018      $     26,273
                                                              ============      ============

SUPPLEMENTAL DISCLOSURES

   Issuance of compensation debenture for Standby Equity
     Distribution Agreement                                   $    400,000      $         --
                                                              ============      ============
   Interest paid                                              $     26,811      $     11,063
                                                              ============      ============
   Income taxes paid                                          $         --      $     23,149
                                                              ============      ============

   The accompanying notes are an integral part of the consolidated financial statements.

                             TEXAS PROTOTYPES, INC.
                    NOTES TO CONSILDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of our Business

Texas Prototypes, Inc. ("TXP") was incorporated on March 15, 2002 under the laws of the State of Texas. TXP specializes in quick-turn complex circuit card assemblies and optoelectronic prototyping, new product introduction, and pilot production of electronic assemblies for Technology Innovators and Original Equipment Manufacturers (OEM) and Contract Manufacturers (CM) in the United States of America. The company is located in a 14,000 square-foot high-tech facility, located in Richardson, Texas.

Consolidation

As of December 31, 2004, TXP had one wholly-owned subsidiary, TXP-Asia. All material inter-company balances and inter-company transactions have been eliminated.

Basis of Accounting

TXP maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Foreign Currency Translation

Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, TXP's investment in TXP- Asia translates all assets and liabilities at the respective period-end currency exchange rates and revenues and expenses at an average currency exchange rate for the period. The resulting translation adjustments are accumulated as a separate component of shareholders' equity.

Cash and Cash Equivalents

TXP considers all highly liquid debt instruments and other short- term investments with an initial maturity of three months or less to be cash or cash equivalents. TXP maintains cash and cash equivalents with a financial institution that periodically exceed the limit of insurability under Federal Deposit Insurance Corporation. At December 31, 2004, the cash balance exceeded the insured limits by $549,018.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Inventory

Inventory is valued at the lower of cost or market. Cost is determined by using the average cost method. Inventory consists primarily of direct material costs related to customer prototyping projects.

Deferred Offering Costs

Deferred Offering Costs are costs incurred by TXP related to entering into the $15,000,000 Standby Equity Distribution Agreement (See Note 6 of Financial Statements). These costs consist of related legal, accounting, and commitment fees and will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to seven years.

Revenue Recognition

Revenues are derived from the following sources:

- Prototyping and assembly services
- Prototyping -Photonics/Optoelectronics services
- Material supply chain management services
- Turn-key solution - consists of material supply chain management services and one of the other services listed above.

The following is a description of each revenue source and our revenue recognition policy for each source:

Prototyping and assembly services typically consist of assembling and designing surface mount technology products to the customer provided design specifications. These services are priced based on the complexity, time-to turn and unit volume of the customer project. The majority of our prototyping and assembly services projects are completed in less than three weeks. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Prototyping -Photonics/Optoelectronics services typically consists of assembling and designing optical and optical related products to the customer provided design specifications. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Material supply chain management services consists of locating and procuring materials according to customer design specifications, qualifying components and auditing vendors, inventorying materials, and providing dual vendor sourcing if necessary. Material supply chain management services are priced at the cost of the material plus 5% to 25%. The pricing is solely dependent on the complexity and volume of the services performed. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met at the time materials have been received and inventoried.

Turn-key solution is a combination of material supply chain management and one of the other service revenue sources described above. Revenue is recognized separately for each service according to the revenue recognition criteria for each source described above. In a turn-key solution, each service is discrete and priced separately.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-Based Compensation

TXP accounts for stock-based compensation for employees and non-employee members of our Board of Directors in accordance with Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation expense is based on the intrinsic value on the measurement date, calculated as the difference between the fair value of our common stock and the relevant exercise price. We account for stock-based compensation for non-employees, who are not members of our Board of Directors, at fair value using a Black-Scholes option-pricing model in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and other applicable accounting principles. There were no options granted to employees during 2004 and 2003.

NOTE 2 - RELATED PARTY TRANSACTIONS

In 2003, TXP leased operating equipment from the majority shareholder for $180,000 per year. The lease was renewed in May of 2004 for a 1-year term through May of 2005. In 2004, TXP paid the shareholder $180,000 in accordance with lease.

The lease was renewed under the same payment terms in May of 2005 for a 2-year term through April of 2007.

In September 2004, TXP invested $50,000 in TXP-Asia, which is located in Gwangju City, South Korea. The ownership of TXP-Asia is 100% owned by the majority shareholder of TXP, Inc. TXP-Asia is evaluating plans to co-locate within KOPTI (Korean Photonics Institute) and use its existing business model to penetrate the Asian Photonics market. The majority shareholder will contribute his ownership of TXP-Asia when he is legally allowed by South Korean law. Accordingly, TXP is consolidating TXP-Asia as of the date of this investment. The $50,000 investment is consolidated in the cash account as of December 31, 2004.

NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property, plant, and equipment, at December 31, 2004 and 2003 are as follows:

                                            2004            2003

      Machinery and equipment             $ 722,817       $ 544,025
      Computers                              44,005          24,953
      Vehicles                              107,760          68,324
      Furniture and fixtures                 40,949          23,307
      Leasehold improvements                 23,300           2,600
                                          ---------       ---------
                                            938,831         663,209
      Less: accumulated depreciation       (236,828)        (85,792)
                                          ---------       ---------
                                          $ 702,003       $ 577,417
                                          ---------       ---------

Depreciation expense totaled $151,036 and $82,964 in 2004 and 2003, respectively

NOTE 4 - LINE OF CREDIT

On March 1, 2004 TXP increased its $100,000 line of credit to $250,000. The line of credit has a two-year term with a variable interest rate of prime plus 2%. The line of credit is secured by all assets of the company. Interest payments are due monthly beginning April 1, 2004 and the principle is due when the two year term expires or March 1, 2006. The line of credit has no financial covenants but it does have provisions that the maximum TXP may have outstanding is $250,000 or 70% of the borrowing base whichever is less. The borrowing base is defined as the value of accounts receivable less than 90 days past their invoice date. TXP was in compliance with these provisions as of December 31, 2004. The balance outstanding on the note at December 31, 2004 was $170,000.

NOTE 5 - NOTES PAYABLE

On March 15, 2004 TXP entered into a standard bank loan agreement for $45,000 to purchase equipment. The note has a three-year term with a variable interest rate of prime plus 2%. The note is secured by the equipment. Monthly payments of $1,376 began May 15, 2004. The balance outstanding on the note at December 31, 2004 was $35,667

TXP entered into two financing agreements to purchase automobiles at the end of fiscal year 2003 totaling $41,699 and $10,000 with interest rates of 0% and 6.0%, respectively. The notes are secured by the vehicles. The terms of the financing agreements are 60 and 36 months, respectively, expiring in fiscal years 2008 and 2006. The balances outstanding on the notes at December 31, 2004 were $27,104 and $6,051, respectively.

In December 2003 TXP entered into a standard bank loan agreement for $350,000 to purchase equipment. The note has a three-year term with a 6.5% interest rate and is secured by accounts receivable and equipment. Monthly payments for this note are $10,802 and began February 18, 2004. The balance outstanding on the note at December 31, 2004 was $251,666.

Future maturities of these notes are as follows:

      Year Ending December 31,

                2005                $ 143,142
                2006                  150,895
                2007                   24,522
                2008                    1,929
                2009                       --
                                    ---------
                                      320,488
      Less: current portion          (143,142)
                                    ---------
                                    $ 177,346
                                    =========

NOTE 6 - STANDBY EQUITY DISTRIBUTION AGREEMENT

In August 2004, TXP entered into a Standby Equity Distribution Agreement. Under this agreement, TXP may issue and sell Common Stock to Cornell Capital Partners ("Cornell") for a total purchase price of up to $15.0 million. Subject to certain conditions, TXP will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of Common Stock under the Standby Equity Distribution Agreement is registered with the SEC and the authorization for quotation on the National Association of Securities Dealers OTC Bulletin Board is obtained and TXP is within the commitment period as defined under the terms of the agreement. The commitment period shall mean the period commencing on the earlier to occur of the effective date, or such earlier date as TXP and the Investor may mutually agree in writing, and expiring on the earliest to occur of the date on which the Investor shall have made payment of Advances pursuant to this agreement in the aggregate amount of Fifteen Million Dollars ($15,000,000), or the date occurring twenty-four (24) months after the Effective Date.

The purchase price for the shares will be equal to 100% of the market price, which is defined as the lowest closing bid price of the Common Stock during the five trading days following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, TXP has not drawn down on the Standby Equity Distribution Agreement.


In conjunction with the Standby Equity Distribution Agreement, TXP issued a $400,000 compensation debenture to Cornell Capital. The first payment on this note becomes due and payable on the first trading day of the third month after a registration statement filed to register the shares issuable upon conversion of the $1,400,000 in convertible debentures issued to Cornell Capital and Mobilepro Corp. is declared effective by the SEC, with each successive payment being due and payable on the first trading day of each succeeding month thereafter until all principal has been paid. Each payment shall be $40,000 and may be paid in common stock(convertible at the volume weighted average price of the common stock as quoted on the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange for the five (5) trading days immediately preceding the date the payment is due and successful registration of the shares under the Securities Act of 1933) at TXP's option. The $400,000 debenture was recorded as a liability and as a deferred offering cost on the balance sheet of the company. The deferred offering cost will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.

NOTE 7 - CONVERTIBLE DEBENTURES

In August of 2004, TXP entered into a Securities Purchase agreements with Cornell and Mobilepro Corp. for a secured convertible debenture of $1,400,000 ($700,000 to each) bearing interest at five percent (5%). As of December 31, 2004, approximately $24,000 of interest has been accrued. These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option they must then issue the holder of the debenture 50,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of the initial bid price of Texas Prototype's common stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc.

There are two ways the $1,400,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at one hundred ten (110%) of the initial bid price of TXP's Common Stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc. Second, the debentures are convertible at an amount equal to eighty percent (80%) of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion term expires August 25, 2007. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Since this security contains a conversion provision that makes the conversion price dependent upon the occurrence of a future event, EITF 98-5 specifies that a contingent beneficial conversion feature not be recognized in earnings until the contingency is resolved.

The $1,400,000 Convertible debentures were discounted by $200,000 which were fees paid to the lender such discount to be amortized over the life of the notes of three years. At December 31, 2004 the company had amortized $22,223 of the note discount.

NOTE 8 - COMMON STOCK

In August 2004 TXP issued 5% of the outstanding shares to Mobilepro Corp., for business development consulting services. The total shares issued were 2,763,180 valued at $60,000.

In August 2004 TXP amended its articles of incorporation to change the authorized common shares to 500,000,000.

In December 2004 TXP approved a 6,000 for 1 stock split changing the outstanding shares from 9,211 to 55,263,180. Accordingly, all references to number of common shares and per share data in the accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

NOTE 9 - COMMITMENTS

On December 1, 2003 TXP extended its existing office lease through November 30, 2004. The monthly payments are $7,000 per month. TXP also has a deposit on this same lease, which is being carried as a current asset. TXP continued this lease on a month-to-month basis once expired until the new office lease was executed in December 2004. The new lease began March 15, 2005 and will last for five years. The lease requires a deposit in the amount of $12,698.

Minimum future rentals under operating leases with initial or remaining noncancelable lease terms in excess of one year at December 31, 2004 are as follows:

         Year                    Amount
      ----------               ----------

      2005                     $  172,195
      2006                        190,696
      2007                        194,749
      2008                        199,224
      2009                        202,981
      Thereafter                   43,358
                               ----------
      Total                    $1,003,203
                               ==========

Rent expense amounted to $84,000 for each of the years ended December 31, 2004 and 2003, respectively.

NOTE 10 - MAJOR CUSTOMERS

During the year ended December 31, 2004, TXP had sales to five customers, which were 73% of net sales. During the year ended December 31, 2003, TXP had sales to two customers, which were 86% of net sales.

NOTE 11 - INCOME TAXES

The provision for federal income tax consists of the following for the years ended December 31:

                                                   2004             2003
                                                  -------          -------
      Current provision (benefit)                 $    --          $ 4,639
      Deferred provision (benefit)                 15,000           27,000
                                                  -------          -------
                                                  $15,000          $31,639
                                                  =======          =======

Deferred income taxes consist of the following at December 31:

                                               2004                2003
                                             --------            --------
     Long-term:
      Fixed assets                           $(48,000)           $(33,000)
      Valuation allowance                          --                  --
                                             --------            --------
                                             $(48,000)           $(33,000)
                                             ========            ========

The following is a reconciliation of income taxes calculated at the United States federal statutory rate to the income tax provision (benefit):

                                                        Years ended December 31,
                                                        -----------------------
                                                            2004         2003
      Provision (benefit) for income taxes at
        U.S. statutory rate                                     15%          15%
      Other, net                                                 1%           1%
                                                          --------     --------
      Income tax provision (benefit)                            16%          16%
                                                          ========     ========

TXP had a taxable of loss of $294,000 and taxable income of $31,000 for the years ended December 31, 2004 and 2003, respectively.

NOTE 12 - STOCK INCENTIVE PLAN

In March of 2002, our Board of Directors approved the "2002 Stock Incentive Plan." The Board of Directors reserved 7,500,000 shares (1,250 before the stock split) of TXP common stock to be issued in the form of incentive and/or non-qualified common stock for employees, directors and consultants to TXP. As of December 31, 2004 no common stock has been issued to employees, directors or consultants under this plan.

NOTE 13 - SUBSEQUENT EVENTS - (UNAUDITED)

On June 14, 2005 Stock Market Solutions, Inc. (OTCBB: SMKT) (the "SMS"), and its wholly owned subsidiary entered into a definitive Agreement and Plan of Merger with Texas Prototypes, Inc. ("TXP").

Pending stockholder and shareholder approval, SMS will issue 94.7% of its issued and outstanding shares of common stock for all outstanding shares of TXP in a stock for stock transaction. As a result of the Merger Agreement, the transaction will be treated for accounting purposes as a reverse merger by the accounting acquirer (TXP). The existing security holders of TXP will hold the remaining 5.3% of TXP's shares of common stock at closing.

Following the closing of the Merger Agreement, TXP will merge with TXP and change its name to TXP Corporation and reincorporate in Delaware.

TXP's Chief Executive Officer, Michael C. Shores, will assume leadership of TXP. TXP will trade on the Over the Counter Bulletin Board (OTCBB) under a new ticker symbol to be determined.

The Merger Agreement also contemplates that, concurrent with the closing of the transaction, the Board of Directors of TXP shall resign and the vacancies created thereby shall be filled with the appointees of the current TXP shareholders and/or officers who shall fill such posts until the next annual election of directors and all current officers of TXP shall resign from their positions with TXP, with new officers to be appointed by the new Board members.

On June 15, 2005 TXP entered into a Securities Purchase Agreement with Cornell Capital for a secured convertible debenture of $550,000 bearing interest at five percent (5%). These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option they must then issue the holder of the debenture 50,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of the initial bid price of TXP's common stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc.

The conversion term of the convertible debentures expires June 15, 2008. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Since this security contains a conversion provision that makes the conversion price dependent upon the occurrence of a future event, EITF 98-5 specifies that a contingent beneficial conversion feature not be recognized in earnings until the contingency is resolved.

NOTE 14 - RESTATEMENT

Subsequent to issuance of the Company's financial statements for the years ended December 31, 2004 and 2003, management became aware that those financial statements reflected amortization of deferred offering costs to additional paid in capital. These deferred costs should be amortized against proceeds from our Standby Equity Distribution Agreement (See note 6). As of December 31, 2004 we had not drawn down against standby equity distribution and should not have amortized any of the deferred offering costs. The revision of this item in the restated financial statements has of the effect of increasing deferred offering costs and additional paid in capital by $66,667 for the year ended December 31, 2004.

Management also became aware that those financial statements reflected all depreciation in separate line item after cost of sales and gross profit on the statements of operations. Depreciation expense on machinery and equipment should be recorded as a component of cost sales. The revision of this item has the effect of increasing costs sales and decreasing depreciation by $120,505 and $64,902 for the years ended December 31, 2004 and 2003, respectively.

                             TEXAS PROTOTYPES, INC.
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2005
   (Unaudited And Not Reviewed By Independent Register Public Accounting Firm)

                                     ASSETS                            2005
                                                                    -----------

Current Assets
  Cash                                                              $    98,000
  Accounts receivable, net of allowance of $7,400                     2,532,000
  Income tax receivable                                                      --
  Inventory                                                              51,000
  Other assets                                                           26,000
                                                                    -----------
    Total current assets                                              2,707,000

Property and equipment, net                                             962,000
Deferred offering costs                                                 554,000
Other assets                                                             25,000
                                                                    -----------
    TOTAL ASSETS                                                    $ 4,248,000
                                                                    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
  Current maturities of notes payable                               $   407,000
  Current capital lease obligation                                       18,000
  Line of credit                                                        250,000
  Accounts payable                                                      929,000
  Accrued expenses                                                      168,000
  Deferred revenue                                                           --

                                                                    -----------
    Total current liabilities                                         1,772,000

Notes payable, net of current maturities                                 87,000

Capital lease obligation, net of current obligation                      38,000

Convertible debentures, net unamortized discount $186,000             2,164,000

Deferred tax liability                                                   48,000
                                                                    -----------

    TOTAL LIABILITIES                                                 4,109,000
                                                                    -----------

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 500,000,000 shares authorized,
     221,054,400 shares issued and outstanding                          221,000

  Additional paid in capital                                           (115,000)
  Retained earnings                                                      26,000
  Accumulated other comprehensive income                                  7,000
                                                                    -----------
    Total Stockholders' Equity                                          139,000
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 4,248,000
                                                                    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                             TEXAS PROTOTYPES, INC.
             CONSOLIDATED STATEMENTS OF INCOME Three Months and Nine
                    Months Ended September 30, 2005 and 2004
  (Unaudited and Not Reviewed By Independent Registered Public Accounting Firm)

                                       Three Months Ended September 30   Nine Months Ended September 30
-------------------------------------------------------------------------------------------------------
                                           2004              2005            2004              2005
-------------------------------------------------------------------------------------------------------

Revenues
   Prototyping and assembly            $     460,000    $     281,000    $   1,462,000    $   1,780,000
   Material management services              572,000          471,000        1,086,000        1,558,000
   Prototyping Photonics                                    5,237,000               --        5,237,000
                                       -------------    -------------    -------------    -------------
      Total Revenues                       1,032,000        5,989,000        2,548,000        8,575,000

Cost of sales                                553,000        4,607,000        1,391,000        6,341,000
                                       -------------    -------------    -------------    -------------

Gross profit                                 479,000        1,382,000        1,157,000        2,234,000

Costs and expenses
   Selling, general & administrative         503,000          642,000        1,051,000        1,810,000
   Depreciation                                3,000           15,000           15,000           41,000
                                       -------------    -------------    -------------    -------------
     Total costs and expenses                506,000          657,000        1,066,000        1,851,000
                                       -------------    -------------    -------------    -------------

Operating income                             (27,000)         725,000           91,000          383,000

  Interest expense, net                      (11,000)        (271,000)         (27,000)        (354,000)
                                       -------------    -------------    -------------    -------------

Income (loss) before income taxes            (38,000)         454,000           64,000           29,000

Deferred tax expense                          13,000               --               --               --
                                       -------------    -------------    -------------    -------------

Net income (loss)                            (25,000)         454,000           64,000           29,000
                                       -------------    -------------    -------------    -------------

Foreign currency translation
adjustment                                        --               --               --            1,000

Comprehensive income (loss)            $     (25,000)   $     454,000    $      64,000    $      30,000
                                       =============    =============    =============    =============

Earnings Per Share Basic and diluted              --               --               --               --
                                       =============    =============    =============    =============

Weighted average shares outstanding:
  Basic and diluted                       53,581,244      221,054,400       52,863,046      167,005,248
                                       =============    =============    =============    =============

The accompanying notes are an integral part of the consolidated financial statements.

                             TEXAS PROTOTYPES, INC.
                      CONS0LIDATED STATEMENTS OF CASH FLOWS
                  Nine Months Ended September 30, 2005 and 2004
  (Unaudited And Not Reviewed By Independent Registered Public Accounting Firm)

                                                                2005           2004
                                                             -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                 $    29,000    $    64,000
  Adjustments to reconcile net income to cash used in
    operating activities:
       Depreciation                                              161,000        102,000
       Bad debt provision                                             --             --
       Amortization of discount on convertible notes              57,000             --
       Stock issued for services                                      --         60,000
       Stock Compensation                                         45,000             --
  Changes in assets and liabilities:
          Accounts receivable                                 (2,031,000)      (430,000)
          Inventory                                               34,000        (74,000)
          Income tax receivable                                       --         18,000
          Other current assets                                        --             --
          Deferred offering Costs                                (79,000)       (47,000)
          Other assets                                            99,000         (1,000)
          Accounts payable                                       697,000        108,000
          Accrued expenses                                        63,000         85,000
          Deferred taxes                                              --         15,000
                                                             -----------    -----------

CASH FLOWS USED IN OPERATING ACTIVITIES                         (925,000)      (100,000)
                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                          (421,000)      (177,000)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Convertible Debenture                            485,000      1,200,000
  Line of credit, net                                             80,000         95,000
  Proceeds from notes payable and capital lease obligation       346,000         45,000
  Repayment of notes payable and capital lease obligation       (117,000)       (82,000)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES                             794,000      1,258,000
                                                             -----------    -----------

Effect of Currency Translation on Cash Balances                    1,000             --
                                                             -----------    -----------

NET (DECREASE) INCREASE IN CASH                                 (551,000)       981,000

Cash, beginning of period                                        649,000         26,000
                                                             -----------    -----------

Cash, end of period                                          $    98,000    $ 1,007,000
                                                             ===========    ===========

SUPPLEMENTAL DISCLOSURES

   Interest paid                                             $    26,000    $    22,000
                                                             ===========    ===========

   Issuance of Compensation debenture for stand by
   equity distribution agreement                             $   400,000    $        --
                                                             ===========    ===========

   Income taxes paid                                         $        --    $        --
                                                             ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                             TEXAS PROTOTYPES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (Unaudited And Not Reviewed By Independent Registered Public Accounting Firm)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Texas Prototypes, Inc. ("TXP") have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in this filing. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2004 as reported in this filing, have been omitted.

NOTE 2 - ACCOUNTING POLICIES

Consolidation

As of September 30, 2005, TXP had one wholly-owned subsidiary, TXP-Asia. All material inter-company balances and inter-company transactions have been eliminated.

Basis of Accounting

TXP maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Foreign Currency Translation

Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, TXP's investment in TXP- Asia translates all assets and liabilities at the respective period-end currency exchange rates and revenues and expenses at an average currency exchange rate for the period. The resulting translation adjustments are accumulated as a separate component of shareholders' equity.

Cash and Cash Equivalents

TXP considers all highly liquid debt instruments and other short- term investments with an initial maturity of three months or less to be cash or cash equivalents. TXP maintains cash and cash equivalents with a financial institution that periodically exceed the limit of insurability under Federal Deposit Insurance Corporation. At September 30, 2005, the cash balance did not exceeded the insured limits.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Inventory

Inventory is valued at the lower of cost or market. Cost is determined by using the average cost method. Inventory consists primarily of direct material costs related to customer prototyping projects.

Deferred Offering Costs

Deferred Offering Costs are costs incurred by TXP related to entering into the $15,000,000 Standby Equity Distribution Agreement (See Note 7 of Financial Statements). These costs consist of related legal, accounting, and commitment fees and will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.


Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to seven years.

Revenue Recognition

Revenues are derived from the following sources:

- Prototyping and assembly services
- Prototyping -Photonics/Optoelectronics services
- Material supply chain management services
- Turn-key solution
- consists of material supply chain management services and one of the other services listed above.

The following is a description of each revenue source and our revenue recognition policy for each source:

Prototyping and assembly services typically consist of assembling and designing surface mount technology products to the customer provided design specifications. These services are priced based on the complexity, time-to turn and unit volume of the customer project. The majority of our prototyping and assembly services projects are completed in less than three weeks. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Prototyping -Photonics/Optoelectronics services typically consists of assembling and designing optical and optical related products to the customer provided design specifications. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met after an internal quality control review of the product and at the time product is shipped.

Material supply chain management services consists of locating and procuring materials according to customer design specifications, qualifying components and auditing vendors, inventorying materials, and providing dual vendor sourcing if necessary. Material supply chain management services are priced at the cost of the material plus 5% to 25%. The pricing is solely dependent on the complexity and volume of the services performed. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, services have been performed, the sales price is fixed or determinable and collectibility is probable. These criteria are generally met at the time materials have been received and inventoried.

Turn-key solution is a combination of material supply chain management and one of the other service revenue sources described above. Revenue is recognized separately for each service according to the revenue recognition criteria for each source described above. In a turn-key solution, each service is discrete and priced separately.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-Based Compensation

TXP accounts for stock-based compensation for employees and non-employee members of our Board of Directors in accordance with Accounting Principles Board, or APB, Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, compensation expense is based on the intrinsic value on the measurement date, calculated as the difference between the fair value of our common stock and the relevant exercise price. We account for stock-based compensation for non-employees, who are not members of our Board of Directors, at fair value using a Black-Scholes option-pricing model in accordance with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and other applicable accounting principles. There were no options granted to employees since the company's inception.

NOTE 3 - RELATED PARTY TRANSACTIONS

TXP leases operating equipment from the majority shareholder for $180,000 per year. The lease was renewed in May of 2004 for a 1-year term through May of 2005. In 2004, TXP paid the shareholder $180,000 in accordance with lease. The lease was renewed under the same payment terms in May of 2005 for a 2-year term through April of 2007.

In September 2004, TXP invested $50,000 in TXP-Asia, which is located in Gwangju City, South Korea. The ownership of TXP-Asia is 100% owned by the majority shareholder of TXP, Inc. TXP-Asia is evaluating plans to co-locate within KOPTI (Korean Photonics Institute) and use its existing business model to penetrate the Asian Photonics market. The majority shareholder will contribute his ownership of TXP-Asia when he is legally allowed by South Korean law. Accordingly, TXP is consolidating TXP-Asia as of the date of this investment. The $28,000 investment is consolidated in the cash account as of September 30, 2005.

NOTE 4 - LINE OF CREDIT

On March 1, 2005 TXP renewed its revolving line of credit for $250,000. The line of credit has a one-year term with a variable interest rate of prime plus 2%. The line of credit is secured by all assets of the company. Interest payments are due monthly beginning April 1, 2005 and the principle is due when the one year term expires or March 1, 2006. The line of credit has no financial covenants but it does have provisions that the maximum TXP may have outstanding is $250,000 or 70% of the borrowing base whichever is less. The borrowing base is defined as the value of accounts receivable less than 90 days past their invoice date. TXP was in compliance with these provisions as of September 30, 2005. The balance outstanding on the note at September 30, 2005 was $250,000.

NOTE 5 - NOTES PAYABLE

On March 15, 2004 TXP entered into a standard bank loan agreement for $45,000 to purchase equipment. The note has a three-year term with a variable interest rate of prime plus 2%. The note is secured by the equipment. Monthly payments of $1,376 began May 15, 2004. The balance outstanding on the note at September 30, 2005 was $24,730.

TXP entered into two financing agreements to purchase automobiles at the end of fiscal year 2003 totaling $41,699 and $10,000 with interest rates of 0% and 6.0%, respectively. The notes are secured by the vehicles. The terms of the financing agreements are 60 and 36 months, respectively, expiring in fiscal years 2008 and 2006. The balances outstanding on the notes at September 30, 2005 were $20,849 and $3,538, respectively.

In December 2003 TXP entered into a standard bank loan agreement for $350,000 to purchase equipment. The note has a three-year term with a 6.5% interest rate and is secured by accounts receivable and equipment. Monthly payments for this note are $10,802 and began February 18, 2004. The balance outstanding on the note at September 30, 2005 was $164,840.

In January 2005, TXP entered into a standard bank loan agreement for $33,750 to purchase an automobile. The note has a four-year term with a 7.0% interest rate and is secured by the automobile. Monthly payments for this note are $810 and began February 14, 2005. The balance outstanding on the note at September 30, 2005 was $28,724.

In August of 2005, TXP entered into a standard loan agreement with an individual for $250,000 to provide short term working capital. The note matures November 1, 2005 and bears an 18% interest rate. Interest and Principal are due at maturity. The note was unsecured. The balance outstanding on the note at September 2005 was $250,000.

NOTE 6 - CAPITAL LEASE OBLIGATION

In June of 2005, TXP entered into a standard lease agreement for $62,126 to lease certain operating and production equipment. The lease has a three-year term and is secured by the equipment. Monthly lease payments are $2,141 and began in June of 2005. The balance outstanding at June 30, 2005 was $56,479. The lease has been accounted for as capitalized lease in accordance with generally accepted accounting policies.

NOTE 7 - STANDBY EQUITY DISTRIBUTION AGREEMENT

In August 2004, TXP entered into a Standby Equity Distribution Agreement. Under this agreement, TXP may issue and sell Common Stock to Cornell Capital Partners ("Cornell") for a total purchase price of up to $15.0 million. Subject to certain conditions, TXP will be entitled to commence drawing down on the Standby Equity Distribution Agreement when the sale of Common Stock under the Standby Equity Distribution Agreement is registered with the SEC and the authorization for quotation on the National Association of Securities Dealers OTC Bulletin Board is obtained and TXP is within the commitment period as defined under the terms of the agreement. The commitment period shall mean the period commencing on the earlier to occur of the effective date, or such earlier date as TXP and the Investor may mutually agree in writing, and expiring on the earliest to occur of the date on which the Investor shall have made payment of Advances pursuant to this agreement in the aggregate amount of Fifteen Million Dollars ($15,000,000), or the date occurring twenty-four (24) months after the Effective Date.

The purchase price for the shares will be equal to 100% of the market price, which is defined as the lowest closing bid price of the Common Stock during the five trading days following the notice date. A cash fee equal to five percent (5%) of the cash proceeds of the draw down is also payable at the time of funding. To date, TXP has not drawn down on the Standby Equity Distribution Agreement.

In conjunction with the Standby Equity Distribution Agreement, TXP issued a $400,000 compensation debenture to Cornell Capital. The first payment on this note becomes due and payable on the first trading day of the third month after a registration statement filed to register the shares issuable upon conversion of the $1,400,000 in convertible debentures issued to Cornell Capital and Mobilepro Corp. is declared effective by the SEC, with each successive payment being due and payable on the first trading day of each succeeding month thereafter until all principal has been paid. Each payment shall be $40,000 and may be paid in common stock(convertible at the volume weighted average price of the common stock as quoted on the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange for the five (5) trading days immediately preceding the date the payment is due and successful registration of the shares under the Securities Act of 1933) at TXP's option. The $400,000 debenture was recorded as a liability and as a deferred offering cost on the balance sheet of the company. The deferred offering cost will be netted ratably with the proceeds from the issuance and sale of common stock under the Standby Equity Distribution Agreement. In the event, TXP does not issue and sell the entire amount of $15,000,000 of common stock under the stock equity distribution by the end of the two-year term, the remaining deferred offering cost will be expensed.


NOTE 8 - CONVERTIBLE DEBENTURES

In August of 2004, TXP entered into a Securities Purchase agreements with Cornell and Mobilepro Corp. for a secured convertible debenture of $1,400,000 ($700,000 to each) bearing interest at five percent (5%). As of September 30, 2005, approximately $76,000 of interest has been accrued. These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option they must then issue the holder of the debenture 25,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of the initial bid price of Texas Prototype's common stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc.

There are two ways the $1,400,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at one hundred ten (110%) of the initial bid price of TXP's Common Stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc. Second, the debentures are convertible at an amount equal to eighty percent (80%) of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion term expires August 25, 2007. The conversion terms of convertible security are contingent upon the future event of TXP common stock being quoted and traded on either the over-the-counter bulletin board, NASDAQ small cap market or American Stock Exchange and successful registration of the conversion shares under the Securities Act of 1933. Further once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period.

The $1,400,000 Convertible debentures were discounted by $200,000 which were fees paid to the lender such discount to be amortized over the life of the notes of three years. At September 30, 2005 the company had amortized $72,000 of the note discount.

On June 15, 2005 TXP entered into a Securities Purchase agreements with Cornell Capital for a secured convertible debenture of $550,000 bearing interest at five percent (5%). As of September 30, 2005, approximately $8,000 of interest has been accrued. These convertible debentures have a term of three years and are convertible at the holder's option. If the convertible debentures have not been converted on the third anniversary they will be automatically converted into common stock of TXP. At any time TXP may elect to redeem all or any portion of the convertible debentures at the price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest. If TXP uses this option they must then issue the holder of the debenture 50,000 warrants for every $100,000 redeemed. The warrants will have a two-year term and will be excisable at one hundred ten (110%) of the initial bid price of Texas Prototype's common stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc.

There are two ways the $550,000 convertible debentures can be converted to common stock of TXP. First, the debentures are convertible at one hundred ten (110%) of the initial bid price of TXP's Common Stock as submitted on the Form 211 by a market maker and approved by the National Associates of Securities Dealers, Inc. Second, the debentures are convertible at an amount equal to eighty percent (80%) of the volume weighted average price of TXP' common stock, as quoted by Bloomberg, LP, for the five days immediately preceding the conversion date. The conversion term expires August 25, 2007. Further once the contingency is resolved, the conversion option will be deemed a derivative under SFAS 133 which requires that the conversion option be separated from the host contract and recorded at fair value and subsequently adjusted to fair value at each reporting period.

The $550,000 Convertible debentures were discounted by $65,000 which were fees paid to the lender such discount to be amortized over the life of the notes of three years. At September 30, 2005 the company had amortized $7,000 of the note discount.

NOTE 9 - COMMON STOCK

In August 2004 TXP issued 5% of the outstanding shares to Mobilepro, for business development consulting services. The total shares issued were 2,763,180 valued at $60,000.

In August 2004 TXP amended its articles of incorporation to change the authorized common shares to 500,000,000.

In December 2004 TXP approved a 6,000 for 1 stock split changing the outstanding shares from 9,211 to 55,263,180. Accordingly, all references to number of common shares and per share data in the accompanying financial statements have been adjusted to reflect the stock split on a retroactive basis.

In March 2005, TXP issued 155,027,743 shares, 2,210,540 shares and 7,831,665 shares to TXP's CEO (and a trust established by the CEO), CFO, and one other employee, respectively. The value of the shares issues were approximately $42,000, $1,000, and $2,000, respectively. The company also issued 721,272 shares to a group of existing shareholders. These shares were valued at less than $500.

NOTE 10 - COMMITMENTS

TXP executed a new lease with its landlord in December 2004. The new lease began March 15, 2005 and will last for five years. The lease required a deposit in the amount of $12,698. The annual rent payments increase each year as outlined below:

                   Year                   Amount
            -----------------         --------------
            3/15/05 - 3/14/06         $      194,999
            3/15/06 - 3/14/07                198,800
            3/15/07 - 3/14/08                203,117
            3/15/08 - 3/14/09                207,433
            3/15/09 - 3/14/10                211,611
                                      --------------
            Total                     $    1,015,960
                                      ==============

Rent expense amounted to $84,000 for each of the years ended December 31, 2004 and 2003, respectively. Rent expense for the nine months ending September 30, 2005 amounted to $126,000.

NOTE 11 - MAJOR CUSTOMERS

During the nine months ended September 30, 2005 and 2004, TXP 5 largest customers accounted for 83% and 78% of net sales, respectively.

NOTE 12 - STOCK INCENTIVE PLAN

In March of 2002, our Board of Directors approved the "2002 Stock Incentive Plan." The Board of Directors reserved 7,500,000 shares (1,250 before the stock split) of TXP's common stock to be issued in the form of incentive and/or non-qualified common stock for employees, directors and consultants to TXP. As of June 30, 2005 no stock options or common stock have been issued to employees, directors or consultants under this plan.

NOTE 13 - DEFINTIVE AGREEMENT AND PLAN OF MERGER

On June 14, 2005 Stock Market Solutions, Inc. (OTCBB: SMKT) (the "Company"), and its wholly owned subsidiary entered into a definitive Agreement and Plan of Merger with TXP, Inc. ("TXP").

Pending stockholder and shareholder approval, SMS will issue 94.7% of its issued and outstanding shares of common stock for all outstanding shares of TXP in a stock for stock transaction. As a result of the Merger Agreement, the transaction will be treated for accounting purposes as a reverse merger by the accounting acquirer (TXP). The existing security holders of SMS will hold the remaining 5.3% of SMS's shares of common stock at closing.

Following the closing of the Merger Agreement, SMS will merge with TXP and change its name to TXP Corporation and reincorporate in Delaware.

TXP's Chief Executive Officer, Michael C. Shores, will assume leadership of TXP Corporation. TXP Corporation will trade on the Over the Counter Bulletin Board (OTCBB) under a new ticker symbol to be determined. The Merger Agreement also contemplates that, concurrent with the closing of the transaction, the Board of Directors of SMS shall resign and the vacancies created thereby shall be filled with the appointees of the current TXP shareholders and/or officers who shall fill such posts until the next annual election of directors and all current officers of SMS shall resign from their positions with TXP Corporation, with new officers to be appointed by the new Board members.

      STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY) AND TEXAS
                                PROTOTYPES, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Texas Prototypes, Inc (TXP) by way of the merger of Stock Market Solutions, Inc. (SMS) with TXP. This transaction is accounted for as a recapitalization of TXP. Accordingly, for accounting purposes, SMS is treated as the acquired company and TXP is treated as the acquiring company. Under recapitalization accounting, TXP effectively issues its stock in exchange for the net monetary liabilities of SMS and no goodwill or other intangibles will be recorded. The pro forma condensed combined balance sheet combines the September 30, 2005 balance sheets of SMS and TXP. The pro forma condensed combined statement of operations for the nine-months ended September 30, 2005 and for the year ended December 31, 2004 reflects the historical results of TXP for the nine-months ended September 30, 2005 and the year ended December 31, 2004 and eliminates substantially all of the historical results of operations of SMS for each period.

The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. You should read the accompanying unaudited pro forma condensed combined financial data and related notes in conjunction with the unaudited financial statements and notes thereto included in SMS's Form 10-QSB for the quarter ended September 30, 2005 and the audited financial statements and notes thereto included in SMS's Form 10-KSB for the year ended December 31, 2004 and 2003, copies of which accompany this proxy statement, and the financial statements of TXP elsewhere in this proxy filing.


The pro forma condensed consolidated financial statements included in this proxy statement have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information not misleading.

            STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY)
                           AND TEXAS PROTOTYPES, INC.
                        PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 2005
                                   (UNAUDITED)

                     ASSETS                                   SMS                TXP            Adjustments          Pro Forma
                                                           -----------       -----------       --------------       -----------
Current Assets                                                                                 (1)    (85,000)
Cash                                                       $    15,000       $    98,000       (2)     70,000       $    98,000
Accounts receivable, net of allowance of $7,400                     --         2,532,000                   --         2,532,000
Inventory                                                           --            51,000                   --            51,000
Other current assets                                                --            26,000                   --            26,000
                                                           -----------       -----------       --------------       -----------
     Total current assets                                       15,000         2,707,000              (15,000)        2,707,000

Property and equipment, net                                      4,000           962,000                   --           966,000
Deferred offering costs                                         90,000           554,000       (14)   (90,000)          554,000
Other assets                                                        --            25,000                   --            25,000
                                                           -----------       -----------       --------------       -----------
     TOTAL ASSETS                                          $   109,000       $ 4,248,000       $    (105,000)       $ 4,252,000
                                                           ===========       ===========       ==============       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accrued compensation                                           226,000                         (1)     76,000           150,000
Current maturities of notes payable and capital lease                            425,000                                425,000
obligation
Line of credit                                                      --           250,000                                250,000
Accounts payable                                                 4,000           929,000       (1)      4,000           929,000
Accrued expenses                                                15,000           168,000       (1)      5,000           178,000

                                                           -----------       -----------       --------------       -----------

    Total current liabilities                                  245,000         1,772,000               85,000         1,932,000

Notes payable and capital lease obligation,                         --           125,000                   --           125,000
net of current liabilities

Convertible debentures, net                                    106,000         2,164,000   (5)&(6)  1,661,000           609,000
Derivative Financial Instrument                                245,000                --   (5)&(6) (1,661,000)        1,906,000

Deferred tax liability                                              --            48,000                   --            48,000
                                                           -----------       -----------       --------------       -----------

    TOTAL LIABILITIES                                      $   596,000       $ 4,109,000       $       85,000       $ 4,620,000
                                                           -----------       -----------       --------------       -----------

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock                                                    50,000           221,000       (4)    132,000            94,000
                                                                                               (3)     45,000
Additional paid in capital                                     712,000         (115,000)       (2)    (70,000)         (405,000)
                                                                                               (3)    (45,000)
                                                                                               (4)   (132,000)
                                                                                               (4)  1,249,000
Retained earnings (deficit)                                 (1,249,000)           26,000       (4) (1,249,000)          (64,000)
                                                                                               (14)    90,000
Accumulated other comprehensive income                              --             7,000                   --             7,000
                                                           -----------       -----------       --------------       -----------
  Total Stockholders' Equity (Deficit)                        (487,000)          139,000               20,000         (368,000)
                                                           -----------       -----------       --------------       -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $   109,000       $ 4,248,000       $      105,000       $ 4,252,000
                                                           ===========       ===========       ==============       ===========

The accompanying notes are an integral part of the unaudited combined pro forma financial statements.

           STOCK MARKET SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
                           AND TEXAS PROTOTYPES, INC.
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2004
                                   (UNAUDITED)



                                                  SMS                TXP            Adjustments         Pro Forma
                                              ------------       ------------       ------------       ------------
Revenues                                      $         --       $  3,381,000       $         --       $  3,381,000

Cost of sales                                           --          1,974,000                 --          1,974,000
                                              ------------       ------------       ------------       ------------

Gross profit                                            --          1,407,000                 --          1,407,000
                                              ------------       ------------       ------------       ------------

Costs and expenses
Selling, general & administrative                  455,000          1,499,000      (12)(455,000)          1,549,000
                                                                                   (13)  50,000
Depreciation                                         1,000             31,000                 --             32,000
                                              ------------       ------------       ------------       ------------
Total costs and expenses                           456,000          1,530,000           (405,000)         1,581,000
                                              ------------       ------------       ------------       ------------

Operating income                                  (456,000)          (123,000)          (405,000)          (174,000)

Interest expense, net                              (45,000)           (69,000)      (7)  166,000           (280,000)
                                              ------------       ------------       ------------       ------------

Income (loss) before income taxes                 (501,000)          (192,000)          (239,000)          (454,000)

Deferred tax expense                                    --            (15,000)                --            (15,000)
                                              ------------       ------------       ------------       ------------

Net income (loss)                                 (501,000)          (207,000)          (239,000)          (469,000)
                                              ============       ============       ============       ============

Foreign currency translation adjustment                 --              5,000                 --              5,000

Comprehensive income (loss)                   $   (501,000)      $   (202,000)      $   (239,000)      $   (464,000)
                                              ============       ============       ============       ============

Net income (loss) per share (10)                      (.02)                --                                    --
                                              ============       ============                          ============

Weighted average shares outstanding: (11)
Basic and diluted                               24,228,678         56,466,358                            94,295,715
                                              ============       ============                          ============

The accompanying notes are an integral part of the unaudited combined pro forma financial statements.

            STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY)
                           AND TEXAS PROTOTYPES, INC.
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  For the nine months ended September 30, 2005
                                   (UNAUDITED)

                                                   SMS                 TXP             Adjustments          Pro Forma
                                              -------------       -------------       -------------       -------------
Revenues                                      $          --       $   8,575,000       $          --       $   8,575,000

Cost of sales                                            --           6,341,000                  --           6,341,000
                                              -------------       -------------       -------------       -------------

Gross profit                                             --           2,234,000                  --           2,234,000
                                              -------------       -------------       -------------       -------------

Costs and expenses
Selling, general & administrative                   460,000           1,810,000      (12)  (460,000)          1,860,000
                                                                                     (13)    50,000
Depreciation                                          1,000              41,000                  --              42,000
                                              -------------       -------------       -------------       -------------
Total costs and expenses                            461,000           1,851,000            (410,000)          1,902,000
                                              -------------       -------------       -------------       -------------

Operating income                                   (461,000)            383,000            (410,000)            332,000

Interest expense, net                               (74,000)           (354,000)  (8)&(9)   516,000            (944,000)
Changes in fair value of financial derivative
  instrument                                        (10,000)                 --                 --              (10,000)
                                              -------------       -------------       -------------       -------------

Income (loss) before income taxes                  (545,000)             29,000             106,000            (622,000)

Deferred tax expense                                     --                  --                  --                  --
                                              -------------       -------------       -------------       -------------

Net income (loss)                                  (545,000)             29,000             106,000           (622,000)
                                              =============       =============       =============       =============

Foreign currency translation adjustment                  --               1,000                  --               1,000

Comprehensive income (loss)                   $    (545,000)      $      30,000      $      106,000      $    (621,000)
                                              =============       =============       =============       =============

Net income (loss) per share (10)                       (.01)                 --                                      --
                                              =============       =============                           =============

Weighted average shares outstanding: (11)
Basic and diluted                                41,187,185         139,532,750                              94,295,715
                                              =============       =============                           =============

The accompanying notes are an integral part of the unaudited combined pro forma financial statements.

            STOCK MARKET SOLUTIONS, INC (A DEVELOPMENT STAGE COMPANY)
                           AND TEXAS PROTOTYPES, INC.
                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

Basis of Presentation


The unaudited pro forma condensed combined financial statements give effect to the acquisition of Texas Prototypes, Inc ("TXP") by way of the merger of Stock Market Solutions, Inc. (SMS) with TXP. This transaction is accounted for as a recapitalization of TXP. Accordingly, for accounting purposes, SMS is treated as the acquired company and TXP is treated as the acquiring company. Under recapitalization accounting, TXP effectively issues its stock in exchange for the net monetary liabilities of SMS and no goodwill or other intangibles will be recorded. The pro forma condensed combined balance sheet combines the September 30, 2005 balance sheets of SMS and TXP. The pro forma condensed combined statement of operations for the nine-months ended September 30, 2005 and for the year ended December 31, 2004 reflects the historical results of TXP for the nine-months ended September 30, 2005 and the year ended December 31, 2004 and eliminates substantially all of the historical results of operations of SMS for each period


Note 2- Pro Forma Adjustments


1. Prior to the consummation of the merger, SMS has agreed that it will not have more than $10,000 in liabilities except for $150,000 in obligations to Richard Smitten, Chief Executive Officer of SMS and $240,000 in convertible debt, net of amortization.

2. Reflects proceeds from capital contribution to increase cash to sufficient amount to adjust outstanding liabilities pursuant to the merger agreement and discussed in Note 1.


3. Pro forma effect of SMS 1 for 10 reverse stock split.

4. All outstanding shares of TXP's common stock will be converted into approximately 89,298,000 shares of SMS's common stock or 94.7% of the entities combined common stock. SMS's accumulated deficit has been eliminated since the transaction will be accounted for as a recapitalization of TXP, the accounting acquirer. Since SMS is a development stage company and TXP, a private company, stockholders' will own a majority of the outstanding shares of the combined company upon the completion of the combination, it will be accounted for as recapitalization of TXP. Accordingly, for accounting purposes, SMS is treated as the acquired company and TXP is treated as the acquiring company. Under recapitalization accounting, TXP effectively issues its stock in exchange for the net monetary liabilities of SMS and no goodwill or other intangibles will be recorded.


Additional information for notes 5,6,7,8 and 9: Birfurcate and account for embedded conversion option within TXP's two convertible debentures issued to Cornell capital in accordance with SFAS 133. Bifurcation of the embedded derivative instruments requires allocation of the proceeds first to the fair value of the embedded derivative instrument with the residual allocated to the debt instrument. The embedded derivative instruments are initially recorded at fair value and subsequently adjusted to fair value at the close of each reporting period. Subsequent to the initial recording of the embedded financial instrument, no changes in fair value of the embedded financial instruments were assumed in the statement of operations presented within the pro-forma. Fair value for option-based derivative financial instruments is determined using the Black-Scholes Valuation Model. The resulting discount to the face value of debt instrument is amortized through periodic charges to interest expense using the effective interest method. The first convertible debenture was issued to Cornell Capital in August of 2004 for $1,400,000 and the second convertible debenture was issued Cornell Capital in June of 2005 for $550,000. The following entries apply:

5. Record fair value of embedded derivative instrument related to the conversion option on the $1,400,000 convertible debenture. Record fair value of $1,192,000 with offset to debt discount.

6. Record fair value of embedded derivative instrument related to the conversion option on the $550,000 convertible debenture. Record fair value of $469,000 with offset to debt discount.

7. Record amortization of the debt discount resulting from bifurcation and fair value recording of the embedded derivative related to the embedded conversion option on the $1,400,000 convertible debt. Record charge to interest expense of $166,000 with offset to debt discount.

8. Record amortization of the debt discount resulting from bifurcation and fair value recording of the embedded derivative related to the embedded conversion option on the $1,400,000 convertible debt.. Record charge to interest expense of $464,000 with offset to debt discount.

9. Record amortization of the debt discount resulting from bifurcation of the embedded derivative related to the embedded conversion option on the $550,000 convertible debt.. Record charge to interest expense of $52,000 with offset to debt discount.

10. Basic and diluted net loss per share is calculated by dividing pro forma net loss by the pro forma outstanding common shares.

11. Weighted average number of shares outstanding as of December 31, 2004 and September 30, 2005 were calculated as if the acquisition and reverse stock split had occurred on December 31, 2004.

12. To eliminate all Selling, General and Administrative expenses of SMS.

13. Estimated transaction costs related to acquisition of SMS.

14. Eliminate SMS deferred offering costs.